  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1996

                                                 REGISTRATION NO. 333-1433

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                               ----------------

                         HOSPITALITY PROPERTIES TRUST
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               ----------------

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                                (617) 964-8389
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                JOHN G. MURRAY
                         HOSPITALITY PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                                (617) 964-8389
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

  ALEXANDER A. NOTOPOULOS, JR., ESQ.        WINTHROP B. CONRAD, JR., ESQ.
       SULLIVAN & WORCESTER LLP                 DAVIS POLK & WARDWELL
        ONE POST OFFICE SQUARE                  450 LEXINGTON AVENUE
      BOSTON, MASSACHUSETTS 02109             NEW YORK, NEW YORK 10017
            (617) 338-2800                         (212) 450-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] .

                               ----------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] .

                               ----------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                             CROSS REFERENCE SHEET

         ITEM NUMBER AND CAPTION             LOCATION OR HEADING IN PROSPECTUS
 1. Forepart of Registration Statement and
    Outside Front Cover Page of
    Prospectus............................  Outside Front Cover Page.
 2. Inside Front and Outside Back Cover
    Pages of Prospectus...................  Inside Front Cover Page; Outside
                                            Back Cover Page; "Additional
                                            Information."

 3. Summary Information, Risk Factors and
    Ratio of Earnings to Fixed Charges....  Outside Front Cover Page;
                                            "Prospectus Summary;" "Risk
                                            Factors."

 4. Determination of Offering Price.......  Outside Front Cover Page.

 5. Dilution..............................  Not applicable.

 6. Selling Security Holders..............  Not applicable.

 7. Plan of Distribution..................  Outside Front Cover Page;
                                            "Underwriting."

 8. Use of Proceeds.......................  "Prospectus Summary;" "Use of
                                            Proceeds."

 9. Selected Financial Data...............  "Selected and Pro Forma Financial
                                            and Operating Data."
10. Management's Discussion and Analysis
    of Financial Condition and Results of
    Operations............................  "Management's Discussion and
                                            Analysis of Financial Condition and
                                            Results of Operations."

11. General Information as to Registrant..  "Prospectus Summary;" "The Company;"
                                            "Business;" "Management;" "Policies
                                            with Respect to Certain Activities;"
                                            "Summary of the Declaration of
                                            Trust;" "Additional Information."
12. Policy with Respect to Certain
    Activities............................  "Prospectus Summary;" "The Company;"
                                            "Business;" "Policies with Respect
                                            to Certain Activities."


13. Investment Policies of Registrant.....  "Prospectus Summary;" "The Company;"
                                            "Business;" "Policies with Respect
                                            to Certain Activities;" "Summary of
                                            the Declaration of Trust."

14. Description of Real Estate............  "Prospectus Summary;" "The Company;"
                                            "Business."

15. Operating Data........................  "Prospectus Summary;" "Selected and
                                            Pro Forma Financial and Operating
                                            Data;" "Business."

16. Tax Treatment of Registrant and its
    Security Holders......................  "Prospectus Summary;" "Federal
                                            Income Tax Considerations;" "Certain
                                            United States Tax Considerations for
                                            Non-U.S. Holders of Shares;" "ERISA
                                            Plans, KEOGH Plans and Individual
                                            Retirement Accounts."

       ITEM NUMBER AND CAPTION             LOCATION OR HEADING IN PROSPECTUS
17. Market Price of and Dividends on
    the Registrant's Common Equity and
    Related Stockholder Matters.......   Outside Front Cover Page; "Prospectus
                                         Summary;" "Risk Factors;" "Distribution
                                         Policy;" "Price Range of Shares;"
                                         "Business;" "Principal Shareholders;"
                                         "Shares Eligible for Future Sale."

18. Description of Registrant's
    Securities........................   "Distribution Policy;" "Description of
                                         the Shares;" "Summary of the
                                         Declaration of Trust;" "Federal Income
                                         Tax Considerations."

19. Legal Proceedings.................   "Business."

20. Security Ownership of Certain
    Beneficial Owners and Management..   "Principal Shareholders."

21. Directors and Executive Officers..   "Management."

22. Executive Compensation............   "Management."

23. Certain Relationships and Related
    Transactions......................   Outside Front Cover Page; "Prospectus
                                         Summary;" "Risk Factors;" "Management;"
                                         "Policies with Respect to Certain
                                         Activities."

24. Selection, Management and Custody
    of Registrant's Investments.......   Outside Front Cover Page; "Prospectus
                                         Summary;" "The Company;" "Business;"
                                         "Management;" "Policies with Respect to
                                         Certain Activities."

25. Policies with Respect to Certain
    Transactions......................   "Policies with Respect to Certain
                                         Activities."

26. Limitations of Liability..........   "Management;" "Summary of the
                                         Declaration of Trust."

27. Financial Statements and
    Information.......................  "Prospectus Summary;" "Selected and Pro
                                        Forma Financial and Operating Data;"
                                        "Index to Financial Statements."
28. Interests of Named Experts and
    Counsel...........................   "Experts;" "Legal Matters."

29. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities...................   "Summary of the Declaration of Trust."


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 13, 1996

PROSPECTUS
      , 1996
                               12,000,000 SHARES

                          HOSPITALITY PROPERTIES TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST

  Hospitality Properties Trust ("HPT" or the "Company") is a real estate investment trust (a "REIT") which owns hotels and leases them to independent hotel operating companies. Upon completion of pending acquisitions, HPT will own 82 Hotels with 11,703 rooms or suites located in 26 states. On March 12, 1996, the last reported sale price for the Company's Common Shares of Beneficial Interest (the "Shares") on the New York Stock Exchange ("NYSE") was $27 1/4.

  All of the Shares offered hereby (this "Offering") are being offered by the Company. Upon completion of this Offering, Health and Retirement Properties Trust ("HRP"), a NYSE listed REIT, will own approximately 16%, HRPT Advisors, Inc. ("Advisors"), the investment advisor to both HPT and HRP, will own approximately 1% and public Shareholders will own approximately 83% of the outstanding Shares.

  An investment in the Shares offered hereby is not an investment in HRP, Advisors or in any tenant or manager of the Company's Hotels or their affiliates, including Wyndham Hotel Corporation, Host Marriott Corporation or Marriott International, Inc.

  SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

--------------------------------------------------------------------------------

                                              PRICE   UNDERWRITING    PROCEEDS
                                              TO THE  DISCOUNTS AND    TO THE
                                              PUBLIC COMMISSIONS (1) COMPANY (2)
--------------------------------------------------------------------------------
Per Share....................................   $          $             $
Total (3)....................................  $          $             $
--------------------------------------------------------------------------------

(1) See "Underwriting" for indemnification arrangements with the Underwriters.
(2) Before deducting expenses estimated at $    , which will be paid by the
    Company.
(3) The Company has granted to the Underwriters a 30-day option to purchase up to an aggregate of 1,800,000 additional Shares at the Price to the Public less Underwriting Discounts and Commissions, solely to cover overallotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to
    the Company will be $    , $     and $     respectively. See
    "Underwriting."

  The Shares are being offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that delivery of the share certificates will be made in
New York, New York on or about       , 1996.

DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION

      DEAN WITTER REYNOLDS INC.
             A.G. EDWARDS & SONS, INC.

                   PRUDENTIAL SECURITIES INCORPORATED
                          SMITH BARNEY INC.
                                 LEGG MASON WOOD WALKER
                                        INCORPORATED

                                               MCDONALD & COMPANY
                                                   SECURITIES, INC.

           H O S P I T A L I T Y    P R O P E R T I E S    T R U S T

    [THE PROSPECTUS CONTAINS PHOTOGRAPHS OF THE FOLLOWING COMPANY HOTELS:]


       [PHOTO OF WYNDHAM GARDEN(R)--BLOOMINGTON, MINNESOTA APPEARS HERE]

[PHOTO OF RESIDENCE INN BY MARRIOTT(R)--WESTBOROUGH, MASSACHUSETTS APPEARS HERE]


    [PHOTO OF COURTYARD BY MARRIOTT(R)--BELLEVUE, WASHINGTON APPEARS HERE]

                                --------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             TABLE OF CONTENTS

                                                                            PAGE
PROSPECTUS SUMMARY.........................................................   1
  The Company..............................................................   1
  The Offering.............................................................   3
  Risk Factors.............................................................   4
  Summary Selected and Pro Forma Financial and Operating Data..............   5
RISK FACTORS...............................................................   7
THE COMPANY................................................................  12
DISTRIBUTION POLICY........................................................  13
PRICE RANGE OF SHARES......................................................  15
USE OF PROCEEDS............................................................  15
CAPITALIZATION.............................................................  16
SELECTED AND PRO FORMA FINANCIAL AND OPERATING DATA........................  17
  Hospitality Properties Trust.............................................  17
  Wyndham I................................................................  19
  Host I...................................................................  20
  Host II..................................................................  21
  Rent Coverage Analysis...................................................  22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS.....................................................  23
  Overview.................................................................  23
  The Company: Historical and Pro Forma Results of Operations..............  23
  The Hotels...............................................................  24
  Liquidity and Capital Resources..........................................  25
  Seasonality..............................................................  27
  Inflation................................................................  27
BUSINESS...................................................................  28
  The Hotels...............................................................  29
  Lessees, Managers, Leases and Management Agreements......................  41
  Purchase Agreements......................................................  45
  Competition..............................................................  46
  Environmental Matters....................................................  46
  Regulatory Matters.......................................................  47
  Ground Leases............................................................  48
  Mortgages................................................................  48
  Damage, Destruction or Condemnation......................................  48
  Legal Proceedings........................................................  49
MANAGEMENT.................................................................  50
  Trustees and Executive Officers..........................................  50
  Committees of the Board of Trustees......................................  51
  Compensation of Trustees and Officers....................................  51
  Employees................................................................  51
  Incentive Share Award Plan...............................................  51
  Trustees' and Officers' Indemnification..................................  52
  Advisors and the Advisory Agreement......................................  52
  Certain Transactions.....................................................  54
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................  55
  Investment Policies......................................................  55
  Disposition Policies.....................................................  56
  Financing Policies.......................................................  56

                                      (ii)

                                                                            PAGE
  Conflict of Interest Policies............................................  57
  Policies with Respect to Other Activities................................  57
DESCRIPTION OF THE SHARES..................................................  57
  General..................................................................  57
  Common Shares............................................................  58
  Preferred Shares.........................................................  58
  Transfer Agent...........................................................  58
SUMMARY OF THE DECLARATION OF TRUST........................................  58
  Trustees.................................................................  58
  Liability of Trustees....................................................  59
  Limitation of Liability; Shareholder Liability...........................  59
  Duration and Termination.................................................  60
  Prohibited Investments and Activities....................................  60
  Transactions with Affiliates, Trustees, Employees, Officers or Agents....  60
  Restrictions on Transfer.................................................  60
  Shareholder Proposals....................................................  62
  Business Combinations....................................................  62
  Control Share Acquisitions...............................................  62
  Amendment; Meetings......................................................  62
  Antitakeover Provisions..................................................  63
PRINCIPAL SHAREHOLDERS.....................................................  64
SHARES ELIGIBLE FOR FUTURE SALE............................................  65
FEDERAL INCOME TAX CONSIDERATIONS..........................................  65
  Taxation of the Company..................................................  66
  Taxation of Shareholders.................................................  72
  Other Tax Considerations.................................................  73
CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF SHARES....  74
  Federal Estate Tax.......................................................  75
  Backup Withholding and Information Reporting Requirements................  75
  Other Tax Consequences...................................................  76
ERISA PLANS, KEOGH PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS................  76
  General Fiduciary Obligations............................................  76
  Prohibited Transactions..................................................  76
  Special Fiduciary and Prohibited Transactions Considerations.............  77
UNDERWRITING...............................................................  79
EXPERTS....................................................................  80
LEGAL MATTERS..............................................................  80
ADDITIONAL INFORMATION.....................................................  80
GLOSSARY...................................................................  82
INDEX TO FINANCIAL STATEMENTS.............................................. F-1

                                     (iii)

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus. In this Prospectus, the 37 hotels currently owned by the Company are referred to as the "Initial Hotels," the 45 hotels to be acquired by the Company are referred to as the "Additional Hotels," and the Initial Hotels and the Additional Hotels are collectively referred to as the "Hotels." References in this Prospectus to the "Company" includes consolidated subsidiaries. Other capitalized terms used in this Prospectus without definition have the meanings specified in the Glossary. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the Underwriters' overallotment option is not exercised and (ii) all the Additional Hotels have been acquired and the new and amended Leases and Management Agreements for the Hotels have become effective. An investment in the Shares offered hereby is not an investment in (i) Wyndham Hotel Company, Ltd., its proposed successor-in-interest, Wyndham Hotel Corporation (together, "Wyndham"), Host Marriott Corporation ("Host"), Marriott International, Inc. ("Marriott") or any of their affiliates acting as Lessees or Managers of Hotels owned by the Company or (ii) Health and Retirement Properties Trust ("HRP") or HRPT Advisors, Inc. ("Advisors").

                                  THE COMPANY

  The Company is a REIT formed to acquire, own and lease hotels to unaffiliated tenants. The Company currently owns 37 Courtyard by Marriott(R) Hotels. Upon completion of pending acquisitions of 45 Hotels, the Company will own 82 Hotels with 11,703 rooms or suites located in 26 states, purchased for approximately $813 million. The pending acquisitions enhance the diversity of the Company's portfolio in terms of geography, brand and type of hotel. Following the completion of the pending acquisitions and the consummation of this Offering, the Company's pro forma Cash Available for Distribution will increase from $2.45 per Share to $2.71 per Share.


[The Prospectus contains a pie chart with the three captions shown below each indicating the pie wedge with percentages as follows: 11 Wyndham Garden(R) Hotels--16.6%; 18 Residence Inn by Marriott(R) Hotels--21.2%; and 53 Courtyard by Marriott(R) Hotels--62.2%.]

                          11 Wyndham Garden(R) Hotels
                          Full Service
                          $135.3 million/1,940 rooms

18 Residence Inn by Marriott(R) Hotels       53 Courtyard by Marriott(R) Hotels
Extended Stay                                Limited Service
$172.2 million/2,178 suites                  $505.4 million/7,585 rooms




DISTRIBUTIONS

  Since its initial public offering in August 1995, the Company has paid regular quarterly dividends at the rate of $0.55 per Share per quarter, or $2.20 per Share per year. On March 9, 1996, the Company's regular quarterly dividend was increased to $0.58 per Share per quarter, or $2.32 per Share per year. The next quarterly dividend of $0.58 per Share for the calendar quarter ending March 31, 1996, will be paid on or about May 21, 1996 to Shareholders of record on April 19, 1996. Purchasers of Shares in this Offering who continue to hold their Shares on April 19, 1996 will receive this next quarterly dividend.



                [The Prospectus contains a horizontal bar chart
                      showing the following information;
           the bottom of the chart will have a scale from $0 to $3]

Dividend rate per Share per year        [$2.32]

Pro forma Cash Available for            [$2.45]            94.7%
Distribution per Share per year                            payout

Pro forma Cash Available for            [$2.71]            85.6%
Distribution per Share per                                 payout
year, as adjusted for pending
acquisitions and this Offering

GROWTH STRATEGY

  The Company's principal growth strategy is to expand its investments in hotels and to set minimum rents which produce income in excess of the Company's cost of raising capital. Most other public hotel REITs seek to control the operations of hotels in which they invest by leasing their properties to affiliated tenants. The Company seeks to provide capital to unaffiliated hotel operators who wish to divest their properties while remaining in the hotel business as tenants. The Company believes that this difference in operating philosophy affords it a competitive advantage over other hotel REITs in finding high quality hotel investment opportunities on attractive terms. In addition, the Company's internal growth strategy is to participate through percentage rents in increases in Total Hotel Sales (including gross revenues from room rentals, food and beverage sales and other services) at the Company's Hotels.

LEASES

  As a REIT, the Company may not operate or manage its Hotels. All 82 Hotels owned by the Company will be leased to hotel operating companies and managed by hotel management companies. The Company believes that the Leases which it has negotiated provide strong rent coverages and credit characteristics and that the FF&E Reserves, which exceed industry averages, will be adequate to maintain the competitive appearances of its Hotels. The 11 Wyndham Garden(R) Hotels will be leased to a special purpose entity ("Wyndham I") and managed by Wyndham or a Wyndham subsidiary ("Wyndham II"). The 18 Residence Inn by Marriott(R) Hotels will be leased to a special purpose subsidiary of Host ("Host I") and managed by a subsidiary of Marriott ("Marriott I"). The 53 Courtyard by Marriott(R) Hotels will be leased to another special purpose subsidiary of Host ("Host II") and managed by another subsidiary of Marriott ("Marriott II"). The following table summarizes certain important features of the Company's Leases.

                             11 WYNDHAM    18 RESIDENCE INN BY      53 COURTYARD
                          GARDEN(R) HOTELS MARRIOTT(R) HOTELS  BY MARRIOTT(R) HOTELS       ALL 82 HOTELS
                          ---------------- ------------------- ----------------------     ---------------
Tenant..................  Wyndham I         Host I                Host II                 3 tenants
Minimum annual rents....  $13.6 million     $17.2 million         $50.5 million           $81.4 million
Percentage rents........  8.0% of amounts   7.5% of amounts       5.0% of amounts in      --
                          in excess of      in excess of          excess of 1994 Total
                          1996 Total        1996 Total            Hotel Sales (37 Hotels)
                          Hotel Sales       Hotel Sales           and 1995 Total
                                                                  Hotel Sales (16 Hotels)
Initial Lease term
 expirations............  2012              2010                  2012                    --
Renewal options.........  All or none       All or none           All or none             --
                          4 for 12 years    1 for 10 years;       3 for 12 years
                                            2 for 15 years
Security Deposits.......  $13.6 million     $17.2 million         $50.5 million           $81.4 million
Cross defaults..........  Yes               Yes                   Yes                     --
Management fees.........  Subordinated      Subordinated          Subordinated            --
Estimated renovation and
 refurbishment escrow
 ("FF&E Reserve") based
 upon 5% of 1995 Total                                                                    $1,293/room or
 Hotel Sales............  $1,460/room       $1,422/suite          $1,213/room             suite
Pro forma rent coverage
 (1995 Hotel operating
 results after FF&E
 Reserves and before
 subordinated management
 fees and charges)......  1.32 x            1.39 x                1.34 x                  1.35 x

THE HOTELS

  The average age of the Company's 82 Hotels is under six years. The Company believes that the locations, appearances, designs and operating systems of the Hotels have contributed to operating performance in recent years in excess of United States hotel industry averages. Revenue per available room ("REVPAR") at the Company's 82 Hotels increased by 8.2% and 8.7% in 1994 and 1995, respectively, exceeding REVPAR growth in the United States hotel industry of 7.3% and 6.2% in comparable periods. The following tables set forth the Total Hotel Sales, occupancies and REVPAR of the Hotels as compared with all United States hotels as reported by Smith Travel Research in Lodging Outlook.

                                                    TOTAL HOTEL SALES
                                            -----------------------------------
                                               1993        1994        1995
                                                      (IN THOUSANDS)
11 Wyndham Garden(R)....................... $    45,191 $    50,726 $    56,642
18 Residence Inn by Marriott(R)............      53,582      57,357      61,934
53 Courtyard by Marriott(R)................     164,612     173,811     183,964
82 HPT Hotels..............................     263,385     281,894     302,540
All U.S. hotels(1).........................  45,500,000  48,800,000  52,700,000
                                                        OCCUPANCIES
                                            -----------------------------------
                                               1993        1994        1995
11 Wyndham Garden(R).......................    73.0%       75.1%       77.5%
18 Residence Inn by Marriott(R)............    84.5        85.6        86.6
53 Courtyard by Marriott(R)................    79.7        80.3        80.3
82 HPT Hotels..............................    79.5        80.4        81.0
All U.S. hotels............................    63.1        64.7        65.5
                                                          REVPAR
                                            -----------------------------------
                                               1993        1994        1995
11 Wyndham Garden(R).......................   $46.76      $52.34      $59.77
18 Residence Inn by Marriott(R)............    63.18       68.12       73.69
53 Courtyard by Marriott(R)................    50.49       54.23       58.32
82 HPT Hotels..............................    52.23       56.50       61.41
All U.S. hotels............................    38.71       41.55       44.14

--------------------
(1) All U.S. hotel sales represent room sales only, and are affected by increases of hotel room supply of 1.4% and 1.7% in 1994 and 1995, respectively.

                               THE OFFERING

 Shares to be offered............... 12,000,000 Shares
 Shares to be outstanding after this
  Offering.......................... 24,600,900 Shares
 Use of proceeds.................... To fund a portion of the acquisition cost of the Additional Hotels or to repay
                                     indebtedness incurred to purchase
                                     Additional Hotels. In the event that the
                                     Company is unable to acquire a substantial
                                     number of the Additional Hotels, a portion
                                     of the proceeds may be used to acquire
                                     other hotels. Any proceeds held by the
                                     Company pending such use will be invested
                                     in investment grade short term securities.
 NYSE symbol........................ HPT

                                  RISK FACTORS

  An investment in the Shares involves various risks and investors should consider carefully the matters discussed under "Risk Factors." These risks include, among others:

  . Pending Acquisitions May Not Close. The pending acquisitions of the
    Additional Hotels may not close. If a significant portion of the pending acquisitions do not close, a portion of the proceeds from this Offering will not have any specific designated use, and the Company may be unable to recover some or all of the amounts expended and deposited by it in connection with the pending acquisitions. If any of these events occur, the Company's Cash Available for Distribution and the level of dividends paid to Shareholders may decline.

  . Dependence on Limited Number of Lessees. As owner and lessor, the Company is entitled only to receive base and percentage rents under the leases for the Hotels (the "Leases"). In order to generate cash sufficient to make distributions to Shareholders, the Company will rely on timely receipt of rents from Wyndham I, Host I and Host II (collectively, the "Lessees"). The failure or delay by the Lessees in making rent payments could adversely affect the ability of the Company to make distributions to Shareholders.

  . Dependence on Limited Number of Managers. The Company and the Lessees will rely on Wyndham II, Marriott I and Marriott II (collectively, the "Managers") to manage the Hotels pursuant to management agreements for the Hotels (the "Management Agreements"). The failure of the Managers to manage the Hotels properly could have a material adverse effect on the ability of the Lessees to pay rents to the Company.

  . Substantial Dependence on Brand Names. The Wyndham Garden(R), Residence
    Inn by Marriott(R) and Courtyard by Marriott(R) brand names are not owned by the Company, and any degradation or adverse market developments relating to these brand names could adversely affect the results of operations of the related Hotels and the ability of the applicable Lessee to pay rents.

  . Inability to Operate Hotels. As a REIT, the Company is restricted in its ability to operate hotels. The Company will rely on the Lessees and the Managers and any additional lessees and managers of future hotels to operate its hotels.

  . Limited Operating History. The Company has only a limited operating history and has owned hotels for approximately one year.

  . Dependence on Key Personnel. The Company is an advised REIT and is highly dependent on the efforts of Advisors and the Company's Managing Trustees and officers, all of whom have extensive experience managing a REIT but only limited experience in the hotel industry.

  . Conflicts of Interest. Advisors acts as the financial advisor and provides management services to the Company and HRP and also has other business interests. Advisors is owned by Messrs. Barry M. Portnoy and Gerard M. Martin. Messrs. Portnoy and Martin are each Managing Trustees of the Company, Managing Trustees of HRP and Directors of Advisors. Under the terms of the Advisory Agreement, the fees payable to Advisors will increase as a result of the Company's purchase of the Additional Hotels and future hotels. These relationships present actual or potential conflicts of interest which could result in decisions that do not fully represent the interests of the Company.

  . Risk of Leverage. The organizational documents of the Company do not limit the amount of debt the Company may incur. The Company could become highly leveraged, which could adversely affect the ability of the Company to make distributions to Shareholders.

  . Security Deposits. The Company does not escrow the Security Deposits it retains under the Leases. Accordingly, in the event of Lease defaults, these funds may not be available to make distributions to Shareholders.

          SUMMARY SELECTED AND PRO FORMA FINANCIAL AND OPERATING DATA

  The following table sets forth summary selected financial and operating data on an historical and a pro forma basis for the Company for the year ended December 31, 1995. The pro forma data for the 37 Hotels are unaudited and presented as if the Company's formation transactions, primarily the acquisition and leasing of the Initial Hotels and the Company's initial public offering of Shares, and certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated for the period presented. The pro forma data for the 82 Hotels are unaudited and are presented as if: (i) the Company's formation transactions, primarily the acquisition and leasing of the Initial Hotels and the Company's initial public offering of Shares; (ii) the acquisition and leasing of the Additional Hotels; (iii) this Offering and the application of the proceeds thereof; and (iv) certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of the date or for the period presented. The pro forma data are not necessarily indicative of what the actual financial position or results of operations would have been, nor do they purport to represent the financial position or results of operations for future periods. The following summary selected and pro forma financial and operating data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

                       HOSPITALITY PROPERTIES TRUST

                                         HISTORICAL           PRO FORMA
                                      ---------------- -----------------------
                                      FEBRUARY 7, 1995       YEAR ENDED
                                       (INCEPTION) TO     DECEMBER 31, 1995
                                        DECEMBER 31,   -----------------------
                                          1995(1)      (37 HOTELS) (82 HOTELS)
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
 Revenues:
  Base rent..........................     $ 19,206      $ 32,900    $ 81,360
  Percentage rent(2).................          325           408         408
  FF&E Reserve income................        4,037         6,424      12,295
  Interest income....................           74           144         315
                                          --------      --------    --------
   Total revenues....................       23,642        39,876      94,378
 Expenses:
  Interest expense...................        5,039           --       10,740
  Depreciation and amortization......        5,844         9,229      23,809
  General and administrative.........        1,410         2,616       5,039
                                          --------      --------    --------
   Total expenses....................       12,293        11,845      39,588
                                          --------      --------    --------
 Net income..........................     $ 11,349      $ 28,031    $ 54,790
                                          ========      ========    ========
 Net income per Share................     $   2.51      $   2.22    $   2.23
 Weighted average Shares outstanding.        4,515        12,601      24,601
BALANCE SHEET DATA (AS OF DECEMBER
 31, 1995):
 Real estate properties, net.........     $326,752                  $815,202
 Total assets........................      338,947                   834,315
 Total debt..........................          --                    141,840
 Shareholders' equity................      297,951                   603,019
OTHER DATA:
 Cash Available for Distribution(3)..     $ 13,156      $ 30,836    $ 66,548
 Cash provided by operating
  activities(4)......................       14,140        31,820      67,532
 Cash used in investing
  activities(4)......................      303,652       303,652     749,142
 Cash provided by financing
  activities(4)......................      291,647       268,481     688,989
 Cash Available for Distribution per
  Share..............................     $   2.91      $   2.45    $   2.71

--------------------

(1) From inception on February 7, 1995 until completion of its initial public offering on August 22, 1995, the Company was a 100% owned subsidiary of HRP. It was initially capitalized with $1.0 million of equity and $163.3 million of debt. The debt was provided by HRP at rates which were lower than the market rates which the Company would have paid on a stand alone basis. Accordingly, the Company does not believe that its results of operations while it was a wholly owned subsidiary are comparable to subsequent periods.
(2) Percentage rents for the 11 Wyndham Garden(R) Hotels and the 18 Residence Inn by Marriot(R) Hotels commence in 1997. Percentage rent for the 16 Courtyard by Marriott(R) Hotels included in the Additional Hotels commences in 1996.

(3) Some REITs use funds from operations ("FFO"), representing net income (computed in accordance with GAAP), adjusted for non-recurring items, before real estate depreciation and amortization, as a measure of financial performance. Because of the impact of FF&E Reserves on the Company's calculation of FFO, which results from the fact that the FF&E Reserves from the Residence Inn by Marriott(R) and Courtyard by Marriott(R) Leases are included in FFO (and escrowed by the Company) but the FF&E Reserve from the Wyndham Garden(R) Leases is not included in FFO (since it is escrowed by the Lessee), the Company does not believe FFO represents a meaningful measure of its performance or offers a meaningful basis for comparison of its performance with that of other public hotel REITs. Instead, the Company believes that the best measure of its financial performance is Cash Available for Distribution, which it defines as net income from operations, plus depreciation and amortization and less Company income reserved for renovations and refurbishment (i.e., the FF&E Reserves) and adjusted for non-recurring items, if any. Moreover, the Company believes that Cash Available for Distribution provides a meaningful basis for comparison of the Company's performance with the performance of other public hotel REITs provided that appropriate amounts are reserved for renovations and refurbishment in all cases.

(4) Amounts are computed on a pro forma basis in accordance with GAAP, except that cash provided by operating activities excludes the effect on cash resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities.

                                 RISK FACTORS

  PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SHARES IN THIS OFFERING.

  THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THOSE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES OR ITS OFFICERS WITH RESPECT TO (I) THE DECLARATION OR PAYMENTS OF DIVIDENDS, (II) THE FINALIZATION OF THE TERMS OF, OR THE CONSUMMATION OF, THE ACQUISITIONS DESCRIBED IN THIS PROSPECTUS, (III) THE LEASING, MANAGEMENT OR OPERATION OF HOTELS TO BE ACQUIRED, (IV) THE ADEQUACY OF RESERVES FOR RENOVATION AND REFURBISHMENT, (V) OTHER POTENTIAL ACQUISITIONS BY THE COMPANY, (VI) THE USE OF THE PROCEEDS OF THIS OFFERING, (VII) THE COMPANY'S FINANCING PLANS, (VIII) THE POLICIES OF THE COMPANY REGARDING INVESTMENTS, DISPOSITIONS, FINANCINGS, CONFLICTS OF INTEREST OR OTHER MATTERS,
(IX) THE COMPANY'S QUALIFICATION AND CONTINUED QUALIFICATION AS A REIT OR (X) TRENDS AFFECTING THE COMPANY'S OR ANY HOTEL'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION THE INFORMATION SET FORTH BELOW AND THE INFORMATION UNDER THE HEADINGS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "POLICIES WITH RESPECT TO CERTAIN ACTIVITIES" AND "FEDERAL INCOME TAX CONSIDERATIONS," IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

  Pending Acquisitions May Not Close. The Company has agreements to acquire the Additional Hotels. However, the Company is still finalizing definitive terms of the leases for the 11 Wyndham Garden(R) Hotels, and the purchase of all of the Additional Hotels is subject to the satisfaction of a number of conditions, certain of which unless satisfied could result in one or more of the Additional Hotels not being acquired. If such conditions are not satisfied with respect to a number of the Additional Hotels in a group, the Company may be unable to purchase the remaining Additional Hotels of the same group. The Company also has deposited with the sellers approximately $50 million in connection with the purchase of two groups of the Additional Hotels. If the Company is unable for any reason to complete the purchase of substantially all of the Additional Hotels of these groups, the Company may be unable to recover some or all of the amounts expended or deposited by it. Any inability to complete the purchase of substantially all of the Additional Hotels could have a material adverse effect upon the Company and the Company's Cash Available for Distribution, and could cause the level of dividends paid to Shareholders to decline.

  Dependence on Limited Number of Lessees. In order to generate cash sufficient to make distributions to Shareholders, the Company will rely on timely receipt of rents from the Lessees. The failure or delay by the Lessees in paying rents could adversely affect the ability of the Company to make distributions to Shareholders. In the event of a default under a Lease, the Company may relet or sell the applicable Hotel and seek recovery of damages from the applicable Lessee. Each Lessee, however, is a limited purpose entity formed for the purpose of leasing certain of the Hotels, and there can be no assurance that the Company will be able to recover damages from a Lessee under such circumstances. See "Business--Lessees, Managers, Leases and Management Agreements."

  Dependence on Limited Number of Managers. The Company and the Lessees will rely on the Managers to manage the Hotels properly. The failure by the Managers to manage the Hotels properly could have a material adverse effect on the ability of the Lessees to pay rents. See "Business--Lessees, Managers, Leases and Management Agreements."

  Substantial Dependence on Brand Names. The Wyndham Garden(R), Residence Inn by Marriott(R) and Courtyard by Marriott(R) brand names are not owned by the Company and any degradation or adverse market developments relating to these brand names could adversely affect the results of operations of the related Hotels and the ability of the applicable Lessee to pay rents.

  Inability to Operate Hotels. As a REIT, the Company is restricted in its ability to operate hotels. As a result, the Company will be unable to make and implement strategic business decisions with respect to its Hotels, even if such decisions were in the best interests of the Company. In addition, the Company will be subject to the risk that, upon termination of a Lease, the Lease may not be renewed, the affected Hotel may not be relet or the terms of renewal or reletting may be less favorable than the previous Lease terms. All Leases to a particular Lessee have all or none renewal provisions which may make it more likely that such Leases will be renewed, but if, for any reason, the Leases are not renewed, the adverse consequences to the Company may be more severe as a result of the all or none renewal feature. Although Advisors may be able directly to provide for the operation of hotels for up to two years in certain circumstances, as a result of restrictions imposed on the Company as a REIT, the Company would likely not be able to operate directly any hotel without thereby failing to qualify as a REIT for federal income tax purposes. If the Company were unable promptly to enter into a new lease to replace a terminated Lease or if the rental rates upon a renewal or reletting were significantly lower than expected due to market conditions or other factors, then the Company's ability to make distributions to Shareholders could be adversely affected. See "Federal Income Tax Considerations--Taxation of the Company."

  Limited Operating History. The Company has only a limited operating history and has owned hotels for approximately one year. Accordingly, the Company will be subject to all risks generally associated with a new business.

  Dependence on Key Personnel. The Company is an advised REIT and is highly dependent on the efforts of Advisors and the Company's Managing Trustees and officers, all of whom have extensive experience managing a REIT but only limited experience in the hotel industry. The loss of their services could have a material adverse effect on the Company. See "Management."

  Conflicts of Interest. Advisors acts as the financial advisor and provides management services to the Company and HRP and also has other business interests. Advisors will not be able to devote all of its business time and resources to the Company and conflicts could arise with respect to the allocation of its time and resources. The terms of the Advisory Agreement were not determined by arms' length negotiation. Messrs. Portnoy and Martin are each Managing Trustees of the Company, Managing Trustees of HRP and Directors and 50% shareholders of Advisors. Mr. Portnoy is a partner in the firm of Sullivan & Worcester LLP, which acts as counsel to the Company, HRP, Advisors and affiliates of each of the foregoing. To address the foregoing actual or potential conflicts of interest and competing time demands, the Declaration provides that a majority of the Company's Trustees will be Independent Trustees. Certain officers of Advisors devote substantially all of their business time to the Company. In addition, pursuant to the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as directors or officers of, any other REIT which is principally engaged in the business of ownership of hotels or to make competitive direct investments in hotels without, in each case, the consent of the Independent Trustees. Also, Advisors and Messrs. Portnoy and Martin will be required by applicable law to act in accordance with their fiduciary responsibilities to the Company. Under the terms of the Advisory Agreement, the fees payable to Advisors will increase as a result of the Company's purchase of the Additional Hotels and future hotels. See "Policies with Respect to Certain Activities--Conflict of Interest Policies."

  Risks of Leverage. The organizational documents of the Company do not limit the level of debt the Company may incur. The Company could become highly leveraged, which could adversely affect the ability of the Company to make distributions to Shareholders and increase the risk of default under its indebtedness. After application of the proceeds of the Offering, the Company expects to have outstanding secured indebtedness of approximately $141.8 million under its Line of Credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--The Company" and "Business--Mortgages."

  Security Deposits. The Security Deposits retained by the Company as security for the Lessees' obligations under the Leases, totaling $81.4 million, will not be escrowed. The Security Deposits will be repayable by the Company to the Lessees upon the expiration of the Leases, including renewal terms. The Company will record any reductions to Security Deposits resulting from failure by a Lessee to pay rent as non-cash income to the Company. Accordingly, funds represented by the Security Deposits may not be available to the Company when they are required to be repaid to the Lessees or to satisfy a Lessee's rent obligations in the event of a default.

  Certain Risks of Recent Acquisitions. Although they were determined by arms' length negotiation between the Company and the respective sellers, the purchase prices paid by the Company for the Hotels may not accurately reflect the market value of those assets. The sellers of the Hotels have made certain representations to the Company with respect to the Hotels and have agreed to indemnify the Company against losses resulting from breaches of such representations. However, the purchase agreements do not require the sellers to maintain a minimum level of net worth. As a result, there can be no assurance that the Company would be able to obtain recoveries if an indemnifiable event were to occur. As is customary in comparable real estate transactions, the Company will obtain title insurance against losses from certain defects in title relating to the Hotels. If there were a title defect, however, there could be no assurance that the Company would be able to obtain recoveries under these policies or that any recoveries could be invested to provide comparable levels of return.

  Ground Leases. Rights to use the land underlying 10 Hotels are held by assignments of the leasehold interests under long term ground leases. Under the Leases for these Hotels, the Lessees are required to pay all rents due and comply with all other obligations under the ground leases. The terms of the ground leases, including renewal terms, expire between 2039 and 2077. If a ground lease terminates, the Lease with respect to the applicable Hotel will also terminate. Accordingly, Leases for six Hotels may terminate by reason of termination of a ground lease up to a maximum of nine years prior to the expiration of their final renewal terms if the Company is unable to acquire the underlying property or extend the applicable ground leases. If a Lessee does not perform the obligations under or elects not to renew any ground lease, the Company must perform such obligations or renew such ground lease in order to protect its investment in the affected Hotel. Any pledge of the Company's interests in a ground lease may also require the consent of the applicable ground lessor and its lenders. The ground leases generally require the Company to restore the premises following a casualty or taking and to apply in a specified manner any proceeds received in connection therewith. The Company may have to restore the premises if a material casualty occurs, even if the applicable Lessee has terminated its Lease by reason of such casualty, without regard to the sufficiency of proceeds available to the Company to effect such restoration.

  Tax Risks. The Company operates so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service (the "Service") regarding its status as a REIT. Qualification as a REIT involves the application of technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control (including termination of a Lease) may affect its ability to qualify as a REIT, and maintenance of such qualification imposes certain operating requirements on the Company. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the rules applicable to the Company with respect to its qualification as a REIT or the federal income tax consequences of such qualification. If the Company were to fail to qualify as a REIT in any taxable year, such failure could have a material adverse effect on the Company and its Shareholders. Also, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees, with the consent of two thirds of the Shareholders, to revoke the REIT election. See "Summary of the Declaration of Trust" and "Federal Income Tax Considerations."

  Concentration of Ownership and Ownership Limitation. Upon completion of this Offering, HRP will own approximately 16.3% and Advisors will own approximately 1.0% of the outstanding Shares. Accordingly, HRP alone, and HRP and Advisors collectively, will have significant influence over the Company. Such influence may result in Company decisions which may not fully serve the best interests of all Shareholders. The Declaration prohibits ownership of more than 9.8% of the Shares by any Shareholder or affiliated group of Shareholders, except HRP, Advisors and certain other entities (the "Ownership Limitation"). The Ownership Limitation may (i) have the effect of precluding acquisition of control of the Company by a third party without the consent of the Board of Trustees, even if a change in control were in the interests of Shareholders, and (ii) limit the opportunity for Shareholders to receive a premium for their Shares that might otherwise exist if an investor were attempting to assemble a block of Shares in excess of 9.8% of the outstanding Shares or otherwise to effect a change in control of the Company. A transfer of Shares to a person who, as a result of the transfer, violates the Ownership Limitation may be void under some circumstances. The Company's Declaration and Bylaws each also contain provisions that may make it difficult to acquire control of the Company by means of a tender offer, an open market purchase, a proxy fight or otherwise, if such acquisition is not approved by the Company's Board of Trustees. See "Principal Shareholders" and "Summary of the Declaration of Trust."

  Increases in Interest Rates. The annual yield from distributions by the Company on the Shares likely will influence the market price of the Shares. Accordingly, increases in market interest rates, which may result in higher yields on other financial instruments, could adversely affect the market price of the Shares. In addition, increases in market interest rates could adversely affect the Company's ability to finance additional hotel investments at positive spreads between its cost of funds and rent yields.

  Insurance. Each of the Leases specifies that comprehensive insurance is to be maintained, at the expense of the Lessee (except to the extent maintained by a Manager pursuant to a Management Agreement), including liability and commercial property insurance of the types and amounts customarily obtained by owners of comparable hotel properties. In the event of a substantial insured casualty or loss, the proceeds of insurance maintained by Lessees (or Managers in certain circumstances) may not be sufficient to pay the full current market value or current replacement cost of the insured Hotel. In such event, unless the Lessee elects to fund the amount of the deficiency in order to prevent termination of the applicable Lease, the Company may be required to advance funds to finance the deficiency. Also, there are certain types of losses, such as earthquakes, hurricanes, floods and other acts of God, that may not be insurable or insurable on economically viable terms. See "Business--Damage, Destruction or Condemnation."

  Hotel Operating Risks. The Company's results of operations will be affected by factors such as changes in general economic conditions, the level of demand for guest rooms and related services at the Hotels, cyclical overbuilding in the hotel industry, the ability of the Lessees to maintain and increase gross revenues at the Hotels and other factors relating to the operation of the Hotels. Other operating factors include: (i) the highly competitive nature of the hotel industry; (ii) changes in regional and local population and disposable income composition; (iii) the recurring need for renovations, refurbishment and improvements of the Hotels; (iv) restrictive changes in zoning and similar land use laws, or in health, safety and environmental laws;
(v) changes in the characteristics of the locales in which the Hotels are located by reason of relocation of nearby attractions, academic institutions or businesses; (vi) the cost and availability of property and liability insurance; (vii) seasonality; (viii) changes or cancellations in local tourist, athletic or cultural events; (ix) changes in travel patterns which may be affected by increases in transportation costs or gasoline prices, changes in airline schedules and fares, strikes, weather patterns or relocation or construction of highways; and (x) inflationary pressures which could increase operating expenses of the Hotels above expected levels. Continuing expenditures must be made for modernizing, refurbishing and maintaining the Hotels. If necessary expenditures exceed the amounts available in the applicable FF&E Reserves, the applicable Lessees or Managers fail to otherwise make such expenditures or the Company fails to make such expenditures (with consequential increases in base rent), the value of, and operating revenues from, the applicable Hotels may diminish. In addition, the Hotels compete with existing hotel facilities in their markets as well as future hotels that may be developed in those markets. Subject to certain limitations in the Leases and Management Agreements, the Lessees or the Managers could operate hotels in direct competition with the Company's Hotels. See "Business--Competition."

  Certain Risks of Acquisition Strategy. The Company competes for hotel acquisition and financing opportunities with entities which may have substantially greater financial resources than the Company, including, without limitation, other publicly owned REITs, banks, insurance companies, pension plans and public and private partnerships. These entities may be able to accept more risk than the Company can prudently manage, including risks with respect to the creditworthiness of a hotel operator. Such competition may reduce the number of suitable hotel acquisition or financing opportunities offered to the Company and increase the bargaining power of property owners seeking to sell or finance their properties. See "Business--Competition." In addition, the REIT requirement that the Company distribute 95% of its net taxable income will limit its ability to rely upon rents to finance acquisitions. As a result, if debt or equity financing were not available on acceptable terms, further acquisitions may be curtailed and the Company's ability to increase distributions to Shareholders may be adversely affected. In addition, all future hotel investments entail the general risk that investments may not perform in accordance with expectations.

  Americans with Disabilities Act. The public accommodations provisions of the Americans with Disabilities Act of 1990, as amended ("ADA"), impose obligations on hotel owners to make reasonable accommodations to patrons who have physical, mental or other disabilities, including removal of architectural and communication barriers in many circumstances. The Lessees will generally be obligated to remedy any ADA compliance matters at their respective Hotels, but if they fail to do so, the Company may become obligated to incur material expenses for ADA compliance. See "Business--Regulatory Matters."

  Environmental Matters. Under various environmental laws, the Company, as an owner of hotel property, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, in or emanating from such property or other liabilities arising under environmental laws. Based on Phase I environmental reports (which may not reveal all potential environmental liabilities), the Company is aware of certain environmental issues affecting the Hotels; however, the Company does not believe that these issues will have a material adverse effect on the Company's business or results of operations. In addition, the Company cannot predict whether modifications of existing laws or regulations or the adoption of new laws or regulations or changes in the known conditions of the Hotels may have a material adverse effect on the Company's business or results of operations in the future. See "Business-- Environmental Matters."

  General Real Estate Investment Risks. The Company's investments will be subject to other risks generally incident to the ownership of real property. The Hotels may be adversely affected by various factors, including: adverse changes in national economic conditions, local market conditions, interest rates, real estate tax rates and other operating expenses, zoning and land use laws, other governmental rules and policies, and the availability, cost and terms of borrowings; competition; the ongoing need for capital improvements; civil unrest, acts of war, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses); and other factors which are beyond the control of the Company. See "Business--Damage, Destruction or Condemnation." In addition, real estate investments are relatively illiquid, and the ability of the Company to vary its portfolio in response to changes in economic or other conditions will be limited.

                                  THE COMPANY

  The Company was formed in February 1995 as a subsidiary of HRP, which is in the primary business of owning and leasing retirement living centers and nursing homes. In March 1995, the Company acquired 21 Courtyard by Marriott(R) Hotels for approximately $179.4 million. In August 1995, the Company completed an initial public offering of 8,325,000 Shares at an initial public offering price of $25.00 per Share, raising gross proceeds of $208.1 million which were principally used to repay indebtedness due to HRP and to acquire an additional 16 Courtyard by Marriott(R) Hotels for approximately $149.6 million. In February and March 1996, the Company entered into agreements to acquire 11 Wyndham Garden(R) Hotels for approximately $135.3 million, 18 Residence Inn by Marriott(R) Hotels for approximately $172.2 million and an additional 16 Courtyard by Marriott(R) Hotels for approximately $176.4 million. The Company and HRP are managed by Advisors. In connection with the formation of the Company and its initial public offering, HRP invested $100 million in the Company in exchange for 4,000,000 Shares at a price of $25.00 per Share, and Advisors invested $6.25 million in the Company in exchange for 250,000 Shares at a price of $25.00 per Share.

  The Company's strategy for increasing Cash Available for Distribution per Share is to provide capital to unaffiliated hotel operators who wish to divest their properties while remaining in the hotel business as tenants. Most other public hotel REITs seek to control the operations of hotels in which they invest by leasing those properties to affiliated tenants. The Company believes the Leases which it has negotiated provide strong rent coverages and credit characteristics. To achieve its objectives, the Company seeks to operate as follows: maintain a strong capital base of Shareholders' equity; invest in high quality properties operated by unaffiliated hotel operating companies; use moderate debt leverage to fund additional investments which increase Cash Available for Distribution per Share because of positive spreads between the Company's cost of investment capital and rent yields; design leases which require minimum rents and provide an opportunity to participate in a percentage of increases in gross revenues at the Company's hotels; when market conditions permit, refinance debt with additional equity or long term debt; and pursue diversification so that the Company's Cash Available for Distribution is received from diverse properties and operators.

  As a REIT, the Company may not operate hotels. The Company has entered or will enter into the Leases and the Management Agreements for operation of its Hotels. The Company's Leases require the Lessees to pay all operating expenses, including taxes and insurance and to pay to the Company minimum rents plus percentage rents based upon increases in gross revenues at the Hotels. The base and percentage rent levels vary depending upon market conditions, the quality of the Hotels being leased and the credit quality of the Lessees. The Company's Leases require the Lessees to post Security Deposits in amounts equal to one year of base rent and to set aside 5% of gross sales as a FF&E Reserve to fund renovations and refurbishment of the Hotels. The Company believes that the FF&E Reserves exceed industry averages for similar properties and will be adequate to maintain the competitive appearances of the Hotels. The Company's Leases of multiple Hotels with a single Lessee are also subject to cross-default provisions, and Lease renewals of Hotels leased to a single Lessee are permitted only on an all or none basis.

  The Company is organized as a Maryland real estate investment trust. The Company's principal place of business is 400 Centre Street, Newton, Massachusetts 02158 and its telephone number is (617) 964-8389.

                              DISTRIBUTION POLICY

  Since its initial public offering in August 1995, the Company has paid regular quarterly dividends at the rate of $0.55 per Share per quarter, or $2.20 per Share per year. On March 9, 1996, the Company's regular quarterly dividend was raised to $0.58 per Share per quarter or $2.32 per Share per year. The next quarterly dividend of $0.58 per Share for the calendar quarter ended March 31, 1996, will be paid on or about May 21, 1996 to Shareholders of record on April 19, 1996. Purchasers of Shares in this Offering who continue to hold their Shares on April 19, 1996 will receive this next quarterly dividend.

  The Company established its current dividend rate based upon its pro forma estimate of Cash Available for Distribution per Share for the year ended December 31, 1995, assuming that the Company's initial public offering, this Offering and the acquisition and leasing of the Initial Hotels and the Additional Hotels had all occurred on January 1, 1995, as set forth in the following table:

                                                          DOLLARS IN THOUSANDS,
                                                          EXCEPT PER SHARE DATA
Base rent--Initial Hotels................................        $32,900
Base rent--Additional Hotels.............................         48,460
Percentage rent--Initial Hotels..........................            408
Percentage rent--Additional Hotels (1)...................            --
FF&E Reserve (2).........................................         12,295
Interest income (3)......................................            315
                                                                 -------
Total revenue............................................         94,378
Operating expenses (4)...................................         39,588
                                                                 -------
Net income...............................................         54,790
Deduct FF&E Reserve......................................         12,295
Add back depreciation and amortization...................         24,053
                                                                 -------
Cash Available for Distribution (5)......................        $66,548
                                                                 =======
Shares outstanding as of December 31, 1995 (in thou-
 sands)..................................................         12,601
Shares offered in this Offering (in thousands)...........         12,000
                                                                 -------
Total Shares outstanding (in thousands)..................         24,601
                                                                 =======
Cash Available for Distribution per Share................        $  2.71
Current dividend rate per Share..........................        $  2.32
Cash Available for Distribution payout ratio.............           85.6%

---------------------
(1) Percentage rent for the 11 Wyndham Garden(R) Hotels and the 18 Residence Inn by Marriott(R) Hotels commences in 1997. Percentage rent for the 16 Courtyard by Marriott(R) Hotels included in the Additional Hotels commences in 1996.

(2) FF&E Reserves for all of the Company's Hotels are calculated as 5% of Total Hotel Sales. The FF&E Reserves for the 18 Residence Inn by Marriott(R) Hotels and the 53 Courtyard by Marriott(R) Hotels are paid to the Company and placed in escrow for renovation and refurbishment. Under GAAP these payments are recorded as expenses by the Lessees and income by the Company. The FF&E Reserves for the renovation and refurbishment of the 11 Wyndham Garden(R) Hotels remains the property of Wyndham I during the Lease terms. At the end of the Lease terms for the 11 Wyndham Garden(R) Hotels, any remaining funds in such FF&E Reserve would be paid to the Company. Under GAAP the FF&E Reserve for the Leases relating to the 11 Wyndham Garden(R) Hotels is not recorded as expenses by the Lessee or income by the Company.

(3) Represents interest income on $7,412 pro forma cash balances at an average interest rate of 4.25% per annum. Actual interest income for the period February 7, 1995 (inception) to December 31, 1995 was $74.

(4) Operating expenses include depreciation of $23,809, interest expense of $10,740 (including amortization of deferred financing costs of $244) and general, administrative and advisory expenses of $5,039. See the Company's pro forma financial statements and notes thereto included elsewhere in this Prospectus.

(5) Some REITs use FFO as a measure of financial performance. Because of the impact of FF&E Reserves under the Company's Leases on the Company's calculation of FFO, which results from the fact that the FF&E Reserves from the Residence Inn by Marriott(R) and Courtyard by Marriott(R) Leases are included in FFO but the FF&E Reserve from the Wyndham Garden(R) Leases is not included in FFO, the Company does not believe FFO represents a meaningful measure of its performance or offers a meaningful basis for comparison of its performance with that of other public hotel REITs. Instead, the Company believes that the best measure of its financial performance is Cash Available for Distribution, which it defines as net income from operations, plus depreciation and amortization and less Company income reserved for renovations and refurbishment (i.e., the FF&E Reserves) and adjusted for non-recurring items, if any. Moreover, the Company believes that Cash Available for Distribution provides a meaningful basis for comparison of the Company's performance with the performance of other public hotel REITs provided that appropriate amounts are reserved for renovations and refurbishment in all cases.

                          PRICE RANGE OF SHARES

  The Shares began trading on the NYSE on August 15, 1995, under the symbol "HPT". On March 12, 1996, the last reported sale price per Share on the NYSE was $27 1/4, and the Company had 284 Shareholders of record and believes that it had approximately 12,000 beneficial owners of Shares. The following table sets forth the quarterly high and low closing sales prices per Share on the NYSE (as reported on the composite tape) during the periods indicated.

                                                                  PRICE RANGE
                                                                ---------------
                                                                 HIGH     LOW
1995:
  Third quarter (since August 15, 1995)........................ $26 7/8 $24 5/8
  Fourth quarter...............................................  26 3/4  24 3/4
1996:
  First quarter (through March 12, 1996)....................... $27 3/4 $25 5/8

                                USE OF PROCEEDS

  The net proceeds to the Company from this Offering are expected to be approximately $305.1 million (or $351.5 million if the Underwriters' overallotment option is exercised in full). The Company currently expects to fund the pending acquisitions of the Additional Hotels with the net proceeds of this Offering and overallotment proceeds, if any, and borrowings under its credit facilities. All such borrowings will be at a floating interest rate based on LIBOR, which, as of March 11, 1996, would have been approximately 6.91% per annum. In the event that the Company is unable to acquire a substantial number of the Additional Hotels, a portion of the proceeds of this Offering may be used to acquire other hotels. Any proceeds held by the Company pending the use described above will be invested in investment grade short term securities. For information about the Company's credit facilities available to fund the acquisition of the Additional Hotels, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--The Company."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1995, as adjusted to give effect to the purchase of the Additional Hotels and this Offering and the application of the proceeds thereof and assuming an offering price of $27 1/4 per Share and no exercise of the Underwriters' overallotment option.

                                                     AS OF DECEMBER 31, 1995
                                                     --------------------------
                                                       ACTUAL      AS ADJUSTED
                                                          (IN THOUSANDS)
Borrowings(1)....................................... $        --   $   141,840
Shareholders' equity:
  Common Shares of Beneficial Interest, par value
   $0.01 per Share; 100,000,000 authorized,
   12,600,900 issued and 24,600,900 as adjusted.....         126           246
  Additional paid in capital........................     297,962       602,910
  Cumulative net income.............................      11,349        11,349
  Dividends (paid or declared)......................     (11,486)      (11,486)
                                                     -----------   -----------
  Total Shareholders' equity........................     297,951       603,019
                                                     -----------   -----------
Total capitalization................................ $   297,951   $   744,859
                                                     ===========   ===========

---------------------

(1) Borrowings exclude obligations to refund the Security Deposits upon expiration of the Leases. See Note 3 of Notes to the Financial Statements of the Company. If the Underwriters' overallotment option is exercised in full, the Company expects to use the proceeds to reduce its outstanding borrowings to approximately $95.4 million, and in such event Total Shareholders' equity would increase to $649.5 million.

              SELECTED AND PRO FORMA FINANCIAL AND OPERATING DATA

HOSPITALITY PROPERTIES TRUST

  The following table sets forth selected financial and operating data on an historical and a pro forma basis for the Company for the year ended December 31, 1995. The pro forma data for the 37 Hotels are unaudited and presented as if the Company's formation transactions, primarily the acquisition and leasing of the Initial Hotels and the Company's initial public offering of Shares, and certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated for the period presented. The pro forma data for the 82 Hotels are unaudited and are presented as if: (i) the Company's formation transactions, primarily the acquisition and leasing of the Initial Hotels and the Company's initial public offering of Shares; (ii) the acquisition and leasing of the Additional Hotels;
(iii) this Offering and the application of the proceeds thereof; and (iv) certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of the date or for the period presented. The pro forma data are not necessarily indicative of what the actual financial position or results of operations would have been, nor do they purport to represent the financial position or results of operations for future periods. The following selected and pro forma financial and operating data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

                                         HISTORICAL          PRO FORMA
                                      ---------------- -----------------------
                                      FEBRUARY 7, 1995       YEAR ENDED
                                       (INCEPTION) TO     DECEMBER 31, 1995
                                        DECEMBER 31,   -----------------------
                                          1995(1)      (37 HOTELS) (82 HOTELS)
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Revenues:
  Base rent..........................     $ 19,206      $ 32,900    $ 81,360
  Percentage rent(2).................          325           408         408
  FF&E Reserve income................        4,037         6,424      12,295
  Interest income....................           74           144         315
                                          --------      --------    --------
      Total revenues.................       23,642        39,876      94,378
  Expenses:
  Interest expense...................        5,039           --       10,740
  Depreciation and amortization......        5,844         9,229      23,809
  General and administrative.........        1,410         2,616       5,039
                                          --------      --------    --------
      Total expenses.................       12,293        11,845      39,588
                                          --------      --------    --------
Net income...........................     $ 11,349      $ 28,031    $ 54,790
                                          ========      ========    ========
Net income per Share.................     $   2.51      $   2.22    $   2.23
Weighted average Shares outstanding..        4,515        12,601      24,601

BALANCE SHEET DATA (AS OF DECEMBER
 31, 1995):
  Real estate properties, net........     $326,752                  $815,202
  Total assets.......................      338,947                   834,315
  Total debt.........................          --                    141,840
  Shareholders' equity...............      297,951                   603,019

OTHER DATA:
  Cash Available for Distribution(3).     $ 13,156      $ 30,836    $ 66,548
  Cash provided by operating
   activities(4).....................       14,140        31,820      67,532
  Cash used in investing
   activities(4).....................      303,652       303,652     749,142
  Cash provided by financing
   activities(4).....................      291,647       268,481     688,989
  Cash Available for Distribution per
   Share.............................     $   2.91      $   2.45    $   2.71

---------------------

(1) From inception on February 7, 1995 until completion of its initial public offering on August 22, 1995, the Company was a 100% owned subsidiary of HRP. It was initially capitalized with $1.0 million of equity and $163.3 million of debt. The debt was provided by HRP at rates which were lower than the market rates which the Company would have paid on a stand alone basis. Accordingly, the Company does not believe that its results of operations while it was a wholly owned subsidiary are comparable to subsequent periods.
(2) Percentage rents for the 11 Wyndham Garden(R) Hotels and the 18 Residence Inn by Marriott(R) Hotels commence in 1997. Percentage rent for the 16 Courtyard by Marriott(R) Hotels included in the Additional Hotels commences in 1996.

(3) Some REITs use FFO as a measure of financial performance. Because of the impact of FF&E Reserves on the Company's calculation of FFO, which results from the fact that the FF&E Reserves from the Residence Inn by Marriott(R) and Courtyard by Marriott(R) Leases are included in FFO (and escrowed by the Company) but the FF&E Reserve from the Wyndham Garden(R) Leases is not included in FFO (since it is escrowed by the Lessee), the Company does not believe FFO represents a meaningful measure of its performance or offers a meaningful basis for comparison of its performance with that of other public hotel REITs. Instead, the Company believes that the best measure of its financial performance is Cash Available for Distribution, which it defines as net income from operations, plus depreciation and amortization and less Company income reserved for renovations and refurbishment (i.e., the FF&E Reserves) and adjusted for non-recurring items, if any. Moreover, the Company believes that Cash Available for Distribution provides a meaningful basis for comparison of the Company's performance with the performance of other public hotel REITs provided that appropriate amounts are reserved for renovations and refurbishment in all cases.

(4) Amounts are computed on a pro forma basis in accordance with GAAP, except that cash provided by operating activities excludes the effect on cash resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities.

WYNDHAM I

  The following table sets forth selected financial and operating data of the partnership owning the 11 Wyndham Garden(R) Hotels for the years 1993, 1994 and 1995 which have been derived from audited financial statements included elsewhere in this Prospectus. The historical financial and operating data for years 1991 and 1992 have been derived from the unaudited financial statements of the partnership owning the 11 Wyndham Garden(R) Hotels. In the opinion of the Company, the financial and operating data derived from the unaudited financial statements include all adjustments necessary to present fairly the information set forth therein and are set forth on a basis consistent with the audited periods. The following table also sets forth selected financial and operating data on a pro forma basis for Wyndham I for the year ended December 31, 1995. The pro forma data are unaudited and are presented as if the acquisition and leasing of these 11 Wyndham Garden(R) Hotels by the Company and certain other transactions described in the notes to pro forma financial statements included elsewhere in this Prospectus have been consummated as of January 1, 1995. The pro forma data are not necessarily indicative of what the actual results of operations would have been for the period indicated, nor do they purport to represent the results of operations for future periods. The following selected financial and operating data should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                   GARDEN HOTEL ASSOCIATES LP/WYNDHAM I
                             --------------------------------------------------
                                         YEARS ENDED DECEMBER 31,
                             --------------------------------------------------
                                           HISTORICAL                 PRO FORMA
                             ---------------------------------------- ---------
                              1991     1992    1993    1994    1995     1995
                                          (DOLLARS IN THOUSANDS)
OTHER DATA:
  Number of hotels, end of
   period...................      11       11      11      11      11       11
OPERATING DATA:
  Revenues.................. $35,854  $41,557 $45,191 $50,726 $56,642  $56,642
  Operating expenses........  23,149   26,421  28,562  30,845  33,254   33,254
  Depreciation and amortiza-
   tion.....................   4,963    4,825   4,809   4,955   5,059      --
  Interest expense..........   7,511    5,406   4,614   5,618   7,145      --
  Base rent.................     --       --      --      --      --    13,600
  Base and incentive manage-
   ment fee(1)..............   1,793    2,078   2,415   2,888   3,317    3,134
  Other.....................   2,592    2,462   2,193   2,296   2,320    2,655
                             -------  ------- ------- ------- -------  -------
  Net income (loss) before
   income taxes............. $(4,154) $   365 $ 2,598 $ 4,124 $ 5,547  $ 3,999
  Provision for income tax-
   es.......................     --       --      --      --      --     1,580
                             -------  ------- ------- ------- -------  -------
  Net income (loss)......... $(4,154) $   365 $ 2,598 $ 4,124 $ 5,547  $ 2,419
                             =======  ======= ======= ======= =======  =======

---------------------
(1) Management fees and related company charges payable by Wyndham I to Wyndham or its affiliates are subordinated to the payment of rents to the Company.

HOST I

  The following table sets forth selected combined financial and operating data of the 18 Residence Inn by Marriott(R) Hotels for the fiscal years 1993, 1994 and 1995 which have been derived from audited financial statements included elsewhere in this Prospectus. The historical financial and operating data for fiscal years 1991 and 1992 have been derived from the unaudited financial statements of these 18 Residence Inn by Marriott(R) Hotels. In the opinion of the Company, the financial and operating data derived from the unaudited financial statements include all adjustments necessary to present fairly the information set forth therein and are set forth on a basis consistent with the audited periods. The following table also sets forth selected combined financial and operating data on a pro forma basis for Host I for the fiscal year ended December 29, 1995. The pro forma data are unaudited and are presented as if the acquisition and leasing of these 18 Residence Inn by Marriott(R) Hotels by the Company and certain other transactions described in the notes to pro forma financial statements included elsewhere in this Prospectus have been consummated as of January 1, 1995. The pro forma data are not necessarily indicative of what the actual results of operations would have been for the period indicated, nor do they purport to represent the results of operations for future periods. The following selected financial and operating data should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                COMBINED RESIDENCE INN HOTELS/HOST I
                         ---------------------------------------------------
                                            FISCAL YEARS
                         ---------------------------------------------------
                                        HISTORICAL                 PRO FORMA
                         ----------------------------------------- ---------
                          1991    1992     1993     1994    1995     1995
                                       (DOLLARS IN THOUSANDS)
OTHER DATA:
 Number of hotels, end
  of period.............      17      18       18       18      18       18
 Total Hotel Sales(1)... $31,752 $47,119 $ 53,582  $57,357 $61,934  $61,934
OPERATING DATA:
 Revenues............... $15,593 $23,900 $ 27,144  $29,816 $33,166  $33,166
 Expenses:
   Depreciation and
    amortization........   6,828   9,908    6,735    6,821   6,814      --
   Base rent............     --      --       --       --      --    17,220
   Percentage rent......     --      --       --       --      --       --
   FF&E contribution
    expense.............     --      --       --       --      --     3,097
   Base management
    fee(2)..............     --      --       --       --      --     1,239
   Incentive management
    fee(2)..............     --      --       --     1,358   2,817    2,817
   Other hotel expenses.   4,412   6,451    5,962    6,070   6,110    6,110
   Other, net(3)........     --      --       --       --    3,899      381
                         ------- ------- --------  ------- -------  -------
 Revenues over expenses
  excluding income
  taxes before
  cumulative effect of
  change in accounting
  principle.............   4,353   7,541   14,447   15,567  13,526    2,302
 Cumulative effect of
  change in accounting
  for assets
  held for sale.........     --      --   (16,500)     --      --       --
                         ------- ------- --------  ------- -------  -------
 Revenues over (under)
  expenses excluding
  income taxes.......... $ 4,353 $ 7,541 $ (2,053) $15,567 $13,526  $ 2,302
                         ======= ======= ========  ======= =======  =======
 Pro forma income tax
  expense (benefit).....   1,741   3,016     (821)   6,382   5,546      944
                         ------- ------- --------  ------- -------  -------
 Pro forma net income
  (loss) after taxes.... $ 2,612 $ 4,525 $ (1,232) $ 9,185 $ 7,980  $ 1,358
                         ======= ======= ========  ======= =======  =======

---------------------

(1) Total Hotel Sales are presented for the purpose of providing supplemental information regarding the gross sales volume of the Hotels described above which is used for purposes of calculating percentage rent and the FF&E Reserve under the related Leases and Management Agreements, respectively. As owner and lessor of such Hotels, the Company has no interest in sales and operations of such Hotels, other than its right to receive base and percentage rents.

(2) The obligations of Host I to pay base and incentive management fees to Marriott I and related company charges to Host or affiliates of Host are subordinated to the payment of rents to the Company. Base management fees are equal to 2% of Total Hotel Sales, and incentive management fees are equal to 50% of Available Cash Flow (after payment of rent), as defined in the applicable Management Agreements. See notes to combined financial statements of Residence Inn Hotels.
(3) Other, net for historical fiscal year 1995 includes a $3,899 charge related to the writedown of certain properties to their net realizable value.

HOST II

  The following table sets forth selected combined financial and operating data of the 53 Courtyard by Marriott(R) Hotels for the fiscal years 1993, 1994 and 1995 which have been derived from audited financial statements included elsewhere in this Prospectus. The historical financial and operating data for the fiscal years 1991 and 1992 have been derived from the unaudited financial statements of these 53 Courtyard by Marriott(R) Hotels. In the opinion of management, the financial and operating data derived from the unaudited financial statements include all adjustments necessary to present fairly the information set forth therein and are set forth on a basis consistent with the audited periods. The following table also sets forth selected combined financial and operating data on a pro forma basis for Host II for the fiscal year ended December 29, 1995. The pro forma data are unaudited and are presented as if the acquisition of and leasing of these 53 Courtyard by Marriott(R) Hotels by the Company and certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of January 1, 1995. The pro forma data are not necessarily indicative of what the actual results of operations would have been for the period indicated, nor do they purport to represent the results of operations for future periods. The following selected financial and operating data should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                    COMBINED COURTYARD HOTELS/HOST II
                          -------------------------------------------------------
                                               FISCAL YEARS
                          -------------------------------------------------------
                                           HISTORICAL                   PRO FORMA
                          --------------------------------------------- ---------
                            1991     1992     1993      1994     1995     1995
                                          (DOLLARS IN THOUSANDS)
OTHER DATA:
 Number of hotels, end
  of period.............        51       53       53        53       53       53
 Total Hotel Sales(1)...  $112,558 $151,925 $164,612  $173,811 $183,964 $183,964
OPERATING DATA:
 Revenues...............  $ 50,319 $ 65,060 $ 72,936  $ 83,161 $ 91,022 $ 91,022
 Expenses:
 Depreciation and
  amortization..........    20,254   22,319   18,393    20,100   18,128      --
 Base rent..............       --       --       --        --       --    50,540
 Percentage rent........       --       --       --        --       --       408
 FF&E contribution
  expense...............       --       --       --        --       --     9,198
 Base management fee(2).       --       --       --        --       --     3,679
 Incentive management
  fee (2)...............       --       --       --      2,825    6,222    6,222
 Other hotel expenses...     9,631   13,875   14,928    14,540   13,998   13,998
 Other, net(3)..........       --       --       --        --     8,819      550
                          -------- -------- --------  -------- -------- --------
 Revenues over expenses
  excluding income taxes
  before cumulative
  effect of change in
  accounting principle..    20,434   28,866   39,615    45,696   43,855    6,427
 Cumulative effect of
  change in accounting
  for assets
  held for sale.........       --       --   (17,800)      --       --       --
                          -------- -------- --------  -------- -------- --------
 Revenues over expenses
  excluding income
  taxes.................  $ 20,434 $ 28,866 $ 21,815  $ 45,696 $ 43,855 $  6,427
                          ======== ======== ========  ======== ======== ========
 Pro forma income tax
  expense...............     8,174   11,546    8,726    18,736   17,981    2,635
                          -------- -------- --------  -------- -------- --------
 Pro forma net income
  after taxes...........  $ 12,260 $ 17,320 $ 13,089  $ 26,960 $ 25,874 $  3,792
                          ======== ======== ========  ======== ======== ========

---------------------

(1) Total Hotel Sales are presented for the purpose of providing supplemental information regarding the gross sales volume of the Hotels described above which is used for purposes of calculating percentage rent and the FF&E Reserve under the related Leases and Management Agreements, respectively. As owner and lessor of such Hotels, the Company has no interest in sales and operations of such Hotels, other than its right to receive the base and percentage rents.

(2) The obligations of Host II to pay base and incentive management fees to Marriott II and related company charges to Host or affiliates of Host are subordinated to the payment of rents to the Company. Base management fees are equal to 2% of Total Hotel Sales, and incentive management fees are equal to 50% of Available Cash Flow (after payment of rent), as defined in the applicable Management Agreements. See notes to combined financial statements of Courtyard Hotels.

(3) Other, net for historical fiscal year 1995 includes a $8,819 charge related to the writedown of certain properties to their net realizable value.

RENT COVERAGE ANALYSIS

  The following table shows the calculation of base rent coverage on a pro forma basis for the 1995 fiscal year of the Lessees of the Company's Hotels. See the Lessees' pro forma financial statements and related notes contained elsewhere in this Prospectus.

                                       18 RESIDENCE
                            11 WYNDHAM    INN BY     53 COURTYARD
                            GARDEN(R)  MARRIOTT(R)  BY MARRIOTT(R)
                              HOTELS      HOTELS        HOTELS     ALL 82 HOTELS
                                          --------------------------------------
                                           (DOLLARS IN THOUSANDS)
Tenant....................  Wyndham I     Host I       Host II       3 tenants
Gross operating
 profit/Revenues..........    $23,388    $33,166       $91,022        $147,576
Less unsubordinated ex-
 penses:
  Hotel expenses..........      2,655      6,110        13,998          22,763
  FF&E Reserve(1).........      2,832      3,097         9,198          15,127
                              -------
                                         -------       -------       ---------
Gross operating profit/Net
   revenues
   available for rent.....     17,901     23,959        67,826         109,686
Base rent.................     13,600     17,220        50,540          81,360
                               ------    -------       -------       ---------
Rent coverage.............    $ 4,301    $ 6,739       $17,286       $  28,326
                              =======    =======       =======       =========
Coverage ratio............      1.32x      1.39x         1.34x           1.35x

---------------------

(1) FF&E Reserves for all of the Company's Hotels are calculated at 5% of Total Hotel Sales. The FF&E Reserves for the 18 Residence Inn by Marriott(R) Hotels and the 53 Courtyard by Marriott(R) Hotels are paid to the Company and placed in escrow for renovation and refurbishment. Under GAAP these payments are recorded as expenses by these Lessees and income by the Company. The FF&E Reserves for the renovation and refurbishment of the 11 Wyndham Garden(R) Hotels remains the property of Wyndham I during the Lease terms. At the end of the Lease terms for the 11 Wyndham Garden(R) Hotels, any remaining funds in such FF&E Reserve would be paid to the Company. Under GAAP the FF&E Reserves for the Leases relating to the 11 Wyndham Garden(R) Hotels are not recorded as expenses by the Lessee or income by the Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company was organized on February 7, 1995 and commenced operations on March 24, 1995 with the acquisition of the first 21 of the 37 Initial Hotels. The Company completed its initial public offering of Shares and acquired the 16 remaining Initial Hotels on August 22, 1995. Since it has been recently formed and has limited historical financial data, the Company believes it is meaningful to an understanding of its present and ongoing operations to discuss the Company's pro forma results of operations as well as its own historical results of operations and the historical results of operation of its Hotels.

  The following discussion should be read in conjunction with "Selected and Pro Forma Financial and Operating Data," and the historical and pro forma financial statements and the notes thereto included elsewhere in this Prospectus. Pro forma results and percentage relationships set forth in the "Selected and Pro Forma Financial and Operating Data" and in such financial statements should not be considered indicative of the future operations of the Company or the Hotels.

THE COMPANY: HISTORICAL AND PRO FORMA RESULTS OF OPERATIONS

 FEBRUARY 7, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995

  Total revenues for the period from February 7, 1995 (inception) through December 31, 1995 were $23.6 million, which included base and percentage rent of $19.5 million and FF&E Reserve income of $4.0 million. Total expenses for the period were $12.3 million, including interest expense and depreciation and amortization of $5.0 million and $5.8 million, respectively. Net income for the period was $11.3 million ($2.51 per Share) and Cash Available for Distribution for the period was $13.2 million ($2.91 per Share), based in both cases on average outstanding Shares for the period of 4,515,000.

  From inception until completion of its initial public offering on August 22, 1995, the Company was a 100% owned subsidiary of HRP and was initially capitalized with $1 million of equity and $163.3 million of debt. The debt was provided by HRP at rates which were lower than the market rates which the Company would have paid on a stand alone basis. Accordingly, the Company does not believe that its results of operations while it was a wholly owned subsidiary of HRP are comparable to subsequent periods.

 PRO FORMA YEAR ENDED DECEMBER 31, 1995

  The pro forma results of operations for the 37 Initial Hotels assumes that the Company's formation transactions, the initial public offering of Shares and the acquisition and leasing of the 37 Initial Hotels and certain related transactions all occurred on January 1, 1995, and demonstrates the Company's rate of operations since becoming a separate public company. On this pro forma basis, total revenues would have been $39.9 million (principally base and percentage rents of $33.3 million and FF&E Reserve income of $6.4 million). Total expenses would have been $11.8 million (including depreciation and amortization of $9.2 million and general and administrative expenses of $2.6 million). Net income would have been $28.0 million or $2.22 per Share, and Cash Available for Distribution would have been $30.8 million or $2.45 per Share, based in both cases upon 12,600,900 Shares outstanding.

  The pro forma results of operations for the 82 Hotels assumes that the Company's formation transactions, the initial public offering of Shares, the acquisition and leasing of both the 37 Initial Hotels and the 45 Additional Hotels, this Offering and the use of proceeds therefrom, and certain related transactions all occurred on January 1, 1995, and demonstrates the Company's expected rate of operations immediately following the completion of this Offering and the acquisition of the Additional Hotels. On this pro forma basis, total revenues would have been $94.4 million (including base and percentage rents of $81.8 million and FF&E Reserve income of $12.3 million). Total expenses would have been $39.6 million (including depreciation and amortization of $23.8 million and general and administrative expenses of $5.0 million). Net income would have been $54.8 million or $2.23 per Share, and Cash Available for Distribution would have been $66.5 million or $2.71 per Share, based in both cases upon 24,600,900 Shares outstanding.

THE HOTELS

 1995 COMPARED TO 1994

  11 Wyndham Garden(R) Hotels. Total revenues for the year ended December 31, 1995 were $56.6 million, a $5.9 million or 11.7% increase over the year ended December 31, 1994. The increase was attributable to a $7.42 increase in average daily room rate ("ADR") to $77.16 and an increase in occupancy of 2.4 percentage points to 77.5%, as compared to 1994. Gross operating profit for 1995 was $23.4 million, a $3.5 million or 17.6% increase over 1994. The increases were principally attributable to improvements in ADR and occupancy reflecting Wyndham's continued focus to yield a higher percentage of corporate rate business, continued cost control and improved industry fundamentals generally. Net income for 1995 was $5.5 million, a $1.4 million or 34.5% increase over 1994. The increase was largely the result of ADR and occupancy gains.

  18 Residence Inn by Marriott(R) Hotels. Total Hotel Sales for the fiscal year ended December 29, 1995 were $61.9 million, a $4.6 million or 8.0% increase over the fiscal year ended December 30, 1994. The increase was principally attributable to a $5.49 increase in ADR to $85.07 and an increase in occupancy of 1.0 percentage point to 86.6%, as compared to 1994. Revenues (Total Hotel Sales less hotel level expenses) for 1995 were $33.2 million, a $3.4 million or 11.2% increase over 1994. The increase was attributable to improvements in ADR and occupancy, as well as continued focus on cost control evidenced by an increase in revenues as a percentage of Total Hotel Sales to 53.6% from 52.0% in 1994. Revenues over expenses excluding income taxes were $13.5 million in 1995, a $2.0 million decrease compared to 1994. The decrease resulted from a $3.9 million pretax writedown of certain properties to their net realizable value.

  53 Courtyard by Marriott(R) Hotels. Total Hotel Sales for the fiscal year ended December 29, 1995 were $184.0 million, a $10.2 million or 5.8% increase over the fiscal year ended December 30, 1994. The increase was attributable to a $5.11 increase in ADR to $72.61 and stable occupancy of 80.3% in 1995, as compared to 1994. Revenues (Total Hotel Sales less hotel level expenses) for 1995 were $91.0 million, a $7.9 million or 9.5% increase over 1994. The increase was principally attributable to improvement in ADR, programs to improve weekend stays and cost containment programs including redefined staffing patterns and improved use of central purchasing and supply efficiencies. Revenues over expenses excluding income taxes were $43.9 million in 1995, a $1.8 million decrease compared to 1994. The decrease resulted from an $8.8 million pretax writedown of certain properties to their net realizable values.

 1994 COMPARED TO 1993

  11 Wyndham Garden(R) Hotels. Total revenues for the year ended December 31, 1994 were $50.7 million, a $5.5 million or 12.2% increase over the year ended December 31, 1993. The increase was attributable to a $5.68 increase in ADR to $69.74 and an increase in occupancy of 2.1 percentage points to 75.1%, as compared to 1993. Gross operating profit for 1994 was $19.9 million, a $3.3 million or 19.6% increase over 1993. Net income for 1994 was $4.1 million, a $1.5 million or 58.8% increase over 1993. The increases in gross operating profit and net income were primarily attributable to the 8.8% increase in ADR and occupancy improvements.

  18 Residence Inn by Marriott(R) Hotels. Total Hotel Sales for the fiscal year ended December 30, 1994 were $57.4 million, a $3.8 million or 7.0% increase over the fiscal year ended December 31, 1993. The increase was principally attributable to a $4.81 increase in ADR to $79.58 and an increase in occupancy of 1.1 percentage points to 85.6%, as compared to 1993. Revenues (Total Hotel Sales less hotel level expenses) for 1994 were $29.8 million, a $2.7 million or 9.8% increase over 1993. The improvement was attributable to increases in ADR and occupancy, as well as improved operating efficiencies reflected in an increase in revenues as a percentage of Total Hotel Sales to 52.0% from 50.7% in 1993. Revenues over expenses excluding income taxes before cumulative effect of change in accounting principle was $15.6 million in 1994, a $1.1 million increase over 1993.

  53 Courtyard by Marriott(R) Hotels. Total Hotel Sales for the fiscal year ended December 30, 1994 were $173.8 million, a $9.2 million or 5.6% increase over the fiscal year ended December 31, 1993. The increase was attributable to a $4.18 increase in ADR and an increase in occupancy of 0.6 percentage points to 80.3%, as compared to 1993. Revenues (Total Hotel Sales less hotel level expenses) for 1994 were $83.2 million, a $10.2 million or 14.0% increase over 1993. The increase was principally attributable to the improvement in ADR. Revenues over expenses excluding income taxes before cumulative effect of change in accounting principle was $45.7 million in 1994, a $6.1 million increase over 1993.

  Following discussions with the Commission, in the second quarter of 1993, Host changed its method of determining the net realizable value of its assets held for sale. Host previously determined the net realizable value of such assets on an aggregate basis in the case of Residence Inn by Marriott(R) Hotels and Courtyard by Marriott(R) Hotels. Beginning in the second quarter of 1993, under Host's new accounting policy, the net realizable value of all assets held for sale is determined on a property by property basis. The cumulative pretax effect of this change in accounting policy on periods prior to the second quarter of 1993 was $16.5 million for the 18 Residence Inn by Marriott(R) Hotels and $17.8 million for the 53 Courtyard by Marriott(R) Hotels, respectively. This change in accounting policy was accounted for as a cumulative effect of change in accounting principle for assets held for sale.

LIQUIDITY AND CAPITAL RESOURCES

 THE COMPANY

  The Company's primary source of cash to fund its dividends and day to day operations is the base and percentage rents it receives. Base rents are paid monthly in advance and percentage rents are paid either monthly or quarterly in arrears. This flow of funds from rents has historically been sufficient for the Company to pay dividends and meet day to day operating expenses.

  In order to fund acquisitions and to accommodate occasional cash needs which may result from timing differences between the receipt of rents and the need to pay dividends or operating expenses, the Company has entered into a line of credit arrangement (the "Line of Credit") with DLJ Mortgage Capital, Inc. ("DLJMC"). The Line of Credit is for up to $200 million, of which up to $20 million is available for general business purposes. Drawings under the Line of Credit are secured by first mortgage liens on certain of the Hotels. Funds may be drawn, repaid and redrawn until maturity, and no principal repayment is due until maturity. The Line of Credit matures on December 31, 1998; however, upon the request of the Company and subject to certain terms and conditions, DLJMC has the right (but not the obligation) to convert amounts outstanding at maturity, if any, into an amortizing mortgage loan due on December 31, 2008. Interest on borrowings under the Line of Credit are payable until maturity at a spread above one month LIBOR; and interest during the extended term, if any, will be set at market rates at the time the loan is extended. Fifty-five million dollars is currently drawn under the Line of Credit and has been principally used to fund deposits for the Additional Hotels.

  The Company has entered into agreements to acquire the Additional Hotels for approximately $484 million. The net funding required to accomplish these acquisitions after taking into account the hold back Security Deposits and related expenditures and expenses will be approximately $445 million. In order to enhance the ability of the Company to acquire the Additional Hotels, the Company and DLJMC have entered into an agreement to expand the funding availability under the Line of Credit by up to an additional $250 million (the "Expanded Credit Facility"). The Expanded Credit Facility will have the same rate of interest as the Line of Credit. Borrowings under the Expanded Credit Facility will be unsecured, except that the Company is required to provide collateral for any such borrowings outstanding after December 31, 1996. The Expanded Credit Facility matures on March 31, 1997. In the event that amounts drawn under the Expanded Credit Facility are not repaid at maturity, DLJMC has the right to require that the Company enter into a securitized mortgage transaction by which these obligations may be publicly sold.

  The Company expects to use the net proceeds of this Offering and borrowings under the Line of Credit to fund the acquisition of the Additional Hotels. Upon completion of this Offering and the acquisition of the Additional Hotels, the Company expects to have $141.8 million outstanding under the Line of Credit. After completion of this Offering, the Company intends to explore alternatives to repay amounts then outstanding under the Line of Credit. Such alternatives will include incurring long term debt. Although the Company has not received any commitments for long term debt financing to repay the Line of Credit, the Company believes that its improved financial position resulting from the acquisition of the Additional Hotels and the consummation of this Offering will enable it to complete such long term debt financing during 1996. The Company believes it will in the future have access to various types of financing, including debt or equity securities offerings, with which to finance its continued operations and future acquisitions.

 THE LESSEES

  Wyndham I. Wyndham I is a limited purpose entity which has been organized to lease and operate the 11 Wyndham Garden(R) Hotels owned by the Company. Upon completion of this Offering, Wyndham I is expected to have a net worth (excluding deferred gains resulting from the sale and lease of these Hotels) of approximately $14.8 million, which is expected to consist principally of a $13.6 million Security Deposit held by the Company. Wyndham I is expected to fund its cash needs, including payments of base rents and percentage rents (if any), with cash generated from operations at the 11 Wyndham Garden(R) Hotels. In 1995, the predecessor partnership owning these 11 Hotels generated cash from (used by) operating, investing and financing activities of $11.2 million, $(2.3) million and $(8.6) million, respectively. On a pro forma basis, Wyndham I's 1995 income before income taxes, rents due to the Company and subordinated management fees and charges, and after deduction of FF&E Reserves required under the Leases, exceeded base rents due to the Company by $4.3 million, or coverage of 1.32 times the rents due to the Company. Although the Company believes that Wyndham I will have adequate funds to meet its short term liquidity requirements, decreases in revenues at these Hotels may adversely affect Wyndham I's ability to pay rents to the Company.

  Host I. Host I is a limited purpose entity which has been organized to lease and operate the 18 Residence Inn by Marriott(R) Hotels owned by the Company. Upon completion of this Offering, Host I is expected to have a net worth (excluding deferred gains resulting from the sale and lease of these Hotels) of approximately $19.1 million which is expected to consist primarily of the $17.2 million Security Deposit held by the Company. Host I is expected to fund its cash needs, including payments of base rents and percentage rents (if any), with cash generated from operations at the 18 Residence Inn by Marriott(R) Hotels. In 1995, these 18 Hotels generated cash from (used by) operating, investing and financing activities of $23.0 million, $(2.2) million and $(20.8) million, respectively. On a pro forma basis, Host I's 1995 income before income taxes, rents due to the Company and subordinated management fees and charges and after deduction of FF&E Reserves required under the Leases, exceeded base rents due to the Company by $6.7 million, or coverage of 1.39 times the rents due to the Company. Although the Company believes that Host I will have adequate funds to meet its short term liquidity requirements, decreases in revenues at these Hotels may adversely affect Host I's ability to pay rents to the Company.

  Host II. Host II is a limited purpose entity which was organized to lease and operate the Initial Hotels. Upon the completion of the Company's acquisition of the additional 16 Courtyard by Marriott(R) Hotels, Host II will also lease these Hotels. Upon completion of this Offering, Host II is expected to have a net worth (excluding deferred gains resulting from sale and lease of these Hotels) of approximately $57.5 million, which is expected to consist primarily of the $50.5 million Security Deposit held by the Company. Since the acquisition of the Initial Hotels, Host II has funded its cash needs, including payments of base rents and percentage rents, with cash generated from operations at the Initial Hotels. Upon the acquisition of the additional 16 Courtyard by Marriott(R) Hotels, Host II is expected to continue to fund its cash needs, including monthly payments of base rents and percentage rents (if any), with cash generated from operations at the 53 Courtyard by Marriott(R) Hotels. On a pro forma basis, Host II's 1995 income before income taxes, rents due to the Company and subordinated management fees and charges and after deduction of FF&E Reserves required under the Leases exceeded base rents due to the Company by $17.3 million, or coverage of 1.34 times the rents due to the Company.

Although the Company believes that Host II will have adequate funds to meet its short term liquidity requirements, decreases in revenues at these 53 Courtyard by Marriott(R) Hotels may adversely affect Host II's ability to pay rents to the Company.

SEASONALITY

  The Hotels have historically experienced seasonal differences typical of the hotel industry with higher revenues in the second and third quarters of calendar years compared with the first and fourth quarters. This seasonality is not expected to cause fluctuations in the Company's rental income because the Company believes that the revenues generated by its Hotels will be sufficient for the Lessees to pay rents on a regular basis notwithstanding seasonal fluctuations.

INFLATION

  The Company believes that inflation should not have a material adverse effect on the Company. Although increases in the rate of inflation may tend to increase interest rates which the Company may be required to pay for borrowed funds, the Company has a policy of obtaining interest rate caps in appropriate circumstances to protect it from interest rate increases. In addition, the Company's Leases provide for the payment of percentage rent to the Company based on increases in Total Hotel Sales, and such rent should increase with inflation.

                                   BUSINESS

  The Company's principal growth strategy is to expand its investments in hotels and to set minimum rents which produce income in excess of the Company's cost of raising capital. Most other public hotel REITs seek to control the operations of hotels in which they invest by leasing their properties to affiliated tenants. The Company seeks to provide capital to unaffiliated hotel operators who wish to divest their properties while remaining in the hotel business as tenants. The Company believes that this difference in operating philosophy affords it a competitive advantage over other hotel REITs in finding high quality investment opportunities on attractive terms. In addition, the Company's internal growth strategy is to participate through percentage rents in increases in Total Hotel Sales (including gross revenues from room rentals, food and beverage sales and other services) at the Company's Hotels.

  Upon completion of the acquisition of the Additional Hotels, the Company will have purchased 82 Hotels located in 26 states for approximately $813 million.

                          LOCATION OF HPT HOTELS

[The Prospectus contains a map of the continental United States with the states listed below shaded, and the location of the Company's 11 Wyndham Garden(R) Hotels identified by a star, the location of the Company's 18 Residence Inn by Marriott(R) Hotels identified by a diamond; and the location of the Company's 53 Courtyard by Marriott(R) Hotels indicated by a square.]

                       Number       Number                                         Number       Number
                      of Rooms     of Hotels                                     of Rooms     of Hotels
                      --------     ---------                                     --------     ---------
Arizona                1,164           8                   New Mexico               112           1
California             1,470          10                   New York                 403           3
Delaware                 152           1                   North Carolina           534           4
Florida                  424           3                   Ohio                     106           1
Georgia                  978           7                   Pennsylvania             567           4
Illinois                 514           3                   Rhode Island             148           1
Indiana                  149           1                   South Carolina           108           1
Iowa                     108           1                   Tennessee                399           3
Maryland                 406           3                   Texas                    405           3
Massachusetts          1,072           8                   Virginia                 462           3
Michigan                 281           2                   Washington               522           3
Minnesota                358           2                   Wisconsin                147           1
Missouri                 298           2                                         ------          --
New Jersey               416           3                           Total         11,703          82

THE HOTELS

 WYNDHAM GARDEN(R) HOTELS

  Wyndham Garden(R) hotels are mid-size, full service hotels located primarily near suburban business centers and airports which are designed to attract business travelers and small business groups in suburban markets. Each hotel contains 140 to 250 rooms and approximately 1,500 to 5,000 square feet of meeting space. The amenities and services provided at these hotels are designed to meet the needs of the upscale business traveler. Amenities and services in each room include desks large enough to accommodate personal computers, longer phone cords, high wattage light bulbs for reading, room service and access to 24-hour telecopy and mail/package service. The meeting facilities at Wyndham Garden(R) hotels generally can accommodate groups of between 10 and 200 people and include a flexible meeting room design, exterior views, additional phone lines and audiovisual equipment. Wyndham Garden(R) hotels also feature a lobby lounge, most of which have a fireplace, a library typically overlooking a landscaped garden and a swimming pool. In addition, many Wyndham Garden(R) hotels contain a whirlpool and an exercise facility. Unlike many other mid-priced hotels, each Wyndham Garden(R) hotel contains a cafe restaurant that serves a full breakfast, lunch and dinner menu. According to Wyndham, as of December 31, 1995, 38 Wyndham Garden(R) hotels were open and operating in 19 states. The Company believes that the Wyndham Garden(R) brand is one of the leading brands in the full service suburban segment of the United States lodging industry.

  The following charts set forth the occupancy, ADR and REVPAR for the past three years of the Company's 11 Wyndham Garden(R) Hotels as compared to those averages for all United States hotels as reported by Smith Travel Research in Lodging Outlook.

                  [The Prospectus contains three bar charts
                    showing the following information]

                              Average Occupancy

                       All US Hotels     Wyndham Garden(R)
1993                       63.1%              73.0%
1994                       64.7%              75.1%
1995                       65.5%              77.5%

                           Average Daily Room Rates

                       All US Hotels     Wyndham Garden(R)
1993                       $61.30            $64.06
1994                       $64.24            $69.74
1995                       $67.34            $77.16



                          Revenue Per Available Room

                       All US Hotels     Wyndham Garden(R)
1993                       $38.71            $46.76
1994                       $41.55            $52.34
1995                       $44.14            $59.77


  The table below presents certain information provided to the Company by Wyndham about the size, age, and location of the Company's 11 Wyndham Garden(R) Hotels.

                                           KEY AREA ATTRACTIONS FOR THE
                           NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION         OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------         -------- ------  ----------------------------   --------------------------
ARIZONA
 Chandler................   159    10/87   Firebird International         Intel, Rodgers/Adflax,
                                           Raceway (1), Arizona State     Allied Signal, ADP, Avnet,
                                           University (12), Airport (12), Alcoa, Gould
                                           Harrah's Casino (15), 3
                                           Championship Golf Courses (5),
                                           Factory Outlet Stores (20),
                                           Spring Training Stadiums (7)

 North Phoenix...........   166     1/88   MetroCenter Shopping Mall (3), Honeywell, Bull, AG
                                           Arrowhead Mall (5), Phoenix    Communications, Cox Cable,
                                           Airport (10), Arizona Factory  American Express Travel,
                                           Shops (16), American Graduate  Farmers Insurance
                                           School of International
                                           Management (6), Downtown
                                           Phoenix (20), Old Town
                                           Scottsdale (23), America West
                                           Arena (21)

 Phoenix Airport.........   210    10/89   Phoenix Airport (1), Phoenix   Motorola, Allied Signal,
                                           Convention Center (5), America Cutter,
                                           West Arena (5), Central        JC Penney, Norstan, AT&T,
                                           Scottsdale (8), Arizona State  Xerox
                                           University (5), Phoenix Zoo
                                           (2)
CALIFORNIA
 North San Diego.........   180     4/89   La Jolla (8), Del Mar (6), Sea AT&T, Intuit, Motorola,
                                           World (10), San Diego Zoo      Nortel, Applied Digital,
                                           (10), San Diego International  Access, General
                                           Airport (15)                   Instruments, Jostens,
                                                                          Mycogen, Nokia, Brooktree,
                                                                          Qualcom, Comstream

 Sunnyvale...............   180     8/87   San Jose Airport (7), Great    AT&T, Allied Signal,
                                           America (2), San Jose Arena    Boeing, Lockheed, Intel,
                                           (10), Shoreline Amphitheater   IBM, Eastman Kodak, MCI,
                                           (2), San Jose State University Texas Instruments, Toshiba,
                                           (10), Santa Clara University   TRW, Digital Equipment,
                                           (10)                           3Com, CISCO Systems,
                                                                          Synopsys
GEORGIA
 Atlanta-Perimeter
  Center.................  143     4/87    Perimeter Mall (2), Atlanta    AT&T, Dun & Bradstreet,
                                           History Center (5), Cobb       Ford, GTE, Stratus, Unisys,
                                           Galleria Center (5), Fernbank  UPS, Xerox
                                           Science Center (10), Georgia
                                           World Congress Center (12),
                                           CNN Center/Omni Coliseum (12),
                                           Georgia Dome (12), Martin
                                           Luther King Center (12), World
                                           of Coca-Cola (13), Fulton
                                           County Stadium (14), Zoo
                                           Atlanta (15), Stone Mountain
                                           Park (15), Six Flags (20)

ILLINOIS
 Naperville-Chicago Area.   143     9/86   O'Hare Airport (18), Midway    Amoco, AT&T, Bechtel,
                                           Airport (20), Cantony War      Hewlett-Packard, Budget,
                                           Museum (8), Hollywood Casino   Travelers, Allied Van
                                           (15), Morton Arboretum (7),    Lines, Wheelabrator
                                           Naperville Riverwalk (3),
                                           Naper Settlement (4), North
                                           Central College (3), Wheaton
                                           College (4), Paramount Arts
                                           Center (15)
MINNESOTA
 Bloomington/Minneapolis.   209     9/88   Mall of America (5),           Dairy Queen, Seagate,
                                           Minneapolis/St. Paul           Honeywell, Sprint,
                                           International Airport (7),     Diversified
                                           Mystic Lake Casino (15),       Pharmaceuticals/Smith Kline
                                           Minneapolis Convention Center  Beecham, National Car
                                           (12), Valley Fair Amusement    Rental, Norwest Bank, AT&T,
                                           Park (10), Science Museum      Nash Finch, Toro, ADP,
                                           (25), University of Minnesota  Jostens, Silicon Graphics,
                                           (15), State Theater (15)       National Semiconductor

                                          KEY AREA ATTRACTIONS FOR THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ----------------------------   --------------------------
TENNESSEE
 Nashville..............   180    12/87  Nashville International        CNA Insurance, Square D
                                         Airport (1 1/2), Opryland (7), Company, Bridgestone/
                                         Downtown Nashville (12), The   Firestone, UPS, Thomas
                                         Hermitage (9), Music Row (12), Nelson
                                         Country Music Hall of Fame
                                         (12), Vanderbilt
                                         University/Medical Center
                                         (12), Nashville Convention
                                         Center (12), Grand Ole
                                         Opry/Theme Park (7), Country
                                         Music Television (CMT) (7),
                                         The Nashville Network (TNN)
                                         (7)
WASHINGTON
 Bothell................   166     6/89  Chateau St. Michelle Winery    Motorola, Microsoft, GTE,
                                         (5), Kenmore Air Harbor (6),   Alliant/Honeywell, Siemens,
                                         Bellevue (10), Airport (25)    Allstate Insurance
 Sea-Tac Airport........   204     8/88  Sea-Tac Airport (adjacent),    Boeing, Lockheed/Martin,
                                         Seattle Kingdome (11),         McDonnell Douglas, Mitre,
                                         University of Washington (15), Northrup, UPS, GTE, IBM,
                                         Downtown Seattle (15), Emerald (all of these businesses
                                         Downs (10)                     are within 15 miles)

 RESIDENCE INN BY MARRIOTT(R) HOTELS

  Residence Inn by Marriott(R) hotels are designed to attract business, governmental and family travelers who stay more than five consecutive nights. Residence Inn by Marriott(R) hotels generally have between 80 to 130 studios and two-bedroom suites. Most Residence Inn by Marriott(R) hotels are designed as a cluster of residential style buildings with landscaped walkways, courtyards and recreational areas. Residence Inn by Marriott(R) hotels do not have restaurants. All offer complimentary continental breakfast and most provide a complimentary evening hospitality hour. In addition, each suite contains a fully equipped kitchen and many have wood burning fireplaces. Most Residence Inn by Marriott(R) hotels also contain swimming pools, exercise rooms, business centers and guest laundries. According to Marriott, as of December 31, 1995, 196 Residence Inn by Marriott(R) hotels were open and operating in 42 states. The Company believes that the Residence Inn by Marriott(R) brand is the leading brand in the extended stay segment of the United States lodging industry.

  The following charts set forth the occupancy, ADR and REVPAR for the past three years of the Company's 18 Residence Inn by Marriott(R) Hotels as compared to those averages for all United States hotels as reported by Smith Travel Research in Lodging Outlook.


                   [The Prospectus contains three bar charts
                    containing the following information]

                               Average Occupancy


              All US Hotels        Residence Inn by Mariott(R)
    1993        63.1%                       84.5%
    1994        64.7%                       85.6%
    1995        65.5%                       86.6%



                           Average Daily Room Rates


              All US Hotels        Residence Inn by Marriott(R)
    1993         $61.30                     $74.77
    1994         $64.24                     $79.58
    1995         $67.34                     $85.07


                          Revenue Per Available Room

              All US Hotels        Residence Inn by Marriott(R)
    1993         $38.71                     $63.18
    1994         $41.55                     $68.12
    1995         $44.14                     $73.69

  The table below is derived principally from information published by Marriott in the Residence Inn by Marriott(R) directory and presents certain information about the size, age and location of the Company's 18 Residence Inn by Marriott(R) Hotels.

                                          KEY AREA ATTRACTIONS OF THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS      BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)          WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ---------------------------      --------------------------
ARIZONA
 Flagstaff..............   102     7/91  Northern Arizona University      WL Gore, Ralston Purina, US
                                         (6), Airport (6)                 West
 Scottsdale.............   122     1/91  Sky Harbor Airport (9),          Motorola, Dial Corporation,
                                         Scottsdale Gallery District      Mayo Clinic
                                         (2), Borgata Shopping Center (
                                         1/2), Camelback Mountain (1),
                                         Heard Museum (10), Frank Lloyd
                                         Wright Museum (12)
 Tempe..................   126     2/91  Sky Harbor Airport (5),          Motorola, Allied Signal,
                                         Arizona State University (4),    First Interstate Data
                                         Tempe Diablo Stadium (2)         Center, Microage
CALIFORNIA
 Huntington Beach/
  Fountain Valley.......   122     3/91  Mile Square Park & Golf Course   Rockwell, Filenet, Nissan,
                                         ( 1/2), Disneyland (14),         Hyundai, ASICS Tiger, FHP
                                         Knott's Berry Farm (17),
                                         Newport Beach (7), Orange
                                         County Airport (5), Huntington
                                         Beach (5), Pacific
                                         Amphitheater (5), Tustin
                                         Marine Base (9), South Coast
                                         Plaza (5), Orange County
                                         Performing Arts Center (5)
 North San Diego/Rancho
  Bernardo..............   123    10/91  San Diego International          Sony, Hewlett-Packard,
                                         Airport (21), Downtown San       AT&T, U.S. Postal Service,
                                         Diego (23), Wild Animal Park     Loral
                                         (10), Temecula/Wine Country
                                         (30), Beaches (15), San Diego
                                         Zoo (15)
GEORGIA
 Atlanta/Alphretta......   103     7/90  Hartsfield Airport (31),         Digital Equipment Corp.,
                                         Downtown Atlanta (28), Harry's   Digital Communications
                                         Farmers Markets (5), Wills       Assoc., AT&T, Siemens,
                                         Park Equestrian Facility (3),    Equifax, Nationwide
                                         Lake Lanier (18), North Point    Insurance, UPS, Amoco
                                         (3)
ILLINOIS
 Chicago-Downtown.......   221     7/91  John Hancock Building (1         American Bar Association,
                                         block), One Magnificent Mile     Amoco, IBM, Quaker Oats,
                                         (1 block), Lake Michigan (1      Arthur Andersen, Sears
                                         block), McCormick Place (20      Roebuck
                                         blocks), Rush Street (2
                                         blocks), Wrigley Field (4),
                                         O'Hare Airport (18)
MARYLAND
 Annapolis..............   102     5/91  Annapolis Mall (1), U.S. Naval   IIT Research Institute,
                                         Academy (4), Historic            Wartsila Diesel
                                         Annapolis (4), Festival Plaza
                                         ( 1/2)
MASSACHUSETTS
 Westborough............   109     7/91  Logan Airport (32), Worcester    Data General Corp.
                                         Airport (15), Sturbridge
                                         Village (30), Massachusetts
                                         Turnpike (5), Downtown Boston
                                         (38)
MICHIGAN
 Warren.................   133     3/90  Detroit Metropolitan Airport     General Motors, TRW,
                                         (29), Canada (15), Detroit Zoo   General Dynamics, Chrysler,
                                         (9), Pontiac Silverdome (15),    Ford
                                         Downtown Detroit (14), City
                                         Airport (6)
NEW MEXICO
 Albuquerque............   112     2/90  Sandia Peak & Tramway (10),      AT&T
                                         Old Town (4), Convention
                                         Center (4), Zoo (8),
                                         International Balloons Fiesta
                                         Grounds (8), University of New
                                         Mexico (3), Airport (6)
NEW YORK
 Syracuse...............   102     1/91  Syracuse University (6),         Martin Marietta, Carrier,
                                         Carrier Dome (6), NY State       Chrysler, Bristol-Myers
                                         Fairgrounds (10)
NORTH CAROLINA
 Durham-Research
  Triangle Park.........   122     3/91  Duke University (7),             IBM, Northern Telecom, EPA,
                                         University of NC at Chapel       Glaxo, Burroughs Wellcome,
                                         Hill (8), Raleigh/Durham         Ericsson, GE Mobile
                                         Airport (8), Downtown Raleigh    Communications, Motorola,
                                         (20)                             Data General

                                           KEY AREA ATTRACTIONS FOR THE
                         NUMBER OF  DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION          ROOMS   OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        --------- ------  ----------------------------   --------------------------
OHIO
 Columbus/Dublin........    106     2/92  Metro Center (adjacent),       Ashland Chemical,
                                          Muirfield Village Gold Club    Pharmacia, CompuServe,
                                          (3), Port Columbus             Frigidaire
                                          International Airport (20),
                                          Ohio State University (9),
                                          Downtown Columbus (15)
PENNSYLVANIA
 Willow Grove...........    118    12/90  Downtown Philadelphia (15),    General Instruments,
                                          Philadelphia International     Honeywell, Moore Products,
                                          Airport (20), Philadelphia     Prudential, Penn Mutual
                                          Park (8), Willow Grove Naval
                                          Air Station (2), Sesame Place
                                          (15), Fort Washington Expo
                                          Center (5)
TENNESSEE
 Nashville/Brentwood....    110     1/91  Downtown Nashville (8),        Bankers Trust, Comdata
                                          Nashville International        Holdings Corp., Quorum
                                          Airport (12), Vanderbilt
                                          University/Medical Center
                                          (10), Tennessee State
                                          Fairgrounds (5), Grand Ole
                                          Opry/Theme Park (15), Cool
                                          Springs Galleria (5), Legends
                                          Golf Club (8)
TEXAS
 Dallas-Market Center...    142     3/89  Love Field Airport (3),        Mobil Oil, Federal Express
                                          Dallas/Fort Worth
                                          International Airport (13),
                                          Texas Stadium (3), World Trade
                                          Center/Info Mart (2 1/2),
                                          Downtown Dallas (5), Six Flags
                                          (15), Medieval Times (2),
                                          Convention Center (5),
                                          Restaurant Row (2 1/2)
 Dallas-Northpark.......    103     7/90  Dallas/Fort Worth              Texas Instruments, Northern
                                          International Airport (16),    Telecom
                                          Love Field Airport (8),
                                          Downtown Dallas (5), Galleria
                                          (6)

 COURTYARD BY MARRIOTT(R) HOTELS

  Courtyard by Marriott(R) hotels are designed to attract both business and leisure travelers. A typical Courtyard by Marriott(R) hotel has 145 guest rooms. The guest rooms are larger than those in most other moderately priced hotels and predominately offer king sized beds. Most Courtyard by Marriott(R) hotels are situated on well landscaped grounds and typically are built around a courtyard containing a patio, pool and socializing area that may be glass enclosed depending upon location. Most of these hotels have lounges or lobbies, meeting rooms, an exercise room, a small laundry room available to guests and a restaurant or coffee shop. Generally, the guest rooms are similar in size and furnishings to guest rooms in full service Marriott(R) hotels. In addition, many of the same amenities as would be available in full service Marriott(R) hotels are available in Courtyard by Marriott(R) hotels, except that restaurants may be open only for breakfast buffets or serve limited menus, room service is generally not available and meeting and function rooms are limited in size and number. According to Marriott, as of December 31, 1995, 253 Courtyard by Marriott(R) hotels were open and operating nationally. The Company believes that the Courtyard by Marriott(R) brand is a leading brand in the limited service segment of the United States hotel industry.

  The following charts set forth the occupancy, ADR and REVPAR for the past three years of the Company's 53 Courtyard by Marriott(R) Hotels as compared to those averages for all United States hotels as reported by Smith Travel Research in Lodging Outlook.


 [The Prospectus contains three bar charts containing the following information]
                                Average Occupancy

                       All US Hotels         Courtyard by Marriott(R)
1993                       63.1%                     79.7%
1994                       64.7%                     80.3%
1995                       65.5%                     80.3%

                           Average Daily Room Rates

                       All US Hotels         Courtyard by Marriott(R)
1993                       $61.30                    $63.32
1994                       $64.24                    $67.50
1995                       $67.34                    $72.61



                          Revenue Per Available Room

                       All US Hotels         Courtyard by Marriott(R)
1993                       $38.71                    $50.49
1994                       $41.55                    $54.23
1995                       $44.14                    $58.32


  The table below is derived principally from information published by Marriott in the Courtyard by Marriott(R) directory and presents certain information about the size, age and location the Company's 53 Courtyard by Marriott(R) Hotels.

                                          KEY AREA ATTRACTIONS FOR THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ----------------------------   --------------------------
ARIZONA
 Phoenix................   155     8/90  Downtown Scottsdale (10), Town  MCI Communications, Bank of
                                         & Country Mall (adjacent),      America, AT&T, American
                                         Phoenix Airport (7), Sun Devil  Express, Transamerica, IBM,
                                         Stadium (8), Arizona State      US West
                                         University (8), Downtown
                                         Phoenix (6)

 Scottsdale.............   124     1/89  Downtown Scottsdale (11), West  Mayo Clinic (adjacent)
                                         World (5), Fountain Hills (5)
CALIFORNIA
 Camarillo..............   130    10/90  Oxnard (5), Ventura Mission     Unisys, Vitesse, Amgen,
                                         (12), State Beaches (10),       Siemens Solar, Technicolor,
                                         Getty Museum (20), Six Flags    3M Company, Teledyne, Blue
                                         Magic Mountain (45), Ronald     Cross
                                         Reagan Presidential Library
                                         (15)
 Huntington
  Beach/Fountain
  Valley................  150     3/91   Orange County Airport (6),      McDonnell Douglas, Safeco
                                         Orange County Fairgrounds (4),  Insurance, Rockwell,
                                         Pacific Amphitheater (4),       Hyundai, ASICS Tiger
                                         Huntington Beach (3)

 Laguna Hills-Irvine
  Spectrum..............  137    10/90   Orange County Airport (9),      Mazda, Abbott Laboratories,
                                         Laguna Beach (7), Mission San   Parker Hannifin, Toshiba,
                                         Juan Capistrano (10), US        Unisys, Canon, Loral
                                         Marine Station El Toro (3), US
                                         Olympic Swim Stadium (5),
                                         Laguna Hills Mall (1 1/2)

 Los Angeles Airport....   146     3/87  Los Angeles Airport (1),        Chevron, AT&T, Xerox, TRW,
                                         Universal Studios (18),         Mattel, GTE
                                         Disneyland (28), Hollywood
                                         (15), Marina del Rey (5), UCLA
                                         (10)

 San Jose Airport.......   151     1/91  San Jose Airport ( 1/2), San    IBM, FMC Corp., Ford
                                         Jose Convention Center (3       Aerospace, General
                                         1/2), San Jose State            Electric, Hewlett-Packard,
                                         University (4), Great America   Kodak, Digital, Novell,
                                         (5), Santa Clara University     AT&T
                                         (2), San Jose Arena (3)

 Torrance-South Bay.....   151    11/90  Los Angeles Airport (10),       Toyota, Honda, Nissan, NEC,
                                         Redondo Beach (5), Long Beach   Allied Signal, Mobil Oil
                                         (12), Los Angeles Harbor/San
                                         Pedro (10), Downtown Los
                                         Angeles (10), Dodger Stadium
                                         (12), Knott's Berry Farm (19),
                                         Disneyland (23), Great Western
                                         Forum (8), LA Coliseum (8),
                                         Southbay Galleria (3),
                                         Universal Studios (12)
DELAWARE
 Wilmington.............   152     1/91  Christiana Mall ( 1/2),         Flight Safety International
                                         University of Delaware (5),
                                         Delaware Park Race Track (2),
                                         Winterthur Museum & Garden
                                         (15), Longwood Garden (20),
                                         Historic New Castle (5),
                                         Hagley Museum (7), Brandywine
                                         Valley Museum (12)
FLORIDA
 Boca Raton.............   152     4/92  Palm Beach Airport (22), Ft.    IBM, Sony, WR Grace,
                                         Lauderdale Airport (25),        Unisys, Office Depot
                                         Florida Atlantic University
                                         (1/2), Lynn University ( 1/2)
 Jacksonville/Mayo
  Clinic & Beaches Area.   121    10/87  Mayo Clinic (adjacent),         American Heritage Life
                                         Beaches (3), Airport (30),
                                         Ponte Vedra/Sawgrass (4),
                                         St. Augustine (30), Downtown
                                         Jacksonville (15), Jaxport
                                         (20)

                                          KEY AREA ATTRACTIONS FOR THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ----------------------------   --------------------------
 Miami Lakes Area.......   151     9/90  Miami International Airport    Northern Telecom, Coulter
                                         (9), Opa Locka Airport (3),    Corporation, Palmetto
                                         Miami Lakes Industrial Park    General Hospital, C.D.
                                         (2), Palmetto Lakes Industrial Medical, Telectronics
                                         Park (2), Miami Lakes Golf
                                         Course ( 1/2), Country Club of
                                         Miami (2), Westland Mall (4),
                                         Joe Robbie Stadium (5)
GEORGIA
 Atlanta Airport North..   152     8/90  Fulton County Stadium (6),     Ford, Pratt & Whitney,
                                         Hartsfield Airport (1), Six    General Electric, Delta Air
                                         Flags (13)                     Lines
 Atlanta-Cumberland        182     3/89  Downtown Atlanta (10),         IBM, AT&T, Sprint, UPS,
  Center................                 Hartsfield Airport (20), Six   Worldspan
                                         Flags (12), Stone Mountain
                                         Park (20)
 Atlanta-Jimmy Carter      122     5/88  Mountain Park (7), Malibu      AT&T, UPS, American
  Blvd..................                 Grand Prix (3), Delta          Express, Lanier, GM, BASF,
                                         Peachtree Airport (5),         Whirlpool
                                         Gwinnett Airport (8)
 Atlanta-Midtown........   168     7/91  Olympic Village and Olympic    BellSouth, AT&T
                                         Venues ( 1/2), Woodruff Art
                                         Center ( 1/2), Georgia World
                                         Congress Center (2), Fox
                                         Theatre ( 1/2), Atlanta
                                         Stadium (4), Georgia Dome (2),
                                         Georgia Tech (2)
 Macon..................   108     5/91  Macon Airport (15), Warner-    Georgia Farm Bureaus, Brown
                                         Robbins Air Force Base (20),   and Williamson, YKK, Geico,
                                         Mercer University (8),         GE Capital
                                         Wesleyan College (4)
ILLINOIS
 Arlington Heights         150     5/90  Woodfield Mall and Theatres    Motorola, Honeywell,
  North.................                 (7), Long Grove Village (5),   Federal Express, UARCO,
                                         Arlington Race Track (4),      American Honda
                                         O'Hare Airport (15), Downtown
                                         Chicago (40)
INDIANA
 Indianapolis...........   149     3/90  Downtown Indianapolis (12),    Charles Schwab, AT&T, Delta
                                         Indianapolis Airport (17),     Peerless, GTE, Hewlett-
                                         Indianapolis Zoo (15),         Packard, Integrated
                                         Children's Museum (10), Butler Information Services,
                                         University (7), Indianapolis   MacMillan Publishing, NCR
                                         Motor Speedway (17), Indiana
                                         State Fairgrounds (7)
IOWA
 Quad Cities............   108    12/90  Moline Regional Airport (13),  Montgomery Elevator, Rock
                                         Riverboat Casinos (5), Wacky   Island Arsenal
                                         Waters (8), John Deere
                                         Historical Tour (10), Museums
                                         (3), Quad City Downs Race
                                         Track (15)
MARYLAND
 Columbia...............   152     7/91  Dobbin Center (1/10),          General Physics, S-3
                                         Merriweather Post Pavilion     Technologies Sun Micro
                                         (4), Baltimore-Washington      Systems, AT&T, Baxter
                                         International Airport (12),    Health Care
                                         Baltimore Inner Harbor (15),
                                         Oriole Park at Camden Yards
                                         (15), National Aquarium (15)
 Greenbelt..............   152     6/91  Downtown Washington, D.C.      National Agriculture
                                         (20), USAir Arena (10), Wild   Research Center, Litton
                                         World (12), University of      America, Digital, Hughes,
                                         Maryland (3), NASA/Goddard     Bendix, Lockheed, Cellular
                                         Space Center (2), Washington   One, Computer Sciences
                                         National Airport (20),         Corp.
                                         Baltimore-Washington
                                         International Airport (25)
MASSACHUSETTS
 Danvers................   121     3/90  Fenway Park (18), Logan        General Electric, NYNEX,
                                         Airport (18), Downtown Boston  Eaton
                                         (15), Historic Salem (3)

                                          KEY AREA ATTRACTIONS FOR THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ----------------------------   --------------------------
 Foxborough.............   149     6/89  Foxboro Stadium (5), Great     Texas Instruments, Forbes,
                                         Woods Performing Arts Center   Codex
                                         (3), Logan Airport (35),
                                         Downtown Boston (33), Wheaton
                                         College (5), Plymouth
                                         Plantation (25)
 Lowell.................   121     3/90  Downtown Boston (30), Logan    Wang, Sun Microsystems,
                                         Airport (30),                  Hewlett-Packard, Raytheon
                                         Lexington/Concord (15),
                                         University of Massachusetts at
                                         Lowell (3)
 Milford................   152    10/90  Logan Airport (43), Downtown   EMC, Dennison, Boston
                                         Boston (43)                    Digital
 Norwood................   148     9/90  Logan Airport (20), Downtown   Analog Devices, LTX
                                         Boston (20), Foxboro Stadium   Corporation, Microcom,
                                         (10), Great Woods Performing   Polaroid, GM, Ciba Corning,
                                         Arts Center (15)               Merck
 Stoughton..............   152    10/90  Logan Airport (18), Stonehill  Reebok International
                                         College (7), Downtown Boston
                                         (16), Fenway Park (17),
                                         Foxboro Stadium (20), Great
                                         Woods Performing Arts Center
                                         (20)
 Woburn.................   120     3/90  Logan Airport (12), Downtown   Hewlett-Packard, Alpha
                                         Boston (12), Cambridge (12)    Industries
MICHIGAN
 Detroit/Auburn Hills...   148    10/89  Pontiac Silverdome ( 1/2), The Chrysler, ITT Automotive,
                                         Palace of Auburn Hills (3),    General Motors, Volkswagen
                                         Oakland University (2)
MINNESOTA
 Minneapolis/Eden          149     2/89  Minneapolis/St. Paul           Best Buy, General Electric,
  Prairie...............                 International Airport (11),    Super Value, Rosemount, MTS
                                         Metrodome/Downtown Minneapolis Systems
                                         (12), Met Center (8),
                                         Minnesota Zoo (15), Mystic
                                         Lake Casino (15)
MISSOURI
 Kansas City Airport....   149     9/90  Kansas City Airport (4),       Farmland Foods, Worldspan,
                                         Downtown Kansas City (10),     Midland
                                         Truman Sports Complex (25),
                                         American Royal/Kemper Arena
                                         (10)
 South Kansas City......   149     9/90  Kansas City Airport (42),      Sprint, Marion Merrell Dow,
                                         Downtown Kansas City (20),     Yellow Freight, John Deere,
                                         Truman Sports Complex (10),    Allied Signal
                                         Worlds of Fund (15)
NEW JERSEY
 Hanover................   149     7/91  Historic Morristown (5),       Sandoz, Bellcore, Allied
                                         Livingston Mall (6), Short     Signal, Exxon, Warner
                                         Hills Mall (10), Newark        Lambert, Nabisco,
                                         International Airport (28),    Prudential, AT&T, Suburban
                                         Amtrak Train Station (12),     Propane
                                         New York City (17)
 Mahwah.................   146     4/91  Meadowlands (20), New York     Sharp Electronics, UPS,
                                         City (33)                      Phillips, IBM, Jaguar,
                                                                        Meldisco
 Tinton Falls...........   121     6/90  Newark International Airport   Fort Monmouth, Prudential,
                                         (30), Great Adventure Theme    Bell Labs, Hughes Aircraft,
                                         Park (20), Atlantic Ocean &    Roberts Pharmaceutical
                                         Beaches (5), New York City
                                         (50), Atlantic City (50),
                                         Monmouth Park Race Track (2)
NEW YORK
 Fishkill...............   152     6/91  Cold Spring (10), West Point   IBM, Texaco
                                         Military Academy (15), Vassar
                                         College (12), Stewart Airport
                                         (10), F.D.R. Historical Site
                                         (16), Vanderbilt Historical
                                         Site (17), Danbury, CT (25),
                                         Marist College (13), Stewart
                                         International Airport (15)

                                          KEY AREA ATTRACTIONS FOR THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ----------------------------   --------------------------
 Syracuse...............   149     9/88  Hancock International Airport  Carrier Corporation, Martin
                                         (7), Burnett Park Zoo (12),    Marietta, Crouse-Hinds
                                         Everson Museum (8), Shopping   Company, Bristol-Myers
                                         Town Dewitt Mall (5), Syracuse
                                         University (6), Carousel Mall
                                         (6), Great Northern Mall (11)
NORTH CAROLINA
 Charlotte-University      152     8/90  Charlotte Motor Speedway (4),  IBM, Allstate Insurance,
  Research Park.........                 University of NC at Charlotte  Phillip Morris, Southern
                                         (1), University Place ( 1/4),  Bell
                                         Downtown Charlotte (7),
                                         Airport (10), Blockbuster
                                         Pavillion (4)
 Fayetteville...........   108     1/91  Cape Fear Regional Theatre     Fort Bragg
                                         (5), Museum of Art (6), Market
                                         House (2)
 Raleigh/Durham Airport.   152    11/90  Research Triangle Park (1),    IBM, Northern Telecom, SAS
                                         Raleigh/Durham Airport (1),    Institute, GTE
                                         Downtown Raleigh (15),
                                         NC State (15), Duke University
                                         (15), University of NC at
                                         Chapel Hill (18)
PENNSYLVANIA
 Philadelphia Airport...   152    12/91  Downtown Philadelphia (10),    Boeing, UPS, Penn Navy Yard
                                         Philadelphia International
                                         Airport (1), Veterans Stadium
                                         (4), Spectrum Arena (4), Penns
                                         Landing (8), Civic Center
                                         (15), University of
                                         Pennsylvania (11)
 Pittsburgh Airport.....   148     8/90  Pittsburgh International       Miles Corporation, Calgon,
                                         Airport (7 1/2), Downtown      ADP, USAir, Westinghouse
                                         Pittsburgh (15), Convention    Corp., Roadway Package
                                         Center & Civic Arena (16),     System, Robert Morris
                                         Three Rivers Stadium (15),     College, Legent
                                         Star Lake Ampitheatre (21),
                                         Quicksilver Golf Club (12)
 Willow Grove...........   149     7/89  Willow Grove Park Mall (1),    Prudential, Honeywell,
                                         Downtown Philadelphia (15),    Decision Data, McNeil Labs,
                                         New Hope (14), Valley Forge    Procter & Gamble
                                         (10), Sesame Place (10),
                                         Franklin Mills (10), Fort
                                         Washington Expo Center (5)
RHODE ISLAND
 Newport/Middletown.....   148     9/90  Downtown Newport (3), Historic U.S. Navy Base, General
                                         Mansions (4), Cliffwalk &      Dynamics, Hughes, McDonnell
                                         Ocean Drive (4), Hammersmith   Douglas, Unisys,
                                         Farm (5), Tennis Hall of Fame  Westinghouse, KPMG Peat
                                         (4), Brick Market Place        Marwick, Raytheon, AT&T
                                         Shopping (3), Beaches (3),
                                         Golf ( 1/4)
SOUTH CAROLINA
 Spartanburg............   108     6/90  University of SC at            Michelin
                                         Spartanburg (1), Greenville-
                                         Spartanburg Airport (17),
                                         Wofford College (3), Converse
                                         College (3), Spartanburg
                                         Auditorium (3)
TENNESSEE
 Chattanooga............   109     4/91  Chattanooga Riverboat (18),    Brach's Candy
                                         Ruby Falls (15), Rock City
                                         (18), Metropolitan Airport
                                         (4), Tennessee Aquarium (10)
TEXAS
 Dallas-Northpark.......   160     7/90  Dallas/Fort Worth              Dr. Pepper, Texas
                                         International Airport (25),    Instruments, Prudential
                                         Love Field Airport (7),
                                         Downtown Dallas (5), Southern
                                         Methodist University (3)

                                          KEY AREA ATTRACTIONS FOR THE
                          NUMBER   DATE   HOTEL/ACADEMIC INSTITUTIONS    BUSINESSES WITH FACILITIES
PROPERTY LOCATION        OF ROOMS OPENED      (DISTANCE IN MILES)        WITHIN A FIVE MILE RADIUS
-----------------        -------- ------  ----------------------------   --------------------------
VIRGINIA
 Arlington/Rosslyn......   162     2/92  Georgetown (3), Washington,    Gannett, Xerox, Bell
                                         D.C. ( 1/5), Georgetown        Atlantic, Coopers &
                                         University (3)                 Lybrand, USA Today
 Fairfax................   149     9/90  Fairfax County Offices (3),    AT&T, TRW, Mobil
                                         Washington, D.C. (15), Dulles
                                         Airport (11), National Airport
                                         (18), George Mason University
                                         (4)
 Williamsburg...........   151     6/90  Busch Garden (1), Colonial     Busch Corporate Center,
                                         Williamsburg (2 1/2), Pottery  Ball Metal, Cheatham Annex
                                         Factory (14), Water Country (1 Military Base
                                         1/2), College of William &
                                         Mary (2 1/2)
WASHINGTON
 Bellevue...............   152     9/90  Bellevue City Center (4),      Microsoft, Allied Signal,
                                         Seattle City Center (8),       Digital, Eddie Bauer,
                                         University of Washington (6)   Safeco
WISCONSIN
 Milwaukee/Brookfield...   147     5/91  Milwaukee County Zoo (5),      Digital, Ameritech, Xerox,
                                         Milwaukee County Stadium (12), Prudential
                                         Bradley Center (12), Wisconsin
                                         State Fair (6), Airport (18)

LESSEES, MANAGERS, LEASES AND MANAGEMENT AGREEMENTS

 WYNDHAM GARDEN(R) HOTELS

  Wyndham is a leading national hotel company operating hotels under the Wyndham(R) brand name located in 20 states, the District of Columbia and four Caribbean islands. Wyndham(R) hotels compete in the upscale segment of the lodging industry with national hotel chains such as Marriott(R), Hyatt(R) and Hilton(R). Wyndham offers three full service hotel products under the Wyndham(R) brand name that are tailored to urban, suburban and select resort markets. As of March 1, 1996, Wyndham and its affiliated entities owned, leased, managed or franchised a total of 71 hotels with 18,607 rooms.

  Wyndham I is a limited purpose entity that has been organized to lease and operate the 11 Wyndham Garden(R) Hotels owned by the Company. The Purchase Agreement for these Hotels requires that Wyndham I engage Wyndham or a Wyndham subsidiary to manage these Hotels. The terms of any such Management Agreement are within the discretion of Wyndham I, but the Lease requires that all management fees be subordinated to rent due to the Company, the Management Agreements to be terminable by the Company in the event of a termination of the Lease affecting the same Hotel and that the designation of these Hotels as Wyndham Garden(R) hotels may not be changed without the Company's approval. Neither Wyndham nor Wyndham II are liable for obligations due to the Company under the Wyndham Garden(R) Leases. An investment in the Shares is not an investment in Wyndham, Wyndham I or Wyndham II.

  The principal features of the Company's 11 Wyndham Garden(R) Leases and any Management Agreements for such Hotels are as follows:

  . Each of the Company's Wyndham Garden(R) Hotels is the subject of a separate Lease. However, in the event any of these Leases is defaulted, the Company may declare all of these Leases to be in default.

  . The initial term of all of these Leases expires in approximately 17 years on December 31, 2012.

  . At the end of the initial term, Wyndham I may renew these Leases for four consecutive 12 year terms. Renewal options may be exercised only on an all or none basis for all 11 Wyndham Garden(R) Hotels owned by the Company.

  . The Wyndham Garden(R) Leases require minimum rent payments aggregating
    $13.6 million per year.

  . In addition to minimum rents, the Wyndham Garden(R) Leases require percentage rents equal to 8% of Total Hotel Sales in excess of Total Hotel Sales in 1996. Total Hotel Sales includes gross revenues from room rentals, food and beverage sales and other services provided at these Hotels. Percentage rents are calculated on a combined basis for all 11 Wyndham Garden(R) Hotels and are payable starting in 1997. Although recent increases in Total Hotel Sales are not necessarily indicative of future operating performance, Total Hotel Sales at the Company's 11 Wyndham Garden(R) Hotels were $50.7 million in 1994 and $56.6 million in 1995, an increase of 11.7%.

  . The Wyndham Garden(R) Leases all require that 5% of Total Hotel Sales be escrowed by Wyndham I periodically to fund refurbishments and renovations to these Hotels. Funds in this FF&E Reserve are pooled for all 11 of the Company's Wyndham Garden(R) Hotels and generally may be withdrawn only for capitalized improvements approved by the Company. During the term of these Leases, funds in the FF&E Reserve and personal property purchased with these funds will be the property of Wyndham I. At the end of the term of these Leases any funds remaining in this escrow account and any property purchased with funds from this account remaining at these Hotels must be transferred to the Company. The Company believes that the funding provided through the FF&E Reserve will be adequate to permit these Hotels to maintain competitive appearances for the foreseeable future. Based upon 1995 Total Hotel Sales, the FF&E Reserve required for these Wyndham Garden(R) Hotels is estimated to aggregate approximately $2.8 million per year or $1,460 per room per year.

  . Under certain circumstances, the Company may be required to fund major repairs to the 11 Wyndham Garden(R) Hotels, in which event base rents will be increased by a minimum of 10% of the amount funded.

  . A Security Deposit equal to a full year's base rent, $13.6 million, will be retained by the Company as security for Wyndham I's obligations under the Wyndham Garden(R) Leases. Provided that Wyndham I does not default under any of these Leases, the Company must repay the Security Deposit to Wyndham I at the expiration of the Leases, including renewal terms. No interest is required to be paid by the Company on the Security Deposit, and it will not be escrowed.

  . The Wyndham Garden(R) Leases are net leases requiring Wyndham I to pay all operating expenses, including taxes and insurance and any applicable ground rent.

  . During the term of these Leases and so long as the applicable Leases are not in default, Wyndham I will have rights of first refusal, in certain circumstances, on sales of the 11 Wyndham Garden(R) Hotels.

  . All fees payable under the Management Agreement between Wyndham I and Wyndham or Wyndham II are subordinated to rents due to the Company, and these Management Agreements may be canceled by the Company in the event the Leases affecting the concerned Hotel or Hotels are then in default. Similarly, all charges which may be payable by Wyndham I to Wyndham or its affiliates are subordinated to the obligation of Wyndham I to pay rents to the Company.

  . As owner and lessor of the Wyndham Garden(R) Hotels, the Company has no interest in the sales and operations of these Hotels other than its entitlement to base rents and percentage rents. For the year ended December 31, 1995, Wyndham I's pro forma income before income taxes, rents due to the Company and subordinated management fees and charges and after deduction of FF&E Reserves exceeded pro forma base rent due to the Company by $4.3 million, or coverage of 1.32 times the pro forma base rent due to the Company.

 RESIDENCE INN BY MARRIOTT(R) HOTELS

  Host is a leading hotel ownership company that, as of December 30, 1995, owned 90 lodging properties (including the 34 Additional Hotels to be acquired by the Company from Host) located throughout the United States and in foreign countries. Host's lodging properties are generally operated under proprietary brand names and managed by Marriott. Host also holds interests in various partnerships that own over 260 additional lodging properties operated by Marriott. Host's lodging properties span several market segments of the hotel industry, including full service (primarily Marriott Hotels, Resorts and Suites(R)), moderately priced (Courtyard by Marriott(R)), extended stay (Residence Inn by Marriott(R)) and economy (Fairfield Inn by Marriott(R)). Host I is a limited purpose subsidiary of Host formed to lease the Company's 18 Residence Inn by Marriott(R) Hotels.

  Marriott is a leading international hotel management company that, as of December 30, 1995, operated or franchised 1,036 hotels with approximately 208,500 guest rooms. In addition to operating hotels, Marriott is also a leading developer and operator of vacation time sharing properties (Marriott Ownership Resorts(R)) and conference centers (Marriott Conference Centers(R)) throughout the United States. Through its contract service business, Marriott provides food service and facilities management to more than 3,000 business, education and health care clients. Marriott also develops and operates retirement communities offering independent living, assisted living and skilled nursing care. Marriott I is a subsidiary of Marriott.

  None of Host, Marriott or Marriott I are liable for obligations due to the Company from Host I under the Residence Inn by Marriott(R) Leases. An investment in the Shares is not an investment in Host, Marriott, Host I or Marriott I.

  The principal features of the Company's 18 Residence Inn by Marriott(R) Leases and Management Agreements are as follows:

  . Each of the Company's Residence Inn by Marriott(R) Hotels is the subject of a separate Lease. However, in the event any of these Leases is defaulted, the Company may declare all of these Leases to be in default.

  . The initial term of all of these Leases expires in approximately 15 years on December 31, 2010.

  . At the end of the initial term, Host I may renew these Leases for one 10 year and two consecutive 15 year renewal terms. Renewal options may be exercised only on an all or none basis for all 18 Residence Inn by Marriott(R) Hotels owned by the Company.

  . The Residence Inn by Marriott(R) Leases require minimum rent payments aggregating $17.2 million per year.

  . In addition to minimum rents, the Residence Inn by Marriott(R) Leases require percentage rents equal to 7.5% of Total Hotel Sales in excess of Total Hotel Sales in 1996. Percentage rents are calculated on a combined basis for all 18 Residence Inn by Marriott(R) Hotels and are payable starting in 1997. Although recent increases in Total Hotel Sales are not necessarily indicative of future operating performance, Total Hotel Sales at the Company's 18 Residence Inn by Marriott(R) Hotels were $57.4 million in 1994 and $61.9 million in 1995, an increase of 8.0%.

  . Both the Leases and Management Agreements for the Company's 18 Residence
    Inn by Marriott(R) Hotels require that 5% of Total Hotel Sales be escrowed periodically to fund refurbishments and renovations to these Hotels. Funds in this FF&E Reserve are pooled for all 18 Residence Inn by Marriott(R) Hotels and generally may be withdrawn only for capitalized improvements. Funds in the FF&E Reserve and property purchased with those funds are the property of the Company and payments into the FF&E Reserve are recorded by the Company under GAAP as rents. The Company believes that the funding provided through the FF&E Reserve will be adequate to permit these Hotels to maintain competitive appearances for the foreseeable future. Based upon 1995 Total Hotel Sales, the FF&E Reserve required for the Company's 18 Residence Inn by Marriott(R) Hotels is estimated to aggregate approximately $3.1 million per year, or $1,422 per suite per year.

  . Under certain circumstances, the Company may be required to fund major repairs to the 18 Residence Inn by Marriott(R) Hotels, in which event base rents will be increased by 10% of the amount funded.

  . A Security Deposit equal to a full year's base rent, $17.2 million, will be retained by the Company as security for Host I's obligations under the Residence Inn by Marriott(R) Leases. Provided that Host I does not default under any of these Leases, the Company must repay the Security Deposit to Host I at the expiration of the Leases, including renewal terms. No interest will be paid by the Company on the Security Deposit and it will not be escrowed.

  . The Residence Inn by Marriott(R) Leases are net leases requiring Host I to pay all operating expenses, including taxes and insurance and any applicable ground rent. Under the Management Agreements for the 18 Residence Inn by Marriott(R) Hotels, substantially all of Host I's operating responsibilities have been delegated to Marriott I.

  . The Management Agreements may be cancelled by Host I (with the consent of the Company) on a hotel by hotel basis if specified performance levels are not achieved by Marriott I. Similarly, in the event that the Leases for individual Residence Inn by Marriott(R) Hotels were terminated, the Company or the successor lessee would be able to cancel the corresponding Management Agreements on a hotel by hotel basis if specified performance levels are not achieved.

  . The Management Agreements for the Company's 18 Residence Inn by
    Marriott(R) Hotels are not cross defaulted with each other nor with the Leases for these Hotels. Accordingly, if one or more Management Agreements were defaulted and terminated, Host I and the Company will be able to continue the affiliation with Marriott and use the Residence Inn by Marriott(R) brand name and chain services under the remaining agreements. Also, if the Leases for these Hotels were defaulted and terminated, the Company and any successor lessee will be able to continue the affiliation with Marriott and the Residence Inn by Marriott(R) brand name and chain services under the existing Management Agreements.

  . The Residence Inn by Marriott(R) Management Agreements expire on December
    31, 2020. Thereafter, they may be renewed by Marriott I for two consecutive 15 year terms.

  . Borrowings in respect of each of the Residence Inn by Marriott(R) Hotels are limited in accordance with a formula set forth in the applicable Management Agreements to no more than 70% of the allocable purchase price of each Hotel in the case of a borrowing secured by a single Hotel, or 60% of the aggregate allocable purchase prices of these Hotels in the case of a borrowing secured by two or more of these Hotels on a combined basis.

  . Management fees payable to Marriott I for operation of the 18 Residence
    Inn by Marriott(R) Hotels are subordinated to minimum rents due to the Company. All related company charges payable by Host I to Host or affiliates of Host are likewise subordinated to rents due to the Company.

  . As owner and lessor of the Residence Inn by Marriott(R) Hotels, the Company has no interest in the sales and operations of these Hotels other than its entitlement to base rents and percentage rents. For the year ended December 31, 1995, Host I's pro forma income before income taxes, rents due to the Company and subordinated management fees and charges and after deduction of FF&E Reserves, exceeded pro forma base rents due to the Company by $6.7 million, or coverage of 1.39 times the pro forma base rents due to the Company.

 COURTYARD BY MARRIOTT(R) HOTELS

  Host II is a limited purpose subsidiary of Host which leases the Company's 53 Courtyard by Marriott(R) Hotels. Marriott II is a subsidiary of Marriott. None of Host, Marriott or Marriott II are liable for obligations due to the Company from Host II under the Courtyard by Marriott(R) Leases. An investment in the Shares is not an investment in Host, Marriott, Host II or Marriott II.

  The principal features of the Company's 53 Courtyard by Marriott(R) Leases and Management Agreements are as follows:

  . Each of the Company's 53 Courtyard by Marriott(R) Hotels is the subject of a separate Lease. However, in the event any of these Leases is defaulted, the Company may declare all of these Leases to be in default.

  . The initial term of all of these Leases expires in approximately 17 years on December 31, 2012.

  . At the end of the initial term, Host II may renew these Leases for three consecutive 12 year renewal terms. Renewal options may be exercised only on an all or none basis for all 53 Courtyard by Marriott(R) Hotels owned by the Company.

  . The Courtyard by Marriott(R) Leases require minimum rent payments aggregating $50.5 million per year.

  . In addition to minimum rents, the Courtyard by Marriott(R) Leases require percentage rents equal to 5% of Total Hotel Sales in excess of Total Hotel Sales in 1994 (for 37 Hotels) and 1995 (for 16 Hotels). Percentage rents are calculated on a combined basis for all 53 Courtyard by Marriott(R) Hotels. Although recent increases in Total Hotel Sales are not necessarily indicative of future operating performance, Total Hotel Sales at the Company's 53 Courtyard by Marriott(R) Hotels were $173.8 million in 1994 and $184.0 million in 1995, an increase of 5.8%.

  . Both the Leases and Management Agreements for the Company's 53 Courtyard by Marriott(R) Hotels require that 5% of Total Hotel Sales be escrowed periodically to fund refurbishments and renovations to these Hotels. Funds in this FF&E Reserve are pooled for all 53 Courtyard by Marriott(R) Hotels and generally may be withdrawn only for capitalized improvements. Funds in the FF&E Reserve and property purchased with those funds are the property of the Company and payments into this FF&E Reserve are recorded by the Company under GAAP as rents. The Company believes that the funding provided through the FF&E Reserve will be adequate to permit these Hotels to maintain competitive appearances for the foreseeable future. Based upon 1995 Total Hotel Sales, the FF&E Reserve required for these 53 Courtyard by Marriott(R) Hotels is estimated to aggregate approximately $9.2 million per year or $1,213 per room per year.

  . Under certain circumstances, the Company may be required to fund major repairs to the 53 Courtyard by Marriott(R) Hotels, in which event base rents will be increased by 10% of the amount funded.

  . A Security Deposit equal to a full year's base rent, $50.5 million, will be retained by the Company as security for Host II's obligations under the Leases. Provided that Host II does not default under any of the Leases, the Company must repay the Security Deposit to Host II at the expiration of the Leases, including renewal terms. No interest will be paid by the Company on the Security Deposit and it will not be escrowed.

  . The Courtyard by Marriott(R) Leases are net leases requiring Host II to pay all operating expenses, including taxes and insurance and any applicable ground rent. Under the Management Agreements, substantially all of Host II's operating responsibilities have been delegated to Marriott II.

  . The Management Agreements may be cancelled by Host II (with the consent of the Company) on a hotel by hotel basis if specified performance levels are not achieved by Marriott II. Similarly, in the event that the Leases for individual Courtyard by Marriott(R) Hotels were terminated, the Company or the successor lessee would be able to cancel the corresponding Management Agreements on a hotel by hotel basis if specified performance levels are not achieved.

  . The Management Agreements for the Company's 53 Courtyard by Marriott(R)
    Hotels are not cross defaulted with each other nor with the Leases for these Hotels. Accordingly, if one or more Management Agreements were defaulted and terminated, Host II and the Company will be able to continue the affiliation with Marriott and use the Courtyard by Marriott(R) brand name and chain services under the remaining agreements. Also, if the Leases for these Hotels were defaulted and terminated, the Company and any successor lessee will be able to continue the affiliation with Marriott and use the Courtyard by Marriott(R) brand name and chain services under existing Management Agreements.

  . The Courtyard by Marriott(R) Management Agreements expire on December 31,
    2012. Thereafter, they may be renewed by Marriott II for three consecutive 12 year terms.

  . Borrowings in respect of each of the Courtyard by Marriott(R) Hotels are limited in accordance with a formula set forth in the applicable Management Agreements to no more than 70% of the allocable purchase price of each Hotel in the case of a borrowing secured by a single Hotel, or 60% of the aggregate allocable purchase prices of these Hotels in the case of a borrowing secured by two or more of these Hotels on a combined basis.

  . Management fees payable to Marriott II for operation of the 53 Courtyard by Marriott(R) Hotels are subordinated to minimum rents due to the Company. All related company charges payable by Host II to Host or affiliates of Host are likewise subordinated to rents due to the Company.

  . As owner and lessor of the Courtyard by Marriott(R) Hotels, the Company has no interest in the sales and operations of these Hotels other than its entitlement to base rents and percentage rents. For the year ended December 31, 1995, Host II's pro forma income before income taxes, rents due to the Company and subordinated management fees and charges and after deduction of FF&E Reserves, exceeded pro forma base rents due to the Company by $17.3 million, or coverage of 1.34 times the pro forma base rents due to the Company.

PURCHASE AGREEMENTS

  Under the Purchase Agreements for the Additional Hotels (the "Purchase Agreements"), the respective sellers are entitled to receive the purchase price in cash (net of applicable Security Deposits) in exchange for title to the Additional Hotels. The Company currently expects that closings under the Purchase Agreements for Additional Hotels with an aggregate cash purchase price in excess of the net proceeds of this Offering will occur prior to or contemporaneously with the completion of this Offering, and that any remaining Additional Hotels will be acquired reasonably promptly after completion of this Offering. The purchase of each Additional Hotel is contingent upon the satisfactory completion of the Company's due diligence investigation.

  Each of the Purchase Agreements contains representations with respect to the Additional Hotels which are typical in commercial real estate acquisitions (certain of which are limited to the respective seller's knowledge or are otherwise limited), including, among other things, that: (i) the properties and the use and operation thereof do not violate applicable laws, (ii) except as otherwise disclosed, the sellers have not placed any hazardous substances on the properties and (iii) applicable Management Agreements (except in the case of the Wyndham Garden(R) Hotels) and ground leases are in full force and effect. Such representations survive the acquisition for a period ending one year after closing. In addition, each seller has agreed to indemnify and hold the Company harmless from and against losses that may arise as a result of certain events occurring prior to closing. In connection with the Purchase Agreements, the Company has engaged or prior to the closing will engage in a due diligence investigation with respect to each Additional Hotel, including review of title documents, zoning restrictions, surveys, Phase I environmental reports, engineering reports, historical financial statements and copies of governmental permits, franchise or license agreements, leases and other material contracts. The Company will receive an owner's policy of title insurance for each of the Additional Hotels acquired pursuant to the Purchase Agreements. See "Risk Factors--Certain Risks of Recent Acquisitions." Pursuant to the Purchase Agreement for the 16 Courtyard by Marriott(R) Additional Hotels and separate Agreements to Lease between the Company and the respective Lessees of the other Additional Hotels, the Lessees have agreed to enter into Leases upon the Company's acquisition of the respective Additional Hotels.

  In connection with the purchase of the Initial Hotels, the Company acquired a right of first offer expiring August 31, 2002 with respect to substantially all of the interests of Host or its subsidiaries in Courtyard by Marriott(R) and Residence Inn by Marriott(R) hotels. In connection with the purchase of 34 Additional Hotels from Host, the Company will pay Host $2.5 million to extend the effective period of this right of first offer until December 31, 2010.

COMPETITION

  The hotel industry is highly competitive. Each of the Hotels is located in an area that includes other hotels. Increases in the number of hotels in a particular area could have a material adverse effect on occupancy rates and ADR of the Hotels located in that area. The Marriott I and Marriott II Management Agreements restrict the right of Marriott and its affiliates, until September 25, 1999, to own, build, operate, franchise or manage (i) any other Courtyard by Marriott(R) hotel within various specified areas around the Company's Courtyard by Marriott(R) Hotels or (ii) any other Residence Inn by Marriott(R) hotel within various specified areas around the Company's Residence Inn by Marriott(R) Hotels. The Wyndham Garden(R) Leases restrict the right of Wyndham and its affiliates during the term of the Wyndham Garden(R) Leases to own or franchise any other Wyndham Garden(R) hotel within specified market areas of any of the Company's Wyndham Garden(R) Hotels. Neither Marriott nor Wyndham nor any of their respective affiliates are restricted from operating other branded hotels in the market areas of any of the Hotels, and after September 25, 1999, Marriott and its affiliates may also compete with the Courtyard by Marriott(R) Hotels or Residence Inn by Marriott(R) Hotels by opening, managing or franchising additional hotels under the same brand name in direct competition with the Company's Hotels. See "Risk Factors--Hotel Operating Risks."

  The Company expects to compete for hotel acquisition and financing opportunities with entities which may have substantially greater financial resources than the Company, including, without limitation, other publicly owned REITs, banks, insurance companies, pension plans and public and private partnerships. These entities may be able to accept more risk than the Company can prudently manage, including risks with respect to the creditworthiness of hotel operators. Such competition may reduce the number of suitable hotel acquisition or financing opportunities available to the Company and increase the bargaining power of hotel owners seeking to sell or finance their properties.

ENVIRONMENTAL MATTERS

  Under various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, in or emanating from such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances, and the liability under such laws has been interpreted to be strict, meaning that liability is imposed without regard to fault. Liability under such laws has also been interpreted to be joint and several, meaning that any current or previous owner or operator or other responsible party might be liable for the entire amount of the cleanup and remediation costs for a contaminated site. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or lease the property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing renovation or demolition. Such laws could also be used to impose liability upon owners or operators of real properties for release of ACMs into the air that cause personal injury or other damage.

  The Company received a Phase I environmental assessment report for each of the 37 Initial Hotels. The Company has also received draft Phase I environmental assessment reports for each of the 45 Additional Hotels under the terms of the Purchase Agreements. The purpose of these reports is to identify, to the extent reasonably possible and based on reasonably available information, any existing and potential conditions resulting from hazardous or toxic substances, including petroleum products and ACMs, at the Hotels. The scope of the Phase I environmental assessments generally include: (i) a review of available maps, aerial photographs and past and present uses of the site;
(ii) an inspection of appropriate public records; and (iii) in certain cases, limited inquiries of governmental agencies having jurisdiction over certain environmental matters. Each Phase I environmental assessment also includes an on site visual inspection of the Hotel to assess visual evidence of past or present on site waste disposal, visible surface contamination, potential sources of soil and groundwater contamination, above surface and subsurface storage tanks, visible drums, barrels and other storage containers, current waste streams and management practices, ACMs and polychlorinated biphenyl transformers. In addition, as part of the Phase I environmental assessment, abutting properties and nearby sources of potential contamination are identified through publicly available information and evaluated for potential impact on the Hotels, to the extent reasonably possible. In some instances, the Company has caused additional investigations to be conducted with respect to certain of the Hotels. Such additional investigations may reveal a potential environmental condition that may cause certain of the Additional Hotels not to be acquired or that could have a material adverse effect on the Company's business or results of operations.

  Some of the Hotels are located on or near properties with former or existing underground or above ground storage tanks used to store petroleum or other hazardous products, or on which activities involving hazardous substances have been or currently are being conducted. The Company is aware of contaminated soil and/or groundwater at several Hotels from former or existing on-site or nearby service stations, leaking underground storage tanks, or storage drums. In addition, the Company believes that some of the Hotels may have been constructed on sites at which fill materials containing hazardous substances were used and that one of the Hotels was constructed over abandoned oil and gas wells. The Company is also aware of several Hotels that are located in a "Superfund" area or an area of regional groundwater contamination. The Company does not believe that these instances of on-site or regional contamination and historical or current activities will have a material adverse effect on the Company's business or results of operations. However, the Company cannot predict whether modifications of existing laws or regulations, the adoption of new laws or regulations or changes in conditions at the Hotels may have a material adverse effect on the Company's business or results of operations in the future.

  Except as described above, the Company is not aware of any environmental condition with respect to the Hotels that could have a material adverse effect on the Company's business or results of operations. No assurances can be given, however, that the Phase I environmental assessments undertaken or additional investigations to be undertaken with respect to the Hotels have revealed or will reveal all potential environmental liabilities, that any prior owner or operator of the real property on which the Hotels are located did not create any material environmental condition not known to the Company, or that a material environmental condition does not otherwise exist as to any one or more of the Hotels.

REGULATORY MATTERS

  Hotel properties are subject to various laws, ordinances and regulations, including regulations relating to restaurants and other food and beverage operations and recreational facilities such as swimming pools, activity centers and other common areas. The Company believes that each of its Hotels has the necessary permits and approvals required to enable the applicable Lessee and or Manager to operate the Hotels in the manner contemplated by the Leases and the Management Agreements.

  Under Title III of the ADA, a hotel with more than five rooms for rent is considered both a "public accommodation" and a "commercial facility." Under the public accommodations provisions of the ADA, the Company, as owner of the Hotels will be obligated to make reasonable accommodations to patrons who have physical, mental or other disabilities. This will include the obligation to remove architectural and communication barriers at the Hotels when doing so is "readily achievable" and to ensure that alterations to the Hotels performed after January 26, 1992 conform to the specific requirements of the ADA implementing regulations. The Leases require the Lessees to comply with the ADA. A Lessee will also generally be obligated to remedy any ADA compliance matters from the applicable FF&E Reserve, its own funds, financing by third parties or financing provided by the Company (which would increase base rent under the Leases). See "Risk Factors--Americans With Disabilities Act."

GROUND LEASES

  The right to occupy the land underlying 10 of the Hotels were or will be acquired by an assignment of leasehold interest under long term ground leases. In each case, the remaining term of the ground lease (including renewal options) is in excess of 43 years, and the ground lessors are unrelated to the sellers and the Company.

  Rent payable under the 10 ground leases is the responsibility of the Company's Lessees and is generally calculated as a percentage of Hotel revenues. Eight of the 10 ground leases require minimum annual rent ranging from approximately $90,000 to $502,900 per year. If a ground lease terminates, the Lease with respect to the Hotel on such ground-leased land will also terminate. If a Lessee does not perform the obligations under a ground lease or elects not to renew any ground lease, the Company must perform such obligations under the ground lease or renew such ground lease in order to protect its investments in the affected Hotel. Any pledge of the Company's interests in a ground lease may also require the consent of the applicable ground lessor and its lenders. See "Risk Factors--Ground Leases."

MORTGAGES

  Certain of the Company's Hotels are currently and from time to time may be made subject to mortgages securing the Line of Credit or the Expanded Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--The Company."

DAMAGE, DESTRUCTION OR CONDEMNATION

  In the event any Hotel is damaged by fire, explosion or other casualty as a result of which such Hotel cannot be operated in the good faith judgment of the applicable Lessee or Manager on a commercially practicable basis for its permitted use and it cannot reasonably be expected to be restored within specified periods following such damage, either the Company or the applicable Lessee may terminate the Lease. If either (i) the damage is not extensive enough to give rise to an option to terminate the Lease or (ii) neither the Company nor the Lessee elects to terminate the Lease, the Lessee is obligated promptly to repair and replace the improvements to the extent of available insurance proceeds. During any period of reconstruction or repair of any Hotel, the Lessee is required to operate its businesses at such Hotel to the extent practicable, without abatement of rent. In the event that there are inadequate insurance proceeds to pay for the cost of restoration and the Lessee elects not to fund the deficiency, the Company may, at its option, finance the shortfall for all such repairs, and base rent under the applicable Lease will increase by a minimum of 10% per annum of the amount financed.

  In the event that any Hotel or any substantial portion thereof is taken or condemned or sold by the Company in lieu thereof, the applicable Lease will terminate, and any related award is to be paid to the Company, a Lessee or a Manager, as appropriate. In the event only a part of any Hotel is taken or condemned but such Hotel or the part remaining can still be used for its prior purpose, the Lease will not terminate and the applicable Lessee is required to repair and restore the remaining improvements, provided the cost of such repair and restoration does not exceed the amount of the related award. If the cost of such repair exceeds such amount and the Lessee is unwilling to pay the amount of such deficiency, the Lessee may request that the Company fund the amount of the deficiency, in which event base rent increases by a minimum of 10% per annum of the amount so funded. If neither party elects to fund the deficiencies, either party may terminate the Lease.

  The ground leases for 10 of the Hotels contain provisions relating to the obligation of the Company to maintain insurance, restore the premises following a casualty or a taking and apply in a specified manner proceeds received by the Company in connection with a casualty or a taking, all of which obligations are required to be performed by the applicable Lessee pursuant to the Leases. In instances where a material casualty has occurred prior to the last five years of a ground lease, however, the Company may be obligated under certain ground leases to restore the property although the Lessee has terminated the applicable Lease as a result of a casualty and regardless of whether the proceeds received are adequate to effect restoration. In addition, in certain limited circumstances the lenders holding mortgages on the land underlying certain of such ground leased Hotels may have the right to require that insurance proceeds or condemnation awards be applied to repayment of debt secured by such mortgage. See "--Ground Leases."

LEGAL PROCEEDINGS

  The Company has a limited operating history and is not currently a party to any legal proceedings. Under the Purchase Agreements, each of the sellers represented to the Company that there were no pending condemnation, eminent domain or other actions, suits or proceedings involving the Additional Hotels, except for certain real estate taxation disputes, certain matters covered by insurance maintained by the sellers and certain immaterial matters not covered by such insurance. Although in the ordinary course of business the Company is or may become involved in legal proceedings, the Company has a limited operating history and is not aware of any material pending legal proceeding affecting any of the Hotels for which it might become liable.

  In the ordinary course of their business Advisors and HRP are occasionally involved in litigation. Early in 1995, HRP commenced a foreclosure action to enforce indemnities given in connection with the surrender of certain leaseholds to, and the purchase of certain properties by, HRP in 1992. In May 1995, the defendants in the foreclosure action and parties related to HRP's former tenants and sellers asserted cross claims against HRP, Advisors, Messrs. Portnoy and Martin and others, including Sullivan & Worcester, counsel to HRP, Advisors and the Company. The same cross-claim defendants were served in late February 1996, in an additional action in a federal court. The cross claims and separate claims allege, among other things, fraud (including violations of federal securities laws), conflicts of interest, breach of fiduciary duties, legal malpractice, civil conspiracy and violations of 18 U.S.C. (S)1962 (RICO) in connection with the leasehold surrenders, the transactions and indemnities underlying the foreclosure action and certain related transactions, and that the foreclosure defendants and third party plaintiffs suffered substantial damages as a result. HRP, Advisors and other parties to this dispute have sought arbitration of all arbitrable claims arising from this dispute pursuant to the contract under which the dispute originated and an arbitration proceeding is now underway. Although the outcome of this litigation is currently indeterminable, the Company has been advised that each of the third party defendants believes the claims against it are without merit and intends to defend and deny the allegations in these cross claims and separate claims, and that HRP intends to pursue the original foreclosure action. The Company is not a party to this litigation.

                                  MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the persons who are Trustees and officers of the Company.

           NAME             AGE                     POSITION
Barry M. Portnoy...........  50 Managing Trustee (term will expire in 1996)
Gerard M. Martin...........  61 Managing Trustee (term will expire in 1997)
John G. Murray.............  35 President, Chief Operating Officer and Secretary
Thomas M. O'Brien..........  29 Treasurer and Chief Financial Officer
Adam D. Portnoy............  25 Vice President
John L. Harrington.........  59 Independent Trustee (term will expire in 1996)
William J. Sheehan.........  51 Independent Trustee (term will expire in 1997)
Arthur G. Koumantzelis.....  65 Independent Trustee (term will expire in 1998)

  The following is a biographical summary of the experience of the Trustees and officers of the Company.

  Barry M. Portnoy is a Managing Trustee of the Company. Mr. Portnoy has been a partner in the law firm of Sullivan & Worcester LLP since 1978. Mr. Portnoy has been a Managing Trustee of HRP since its organization in 1986. From 1985 until the merger of Greenery Rehabilitation Group, Inc. ("Greenery") into Horizon Healthcare Corporation ("Horizon") in February 1994 (the "Horizon/Greenery Merger"), Mr. Portnoy served as a Director of Greenery. Mr. Portnoy is currently a Director of Horizon and a Director and 50% shareholder of Advisors. Mr. Portnoy has been actively involved in real estate and real estate finance activities for approximately 20 years.

  Gerard M. Martin is a Managing Trustee of the Company. Mr. Martin is a private investor in real estate. Mr. Martin has been a Managing Trustee of HRP since its organization in 1986. From 1985 until the Horizon/Greenery Merger, Mr. Martin served as the Chief Executive Officer and Chairman of the Board of Directors of Greenery. Mr. Martin is currently a Director of Horizon and a Director and 50% shareholder of Advisors. Mr. Martin has been active in the real estate industry for more than 30 years. Mr. Martin is currently acting as an interim President of the Company. When a full time President is appointed, Mr. Martin intends to resign the position but to remain a Managing Trustee of the Company.

  John G. Murray is the President, Chief Operating Officer and Secretary of the Company. Mr. Murray served in various capacities for HRP and Advisors from 1993 through August 1995. Mr. Murray served as Director of Finance, Business Analysis and Planning at Fidelity Brokerage Services, Inc. from 1992 to 1993 and as Director of Acquisitions from 1990 through 1991. Prior to 1990, Mr. Murray was a senior manager at the accounting firm of Arthur Young & Company (now Ernst & Young LLP). Mr. Murray is a certified public accountant.

  Thomas M. O'Brien is the Treasurer and Chief Financial Officer of the Company. Prior to his election to such office in March 1996, Mr. O'Brien was employed by Arthur Andersen LLP for more than five years. Mr. O'Brien is a certified public accountant.

  Adam D. Portnoy is a Vice President of the Company. Mr. Portnoy is also a Vice President of Advisors and has been employed by Advisors since October 1995. Prior to his employment by Advisors, Mr. Portnoy was employed as Manager of Strategic Planning for Phase Metrics, Inc. a privately held manufacturer of computer testing equipment, and as a merchant banking analyst at Donaldson, Lufkin and Jenrette Securities Corporation. Adam Portnoy is the son of Barry Portnoy.

  John L. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for at least five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington is also a director of four bank subsidiaries of Fleet Financial Group, Inc. Mr. Harrington was a Trustee of HRP from 1991 through August 1995.

  William J. Sheehan has been the Chief Financial Officer of Ian Schrager Hotels, Inc. since May 1995. From 1993 through May 1995, Mr. Sheehan was a self employed consultant on financial and operating matters to companies in the hotel industry. From 1982 until 1993 he was employed by Omni Hotels, most recently as Vice Chairman (1992 to 1993) and President and Chief Executive Officer (1988 to 1992). Prior to that time, he was a partner at Arthur Andersen & Co. (now Arthur Andersen LLP). Mr. Sheehan is a certified hotel administrator, a Fellow of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences.

  Arthur G. Koumantzelis has been Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc. since July 1990. Cumberland Farms, Inc. is a private company engaged in the convenience store business in the northeastern United States and Florida and in the distribution and retail sale of gasoline in the northeastern United States. Cumberland Farms, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in May 1992 and subsequently emerged from bankruptcy proceedings in December 1993. Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995.

  The Declaration of Trust provides that a majority of the Board of Trustees will be composed of Independent Trustees who are not affiliated with the Advisors nor serve as officers of the Company. Messrs. Harrington, Sheehan and Koumantzelis are the Company's Independent Trustees.

COMMITTEES OF THE BOARD OF TRUSTEES

  The Board of Trustees maintains an Audit Committee consisting of the three Independent Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the appropriateness of audit and nonaudit fees charged and reviews the adequacy of the Company's internal accounting controls.

  The entire Board of Trustees functions as an Executive Compensation Committee to implement the Company's Incentive Share Award Plan. See "-- Incentive Share Award Plan." A subcommittee of the Executive Compensation Committee composed of the Independent Trustees reviews the performance of Advisors under the Advisory Agreement. See "--Advisors and the Advisory Agreement--Compensation to Advisors."

COMPENSATION OF TRUSTEES AND OFFICERS

  The Company pays its Independent Trustees an annual fee of $20,000 plus a fee of $500 for each meeting attended and reimburses expenses incurred by its Independent Trustees for attending meetings. Each Independent Trustee received a grant of 300 Shares after the completion of the Company's initial public offering and will automatically receive an additional annual grant of 300 Shares at the first meeting of the Board of Trustees following each annual meeting of Shareholders commencing in 1996. See "--Incentive Share Award Plan." In addition, the Independent Trustee serving as Chairman of the Audit Committee, which position rotates annually among the Independent Trustees, is paid $2,000 per year for such service.

EMPLOYEES

  The Company is an advised REIT and has no employees. Services which would otherwise be provided by employees are provided by Advisors pursuant to the Advisory Agreement and by the Managing Trustees and officers of the Company. Although officers of the Company do not receive any cash compensation from the Company, they may be entitled to incentive share awards under the Company's Incentive Share Award Plan. See "--Incentive Share Award Plan."

INCENTIVE SHARE AWARD PLAN

  The Company has adopted an Incentive Share Award Plan and has reserved 100,000 Shares for grant thereunder to Independent Trustees and officers of, and consultants (other than Advisors) to, the Company. The officers of the Company are employees of Advisors and not of the Company and therefore receive their salary compensation from Advisors. The Company has established its Incentive Share Award Plan in order to provide it with a vehicle with which to foster a continuing identity of interest among the Company's officers and Independent Trustees and the Company's Shareholders. In addition, the Incentive Share Award Plan permits the Company to compensate its officers for the performance of certain duties which fall outside the scope of services covered by the Advisory Agreement.

  The Independent Trustees automatically receive grants of 300 Shares per year as part of their annual compensation. In granting other incentive share awards, the Board of Trustees may consider a range of factors, including the complexity and duration of tasks performed by grantees on behalf of the Company and the amount and terms of Shares previously granted. The vesting schedule of each incentive share award is determined at the time of grant. In the event that an officer who has been granted an incentive share award resigns during the vesting period of such award, the grantee generally will be entitled to receive only the number of Shares which will have vested prior to the date of resignation. No Shares have been granted to date under the Incentive Share Award Plan other than the initial grant of 300 Shares to each Independent Trustee.

TRUSTEES' AND OFFICERS' INDEMNIFICATION

  The Declaration provides that Trustees, officers, employees and agents of the Company shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims asserted against them by reason of their status, provided that such claims were not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Company may in the future purchase insurance including general liability, securities liability, Trustee and officer liability and other insurance in such amounts and with such carriers as the Company reasonably deems appropriate in order to support this indemnity.

ADVISORS AND THE ADVISORY AGREEMENT

 ADVISORS

  Advisors is a Delaware corporation owned by Barry M. Portnoy and Gerard M. Martin. Advisors' principal place of business is 400 Centre Street, Newton, Massachusetts and its telephone number is (617) 332-3990. Advisors provides management services and investment advice to the Company. Advisors also acts as the investment advisor to HRP and has other business interests. The Directors of Advisors are Gerard M. Martin, Barry M. Portnoy and David J. Hegarty. The officers of Advisors are David J. Hegarty, President and Secretary, John G. Murray, Executive Vice President, John A. Mannix, Vice President, Adam D. Portnoy, Vice President and Ajay Saini, Treasurer. The following is a biographical summary of the experience of the Directors and officers of Advisors who are not described under "Management" above.

  David J. Hegarty, age 39, is the President, Chief Operating Officer and Secretary of HRP and the President and Secretary of Advisors. Mr. Hegarty has been employed by HRP and Advisors in various capacities since 1987 and prior to that he was an audit manager with Arthur Young & Company (now Ernst & Young
LLP). Mr. Hegarty is a certified public accountant.

  John A. Mannix, age 40, is a Vice President of Advisors. Mr. Mannix has been employed by Advisors since 1992. Prior to joining Advisors, he was Director of Property Management for Greenery.

  Ajay Saini, age 35, is the Treasurer of HRP and Advisors. Mr. Saini has been employed by Advisors in various capacities since June 1990 and prior to that he was a senior accountant at Arthur Young & Company (now Ernst & Young LLP). Mr. Saini is a certified public accountant.

 THE ADVISORY AGREEMENT

  Under the Advisory Agreement, Advisors is obligated to use its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company. See "Policies with Respect to Certain Activities--Investment Policies." Subject to its duty of overall management and supervision, the Board of Trustees has delegated to Advisors the power and duty to, among other things:

    (i) serve as the Company's investment advisor, with its obligations to include providing research and economic and statistical data in connection with the Company's investments and recommending changes in the Company's investment policies when appropriate;

    (ii) investigate and evaluate investment opportunities and recommend them to the Trustees;

    (iii) manage the Company's short term investments, including the acquisition and sale of money market instruments in accordance with the Company's policies;

    (iv) administer the day to day operations of the Company;

    (v) investigate and select prospective tenants for the Company's hotels and enter into appropriate leases and other contracts on behalf of the Company in furtherance of the investment activities of the Company;

    (vi) upon request by the Trustees, act as attorney in fact or agent in acquiring and disposing of investments and funds of the Company and in handling, prosecuting and settling any claims of the Company;

    (vii) upon request by the Trustees, invest and reinvest any money of the Company;

    (viii) obtain for the Company, when appropriate, the services of property managers or management firms to perform customary property management services with regard to the real estate properties owned by or in the possession of the Company, and perform such supervisory or monitoring services on behalf of the Company with respect to the activities of such property managers or management firms as would be performed by a prudent owner;

    (ix) obtain for the Company such services as may be required for other activities relating to the investment portfolio of the Company;

    (x) administer such day to day bookkeeping and accounting functions as are required for the proper management of the assets of the Company and prepare or cause to be prepared such reports as may be required by any governmental authority in connection with the ordinary conduct of the Company's business;

    (xi) provide office space, office equipment and the use of accounting or computing equipment when required, and provide personnel necessary for the performance of the foregoing services; and

    (xii) upon request by the Trustees, make reports thereto of its performance of the foregoing services to the Company.

  In performing its services under the Advisory Agreement, Advisors may utilize facilities, personnel and support services of various of its affiliates.

  Under the Advisory Agreement, Advisors assumes no responsibility other than to render the services described therein in good faith and is not responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendation of Advisors. In addition, the Company has agreed to indemnify Advisors, its shareholders, directors, officers, employees and affiliates against liabilities relating to certain acts or omissions of Advisors undertaken in good faith.

  The initial term of the Advisory Agreement expired on December 31, 1995 and has been renewed for a term through December 31, 1996. Renewal or extension of the term the Advisory Agreement is subject to the periodic approval of a majority of the Independent Trustees. Pursuant to the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as a director or officer of, any other REIT which is principally engaged in the business of ownership of hotels or to make competitive direct investments in hotels, in each case, without the consent of the Company's Independent Trustees. See "Policies with Respect to Certain Activities--Conflict of Interest Policies."

 COMPENSATION TO ADVISORS

  The Board of Trustees, including a majority of the Independent Trustees, determines the amount of compensation which the Company contracts to pay to Advisors and any renewal, extension or amendment of the Advisory Agreement, based on such factors as it deems appropriate. Such factors may include the size of the advisory fee in relation to the size, composition, quality and profitability of the investment portfolio of the Company, the success of Advisors in generating opportunities that meet the Company's investment objectives, the quality and extent of services and advice furnished by Advisors, the rates charged by other investment advisors performing comparable services and the costs of similar services incurred by other REITs.

  The Advisory Agreement currently provides for (i) an annual advisory fee, payable monthly and reconciled annually, and (ii) an annual incentive fee. The annual advisory fee is equal to the sum of 0.70% of the daily weighted average of the total book value of the Company's real estate assets (before reserves for depreciation or bad debts or other similar non-cash reserves) invested, directly or indirectly, in equity interests in and loans secured by real estate and personal property owned in connection with such real estate (the "Average Invested Capital") up to $250.0 million plus 0.50% of Average Invested Capital exceeding $250.0 million. The annual incentive fee is calculated on the basis of annual increases in the amount of Cash Available for Distribution per Share. No incentive fees were payable for the initial term of the Advisory Agreement. Starting in 1996 the incentive fee payable to Advisors is 15% of annual increases in Cash Available for Distribution per Share times the weighted average number of Shares outstanding in each year, but in no event more than $0.02 per Share times the weighted average number of Shares outstanding in each year. Any incentive fee earned by Advisors will be paid in Shares.

  The Advisory Agreement currently in effect between Advisors and HRP is substantially similar to the Advisory Agreement between Advisors and the Company. Amounts invested by HRP in the Company, however, are not counted for purposes of determining the advisory fees payable by HRP to Advisors.

  The Company does not have any employees or administrative officers separate from Advisors. Services which might otherwise be provided by employees are provided to the Company by employees of Advisors. Similarly, office space is provided to the Company by Advisors. Although the Company does not have significant general and administrative operating expenses, in addition to fees payable to Advisors, the Company is required to pay various other expenses relating to Advisor's activities, including the costs and expenses of acquiring, owning and disposing of the Company's real estate interests (including appraisal, reporting, audit and legal fees), its costs of borrowing money and its costs of securities listing, transfer, registration and compliance with reporting requirements. Also, the fees and expenses of the Company's Independent Trustees are paid by the Company.

CERTAIN TRANSACTIONS

  In March 1995, the Company acquired 21 of the Initial Hotels for $179.4 million. Substantially all of the funding for this acquisition, including start up, closing and option costs, was provided to the Company by HRP as a demand loan and through the purchase by HRP of 40,000 Shares for $1.0 million ($25.00 per Share). In August 1995 in connection with the Company's initial public offering, HRP purchased an additional 3,960,000 Shares at $25.00 per Share by cancelling $99.0 million of the HRP demand loan, and Advisors purchased directly from the Company 250,000 Shares at $25.00 per Share. In addition, $64.3 million of cash proceeds of the Company's initial public offering was used to repay the remaining balance of the HRP demand loan. In August 1995, Advisors entered into the Advisory Agreement with the Company under which it earns advisory fees. Messrs. Portnoy and Martin are each Managing Trustees of the Company, Managing Trustees of HRP and Directors and 50% owners of Advisors. For the period February 7, 1995 (inception) through December 31, 1995, the advisory fees paid by the Company to Advisors were $1.3 million. See "--Advisors and the Advisory Agreement" and "Risk Factors-- Conflicts of Interest."

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of the Company's policies with respect to investments, dispositions, financing, conflicts of interest and certain other activities. These policies have been determined by the Board of Trustees and, although there is no current intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Trustees without a vote of the Company's Shareholders, except that the Company cannot change its policy of seeking to maintain its qualification as a REIT nor can it enter into certain extraordinary transactions (such as a merger or the sale of all or substantially all of its assets) without the approval of two thirds of the Shareholders.

INVESTMENT POLICIES

 ACQUISITIONS

  The Company is committed to pursuing growth through the acquisition of additional hotels and intends to pursue acquisition opportunities after completion of this Offering. Generally, the Company prefers to purchase and lease multiple hotels in one transaction because the Company believes cross default covenants and all or none renewal rights for multiple hotels enhance the credit characteristics of its leases and the security of its investments. In implementing its acquisition strategy, the Company considers a range of factors relating to proposed hotel purchases including: (i) historical and projected cash flows; (ii) the competitive market environment and the current or potential market position of each proposed hotel; (iii) the availability of a qualified lessee; (iv) the physical condition of the proposed hotel and its potential for redevelopment or expansion; (v) the estimated replacement cost and proposed acquisition price of the proposed hotel; (vi) the price segment in which the proposed hotel is operated; and (vii) the strength of the particular national hotel organization, if any, with which the proposed hotel is or may become affiliated. In determining the competitive position of a prospective hotel, the Company examines the proximity of the proposed hotel to business, retail, academic and tourist attractions and transportation routes, the number and characteristics of competitive hotels within the proposed hotel's market and the existence of any barriers to entry within that market, including zoning restrictions and financing constraints. While the Company focuses on the acquisition of moderately priced hotel properties, it also considers acquisitions in all segments of the hotel industry. The Company believes that its capital position after completion of this Offering will enhance its ability to pursue attractive acquisition opportunities.

  An important part of the Company's acquisition strategy is to identify and select qualified and experienced hotel lessees and managers. The Company intends to continue to select hotels for acquisition which will enhance the diversity of its portfolio in respect to location, brand name, lessees and managers. The Company has no policies which would limit the purchase price or the percentage of its assets which may be invested in any individual hotel or invested in hotels leased to a single lessee or managed by a single manager or operated with a single franchise affiliation.

 OTHER INVESTMENTS IN REAL ESTATE

  Although the Company emphasizes direct wholly owned investments in its hotels, it may, in its discretion, invest in joint ventures, mortgages and other real estate interests, consistent with its qualification as a REIT. The Company may invest in real estate joint ventures if it concludes that by doing so it may benefit from the participation of coventurers or that the opportunity of the Company to participate in the investment is contingent on the use of a joint venture structure. The Company may invest in participating, convertible or other types of mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Convertible mortgages are similar to equity participation because they permit the lender to either participate in increasing revenues from the property or convert some or all of that mortgage into equity ownership interests. At all times, the Company intends to make its investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT.

DISPOSITION POLICIES

  The Company has no current intention to dispose of any of its hotels, although it reserves the right to do so. The Company currently anticipates that disposition decisions, if any, will be made by the Company based on (but not limited to) factors such as the following: (i) potential opportunities to increase revenues and property values by reinvesting sale proceeds; (ii) the proposed sale prices; (iii) the strategic fit of the hotel with the rest of the Company's portfolio; (iv) the potential for, or the existence of, any environmental or regulatory problems; (v) the existence of alternative uses or needs for capital; and (vi) the maintenance of the Company's qualification as a REIT. For a description of certain tax consequences arising from disposition of hotels, see "Federal Income Tax Considerations--Taxation of the Company."

FINANCING POLICIES

  The Company has entered into the Line of Credit and the Expanded Credit Facility which are available to finance the purchase of the Additional Hotels and other hotel properties. Under such credit facilities the Company may draw up to $200.0 million on a secured revolving basis to finance the purchase of the Additional Hotels or other hotels, and may borrow up to an additional $250.0 million on an initially unsecured, non-revolving basis to finance the purchase of the Additional Hotels. The Company expects to use the proceeds of this Offering and to borrow under these credit facilities to finance the acquisition of the Additional Hotels.

  Assuming that (i) all Additional Hotels are acquired by the Company, (ii) the Company completes this Offering, and (iii) no portion of the Underwriters' overallotment option is exercised, the aggregate amount remaining outstanding under the Line of Credit is expected to be $141.8 million. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--The Company."

  The Company currently intends to employ conservative financial policies in pursuit of its growth strategies. Although there are no limitations in the Company's organizational documents on the amount of indebtedness it may incur, the Company currently intends to pursue its growth strategies while maintaining a capital structure under which its debt will not exceed 50% of its total market capitalization. The Company may from time to time re-evaluate and modify its current borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors and may increase or decrease its ratio of debt to total market capitalization accordingly. See "Risk Factors--Risks of Leverage."

  The Board of Trustees of the Company may determine to obtain a replacement for its current credit facilities or to seek additional capital through additional equity offerings, debt financings, securitizations, retention of cash flow (subject to satisfying the Company's distribution requirements under the REIT rules) or a combination of these methods. To the extent that the Board of Trustees decides to obtain additional debt financing, the Company may do so on a secured or unsecured basis. These mortgages may be recourse, non-recourse or cross collateralized and may contain cross default provisions. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole. The Company may also seek to obtain other lines of credit (both secured or unsecured) or to issue securities senior to the Shares, including preferred shares of beneficial interest and debt securities (either of which may be convertible into Shares or be accompanied by warrants to purchase Shares) or to engage in securitization transactions which may involve a sale or other conveyance of the Company's Hotels to subsidiaries or to unaffiliated special purpose entities. The Company may also finance acquisitions through an exchange of properties or through the issuance of additional Shares or other securities. The proceeds from any financings by the Company may be used to pay distributions, to provide working capital, to refinance existing indebtedness or to finance acquisitions and expansions of existing or new properties.

CONFLICT OF INTEREST POLICIES

  The Declaration requires that a majority of the Company's Trustees be comprised of Independent Trustees. In addition, the Company has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might not fully serve the interests of all Shareholders.

  Advisors acts as the investment advisor to the Company and HRP and also has other business interests. Advisors will not be able to devote all of its business time and resources to the Company and conflicts could arise with respect to the allocation of its business time and resources. Although HRP has stated that it has no current intention to purchase or finance any additional hotel properties, a conflict could develop should HRP change its investment policies and determine to increase its investments in hotel properties. Messrs. Portnoy and Martin are Managing Trustees of HRP, Managing Trustees of the Company and each is a Director and 50% shareholder of Advisors. Mr. Portnoy is a partner in the firm of Sullivan & Worcester LLP, which acts as counsel to the Company, HRP, Advisors and affiliates of each of the foregoing.

  The Company has taken certain measures to address the foregoing potential conflicts of interest and competing time demands. Certain employees of Advisors have undertaken to devote substantially all of their business time to the Company. Pursuant to the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as directors or officers of, any other REIT which is principally engaged in the business of ownership of hotel properties or to make competitive direct investments in hotel facilities, in each case, without the consent of the Independent Trustees. Also, Advisors and Messrs. Portnoy and Martin are generally required by applicable law to act in accordance with their fiduciary responsibilities to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not currently intend: (i) to invest in the securities of other issuers for the purpose of exercising control over such issuer; (ii) to underwrite securities of other issuers; or (iii) to trade actively in loans or other investments.

  The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to repurchase or otherwise reacquire Shares or any other securities it may issue and may engage in such activities in the future. The Board of Trustees has no current intention of causing the Company to repurchase any of the Shares and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. Although it may do so in the future, the Company has not issued Shares or any other securities in exchange for property, nor has it reacquired any of its Shares or any other securities. Also, although it has no current intention to do so, the Company may make loans to third parties, including to its officers and joint ventures in which it decides to participate.

                           DESCRIPTION OF THE SHARES

GENERAL

  The authorized capital stock of the Company consists of 100,000,000 Shares, $0.01 par value per Share, and 100,000,000 preferred shares of beneficial interest, without par value (the "Preferred Shares"). Upon the completion of this Offering, 24,600,900 Shares will be issued and outstanding, and there will be no Preferred Shares outstanding. Except as otherwise may be determined by the Trustees with respect to any class or series of Preferred Shares, no shares of the Company will have preference, conversion, exchange, sinking fund, redemption or preemptive rights.

COMMON SHARES

  Subject to the provisions described in "Summary of the Declaration of Trust--Restrictions on Transfer," each outstanding Share entitles the holder thereof to one vote on all matters voted on by Shareholders, including the election of Trustees, and there are no cumulative voting rights. All Shares to be issued will be duly authorized and nonassessable. Distributions will be made to the holders of Shares if and when declared by the Trustees out of funds legally available therefor, and all Shares will participate equally in distributions declared with respect to the Shares. If the Company is liquidated, each outstanding Share will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company and the rights of holders of any Preferred Shares.

PREFERRED SHARES

  Preferred Shares, if and when issued, will entitle holders to such rights and be subject to such restrictions as may be established by the Trustees at the time of issuance.

TRANSFER AGENT

  State Street Bank and Trust Company has been appointed as transfer agent and registrar for the Shares.

                      SUMMARY OF THE DECLARATION OF TRUST

  The following summary of the material provisions of the Declaration does not purport to be complete, and is qualified in its entirety by reference to the Declaration and Bylaws, copies of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TRUSTEES

  Under the Declaration, the number of Trustees may be fixed from time to time by two thirds of the Trustees or by amendment of the Declaration duly adopted by holders of two thirds of the outstanding Shares entitled to vote thereon, with a minimum of three and a maximum of seven Trustees. The Declaration provides that a majority of the Trustees must be Independent Trustees. The terms of the Trustees are staggered. See "Management." As the Trustees' terms expire, replacements are elected by a plurality of the votes cast. The Declaration provides that only a majority of the Trustees then in office shall have the authority to fill any vacancies on the Board, including vacancies created by an increase in the number of Trustees. In addition, the Declaration provides that a new Trustee elected to fill a vacancy will serve for the remainder of the full term of his or her class and that no decrease in the number of Trustees shall shorten the term of an incumbent. Moreover, the Declaration provides that Trustees may be removed with or without cause only by the affirmative vote of all the remaining Trustees or by holders of at least two thirds of the voting power of the Shares entitled to vote at the election of Trustees, voting as a single class.

  The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by the Board, of candidates for election as Trustees (the "Nomination Procedure") which are not included in the Company's proxy statement. The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board of Trustees, or by a Shareholder of record on the date of the giving of the notice who has given timely prior written notice to the Secretary of the Company prior to the meeting at which Trustees are to be elected, will be eligible for election as Trustees. To be timely, notice of a Shareholder proposal in the case of an annual meeting, other than a proposal to be included in the Company's proxy, must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Nothing in the Nomination Procedure will preclude discussion by any Shareholder of any nomination properly made or brought before an annual or special meeting in accordance with the above mentioned procedures.

LIABILITY OF TRUSTEES

  The Declaration provides that, to the fullest extent permitted by Maryland law, no Trustee, officer, employee or agent will be personally liable to the Company or its Shareholders for any act or omission. The Company has been advised that under current Maryland law, such persons will remain liable for their own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Trustees are fiduciaries of the Company and must at all times exercise care and loyalty in handling Company affairs. The general legal principle for evaluating Trustee conduct is the business judgment rule. This rule is a mechanism developed by courts which presumes that Trustees are acting properly if they act on an informed basis, in good faith, in a manner they reasonably believe to be in the best interests of Shareholders and without fraud or self dealing. This is a rapidly developing and changing area of the law and potential Shareholders who have questions concerning the duties of the Trustees should consult with their own counsel.

  The Declaration also limits the liability of Trustees and officers of the Company to the Company or its Shareholders for money damages to the fullest extent permitted by Maryland law.

  The Declaration obligates the Company to indemnify (i) its Trustees and officers to the full extent permitted by Maryland law, including in respect of the advancement of expenses and (ii) other employees and agents to such extent as shall be authorized by the Trustees and permitted by Maryland law. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. The Company has the right but has no obligation to obtain insurance including general liability, securities liability, trustee and officer liability and other insurance in such amounts and with such carriers as the Company reasonably deems appropriate in order to support the indemnity described above.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to Trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LIMITATION OF LIABILITY; SHAREHOLDER LIABILITY

  Maryland law permits a REIT to provide, and the Declaration provides, that no Trustee, officer, Shareholder, employee or agent of the Company will be held to any personal liability, jointly or severally, for any obligation of or claim against the Company, and that, as far as practicable, each written agreement of the Company is to contain a provision to that effect. Despite these facts, counsel has advised the Company that in some jurisdictions the possibility exists that Shareholders of a non-corporate entity such as the Company may be held liable for acts or obligations of the Company. Counsel has advised the Company that the State of Texas may not give effect to the limitation of shareholder liability afforded by Maryland law, but that Texas law would likely recognize contractual limitations of liability such as those discussed above. The Company intends to continue to conduct its business in a manner designed to minimize potential Shareholder liability by, among other things, inserting appropriate provisions in written agreements of the Company. No assurance can be given, however, that Shareholders can avoid liability in all instances in all jurisdictions.

  The Declaration provides that, upon payment by a Shareholder of any such liability, the Shareholder will be entitled to indemnification by the Company. There can be no assurance that, at the time any such liability arises, there will be assets of the Company sufficient to satisfy the Company's indemnification obligation. The Trustees intend to conduct the operations of the Company, with the advice of counsel, in such a way as to minimize or avoid, to the extent practicable, any liability of the Shareholders of the Company for actions of the Company. The Trustees do not intend to provide insurance covering such risks to the Shareholders.

DURATION AND TERMINATION

  The Declaration provides that the duration of the Company will be perpetual. However, the Declaration also permits the holders of two thirds of the then outstanding Shares entitled to vote thereon to terminate and dissolve the Company at any time.

PROHIBITED INVESTMENTS AND ACTIVITIES

  The Declaration prohibits the Company from undertaking any activity that would disqualify the Company as a REIT under the provisions of the Code as long as a REIT is accorded substantially the same treatment or benefits under the United States tax laws from time to time in effect as under Sections 856-860 of the Code as in effect at the date of adoption of the Declaration; or using or applying land for farming, agriculture, horticulture or similar purposes in violation of Section 8-302(b) of the Corporations and Associations Article of the Annotated Code of Maryland.

TRANSACTIONS WITH AFFILIATES, TRUSTEES, EMPLOYEES, OFFICERS OR AGENTS

  Except as otherwise provided by the Declaration and in the absence of fraud, any contract or other transaction between the Company and any other Persons, as defined in the Declaration, in which the Company is interested, will be valid, and no Trustee or officer, employee or agent of the Company will have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees or officers, employees or agents of the Company are directly or indirectly interested in or connected with or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees or officers, employees or agents of the Company individually or jointly with others, is a party or are parties to, or are directly or indirectly interested in or connected with, such contract, act or transaction; provided that in each such case (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon. The Trustees are not restricted by the Declaration from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Company or managing property of the Company, provided that the Trustees make a determination that the creation of such entity for such purpose is in the best interests of the Company.

RESTRICTIONS ON TRANSFER

  The Declaration contains certain restrictions on the amount of Shares that individual Shareholders may own. These restrictions are intended to assist the Company in complying with REIT ownership restrictions of the Code and otherwise to promote orderly corporate governance. For the Company to qualify as a REIT under the Code, no more than 50% in value of its capital stock (after taking into account options to acquire Shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Company expects to continue to qualify as a REIT, the Declaration contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements. See "Federal Income Tax Considerations--Taxation of the Company--Share Ownership Tests."

  Subject to certain exceptions specified in the Declaration, no holder may own, directly or indirectly, more than 9.8% of the number or value of the issued and outstanding Shares of the Company other than HRP, Advisors and their affiliates, including persons who are deemed to have beneficial ownership of the Shares directly owned by HRP and Advisors pursuant to the attribution provisions of the Code, and other Shareholders exempted by majority vote of the Trustees (the "Exempted Persons"). As a condition of the exemption of any person, such person must give written notice to the Company no later than the 15th day prior to any proposed transfer which, if consummated, would result in such person owning Shares in excess of the Ownership Limitation, provided, however, that the Trustees may waive the prior notice requirement upon determination that such waiver is in the best interests of the Company. In deciding whether to grant an exemption or waive the prior notice requirement, the Board of Trustees may consider, among other factors, the general reputation and moral character of the person requesting an exemption, whether ownership of Shares would be direct or through ownership attributed to such person, whether such person's ownership of Shares would adversely affect the Company's ability to acquire additional hotels or engage in other transactions and whether granting an exemption for the person requesting an exemption would adversely affect any existing contractual arrangement of the Company. In addition, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT or otherwise.

  The Declaration contains provisions designed to ensure that a transferee attempting to acquire Shares in violation of the Ownership Limitation will not acquire rights or economic interests in the Shares purportedly transferred. The Declaration defines a transfer as any sale, transfer, gift, assignment, devise or other disposition of Shares, whether voluntary or involuntary, whether of record or beneficial ownership and whether constructively, by operation of law or otherwise. Under the Declaration, any transfer of Shares that is in violation of the Ownership Limitation, that causes the Company to be treated as "closely held" under Section 856(h) of the Code or that causes the Shares to be held by fewer than 100 persons, and that is not otherwise permitted under the Declaration will result in the designation of excess shares ("Excess Shares") which Shares will be transferred by operation of law to a person that is unaffiliated with the Company and unaffiliated with the intended transferee as trustee of a trust for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(a) and 170(c) of the Code ("Charitable Beneficiary") designated by the Company. The trustee of the trust will be deemed to own these Excess Shares for the benefit of the Charitable Beneficiary on the day prior to the date of the violative transfer. Any dividends or distributions paid prior to the Company discovering that such Excess Shares were held in trust must be repaid by the intended transferee to the Company and any dividend declared but unpaid will be rescinded as void ab initio with respect to the intended transferee. Any dividends so disgorged or rescinded will then be paid over to the trustee and held in trust for the Charitable Beneficiary. Any vote taken by an intended transferee prior to the discovery by the Company that the Shares were held in trust will be rescinded as void ab initio. The owner of the Shares will be deemed to have given an irrevocable proxy to the trustee to vote the Shares for the benefit of the Charitable Beneficiary. At the direction of the Company, the trustee of the trust shall transfer the Shares held in the trust to a person whose ownership of the Shares will not violate the Ownership Limitation. If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (i) the price paid by the intended transferee for the Shares or, if the intended transferee did not give value for the Shares, the market price of the Shares on the day of the event causing the Shares to be held in trust and (ii) the price per Share received by the trustee from the sale or other disposition of the Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. The Declaration also provides that all Shares held in trust for the benefit of the Charitable Beneficiary will be offered for sale to the Company or its designee for a 90 day period, at the lesser of the price paid for the Shares by the intended transferee and the market price of the Shares on the date that the Company accepts the offer. This period will commence on the date the Company receives notice of the event causing the Shares to be held in trust. All certificates representing Shares will bear a legend referring to the restrictions described above. All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give written notice thereof to the Company by January 31 of each year. In addition, each

Shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These restrictions will not preclude settlement of transactions through the NYSE.

SHAREHOLDER PROPOSALS

  The Company's Bylaws establish an advance notice procedure with regard to Shareholder proposals to be brought before an annual meeting of Shareholders (the "Business Procedure"). The Business Procedure provides that Shareholder proposals, other than proposals timely submitted for inclusion in the Company's proxy statement, must be submitted in writing in a timely manner in order to be considered at any annual meeting. To be timely, such notice must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Nothing in the Business Procedure will preclude discussion by any Shareholder of any proposal properly made or brought before an annual meeting in accordance with the above mentioned procedure.

BUSINESS COMBINATIONS

  Under the Maryland General Corporation Law (the "MGCL"), certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the Company's shares are prohibited or restricted unless exempted. The Declaration provides that the Company has elected not to be governed by the business combination provisions of the MGCL.

CONTROL SHARE ACQUISITIONS

  The MGCL imposes limitations on the voting rights of Shares above certain percentage thresholds acquired in a "control share acquisition" relating to a Maryland real estate investment trust. The Declaration provides that the Company has elected not to be governed by the control share acquisition provisions of the MGCL.

AMENDMENT; MEETINGS

  The Declaration may be amended by the vote of the holders of a majority of the outstanding Shares entitled to vote thereon, except that the holders of two thirds of the outstanding Shares entitled to vote thereon must approve any amendments to those provisions of the Declaration that set forth the procedures for the Company's investment policies, policies with respect to certain distributions to Shareholders, the number, term and qualifications of the Trustees, as well as certain provisions regarding the duration of the Trust, the amendment process, restrictions on transfer of Shares and the ability of the Trustees to designate and issue a series of Preferred Shares. The approval of two thirds of the Trustees is also required for any such amendment. In addition, two thirds of the Trustees, may, without the approval or consent of the Shareholders, adopt any amendment that they in good faith determine to be necessary to permit the Company to qualify as a REIT under the Code.

  The Declaration permits the Trustees, without the approval of the Shareholders, to alter the Company's investment policies if the Trustees determine in the future that such a change is in the best interests of the Company and its Shareholders. The Company's investment policies and the methods of implementing its investment policies may, therefore, vary as new investment opportunities and financing techniques are developed.

  Under the Declaration, annual meetings of Shareholders are required to be held within six months after the end of each fiscal year. Special meetings of the Shareholders may only be called by a majority of the Trustees and the Shareholders may not act by written consent.

ANTITAKEOVER PROVISIONS

  The Company's Declaration and Bylaws contains several provisions that will make it difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise, if the acquisition is not approved by the Board of Trustees, or to change the composition of the Board of Trustees in a relatively short period of time. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover or an unsolicited proposal for the restructuring or sale of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Board of Trustees to negotiate the terms of any proposed business combination or offer. These provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its Shareholders. These provisions are described above and include: the Ownership Limitation; the classified Board of Trustees; the Nomination Procedure and the Business Procedure; the ability of the Board of Trustees to designate and issue series of Preferred Shares and designate the dividend, voting and other rights of each series; provisions concerning special meetings and Shareholder actions by written consent; and provisions concerning amendment of the Declaration. The Company has, however, elected not to be governed by the provisions of Maryland law concerning control share acquisitions and business combinations.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Shares (which constitutes the only outstanding class of voting shares of the Company) by (i) each person known by the Company to own beneficially more than 5% of the outstanding Shares, (ii) each of the Company's Trustees and (iii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Shares shown to be beneficially owned by such person or entity, subject to the matters set forth in the footnotes to the table below.

                              BENEFICIAL OWNERSHIP     BENEFICIAL OWNERSHIP
                                PRIOR TO OFFERING         AFTER OFFERING
                              ----------------------- --------------------------
                                NUMBER                  NUMBER
                                  OF                      OF
     NAME AND ADDRESS(1)        SHARES      PERCENT     SHARES      PERCENT(2)
Health and Retirement
 Properties Trust............    4,000,000     31.7%      4,000,000        16.3%
HRPT Advisors, Inc. .........    4,250,000     33.7       4,250,000        17.3
  Barry M. Portnoy(3)........    4,250,000     33.7       4,250,000        17.3
  Gerard M. Martin(3)........    4,250,000     33.7       4,250,000        17.3
  John L. Harrington(4)......          300        *             300           *
  William J. Sheehan(4)......          300        *             300           *
  Arthur G. Koumantzelis(4)..          300        *             300           *
All Trustees and executive
 officers as a group (eight
 persons)(3).................    4,250,900     33.7       4,250,900        17.3

---------------------
 * Less than 1%.
(1) The address of HRP is 400 Centre Street, Newton, MA 02158. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02158.
(2) Assumes no exercise of the Underwriters' overallotment option.
(3) Neither Mr. Portnoy nor Mr. Martin owns Shares directly. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Shares and Advisors, which is owned by Messrs. Portnoy and Martin, owns 250,000 Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of these Shares.
(4) Each of the Independent Trustees receives a grant of 300 Shares per annum as part of their annual compensation. See "Management--Incentive Share Award Plan."

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon the completion of this Offering, the Company will have 24,600,900 Shares issued and outstanding (26,400,900 Shares if the Underwriters' overallotment option is exercised in full). The Shares issued or sold by the Company in this Offering will be freely tradeable except with respect to the Ownership Limitation set forth in the Company's Declaration. The 4,000,000 Shares owned by HRP and the 250,000 owned by Advisors were acquired in transactions exempt from the registration requirements of the Securities Act and may not be resold without registration or exemption therefrom. These Shares also will not be freely tradeable as a result of restrictions on sales of Shares by affiliates of the Company arising under the Securities Act and due to certain "lock-up" agreements described below. HRP and Advisors do not have registration rights with respect to these Shares.

  HRP and Advisors may, in limited circumstances, be able to sell their Shares without registration in accordance with the exemptions provided by Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose Shares are aggregated in accordance with Rule 144) who has beneficially owned his or her Shares for at least two years, including any such persons who may be deemed an "affiliate" of the Company (as defined below), would be entitled to sell within any three month period a number of Shares that does not exceed the greater of 1% of the then outstanding number of Shares or the average weekly trading volume of the Shares during the four calendar weeks preceding each such sale. After Shares have been held for three years, a person who is not deemed an affiliate of the Company will generally be entitled to sell such Shares under Rule 144 without regard to the volume limitations described above, although sales of such Shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is generally a person that directly, or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Upon completion of this Offering, HRP and Advisors will continue to be affiliates of the Company for purposes of Rule 144.

  In connection with the Company's initial public offering, each of HRP and Advisors agreed not to, and agreed to cause its officers, Trustees and Directors, as applicable, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of Shares, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation for a period of two years up to August 16, 1997. See "Underwriting."

                       FEDERAL INCOME TAX CONSIDERATIONS

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

  The Company intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax considerations for the Company and its Shareholders with respect to the treatment of the Company as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Company's Shares is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Shares.

  Based upon certain representations described below, in the opinion of Sullivan & Worcester LLP, counsel to the Company ("Company Counsel"), the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995, and its proposed method of operation described in this Prospectus and as represented by the Company will enable it to satisfy the requirements for such qualification. This opinion is conditioned upon the assumption that the Leases, the Company's Declaration and Bylaws and all other legal documents to which the Company is a party will be complied with by all parties thereto and upon certain representations made by the Company as to certain factual matters relating to the Company's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. While the Company has represented that it will operate in a manner so as to satisfy on a continuing basis the various REIT qualification tests, Company Counsel will not review compliance with these tests on a continuing basis, and no assurance can be given that the Company will satisfy such tests on a continuing basis.

  In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Company, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" that generally results from the use of corporations.

  If the Company fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its Shareholders will be taxed in the same manner as shareholders of ordinary corporations. In such an event, the Company could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its Shareholders would be reduced or eliminated.

  The Board of Trustees of the Company currently expects that the Company will elect REIT status for the taxable year ended December 31, 1995 and will continue to operate in a manner that permits it to retain REIT status in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's operating results.

  The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF THE COMPANY

 GENERAL

  In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to Shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

  Notwithstanding its qualification as a REIT, the Company may also be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company may also be subject to tax in certain circumstances if it disposes within ten years of their acquisition of assets acquired in a tax-free reorganization (although no such transaction is currently contemplated). The Company may also be subject to the corporate alternative minimum tax. The Company will use the calendar year both for federal income tax purposes, and for financial reporting purposes.

  In order to qualify as a REIT, the Company must meet, among others, the following requirements:

 SHARE OWNERSHIP TESTS

  The Company's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding Shares of the Company may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any Shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made.

  In order to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the transfer of its Shares to prevent additional concentration of Share ownership. Moreover, to evidence compliance with these requirements, under Treasury Regulations the Company must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its capital stock disclosing the actual owners of such Shares (as prescribed by the Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Company's records. A Shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares of the Company and certain other information. In addition, the Company's Declaration provides restrictions regarding the transfer of its Shares that are intended to assist the Company in continuing to satisfy the Share ownership requirements. See "Summary of the Declaration of Trust--Restrictions on Transfer."

 ASSET TESTS

  At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets or (ii) 10% of the outstanding voting securities of any one such issuer.

  Where a failure to satisfy the 25% asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. The Company intends to maintain adequate records of the value of its assets to maintain compliance with the 25% asset test, and to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.

 GROSS INCOME TESTS

  The Company must satisfy three source of income tests in each taxable year. The three tests are as follows:

  The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (as defined below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property");
(iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income. When the Company receives new capital in exchange for its Shares or other capital stock (other than dividend reinvestment amounts) or in a public offering of five-year or longer debt instruments, income attributable to the temporary investment of such new capital in stock or a debt instrument, if received or accrued within one year of the Company's receipt of the new capital, is qualifying temporary investment income.

  Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements only if several conditions are met. Rents received from a tenant will not qualify as rents from real property if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant. Thus, in order for gross income from a Hotel to qualify as rents from real property, the Company must not own, directly or constructively (applying constructive ownership rules under the Code), 10% or more of Wyndham I, Host I or Host II (the "10% ownership test"). Such constructive ownership rules generally provide that, if 10% or more in value of the Shares of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such Person. With respect to the 10% ownership test, the Company initially will not own and does not intend to acquire, directly or constructively, stock of Wyndham I, Host I or Host II. There can be no assurance, however, that the Company will be able to monitor and enforce such restrictions, nor will Shareholders necessarily be aware of shareholdings attributed to them under the attribution rules. The Company has represented (which representation Company Counsel has relied upon in rendering its opinion herein on REIT qualification) that it will satisfy the 10% ownership test.

  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent for the taxable year under or in connection with the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Accordingly, the rents attributable to the Company's personal property leased under or in connection with a lease of the real property comprising a Hotel must not be greater than 15% of the rents received under the applicable Lease. The rent attributable to the Company's personal property for a Hotel is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the Company's personal property of such Hotel at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of both the Company's real and personal property of such Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). The Company has represented (which representation Company Counsel has relied upon in rendering its opinion herein on REIT qualification) that the allocation of purchase price with respect to each Hotel is accurate and that not more than 15% of the rent for each taxable year with respect to each of the Hotels or any other hotel property acquired by the Company in the future will be attributable to the Company's personal property under the foregoing rules. In addition, the Company intends not to acquire additional personal property for any Hotels if such acquisition would cause the Adjusted Basis Ratio for such Hotels to exceed 15%. While the Company believes that the allocation for tax purposes of the purchase price for the Hotels to the personal property is accurate, there can be no assurance that the Service will not assert that a different allocation is appropriate and that more than 15% of the rents received under a Lease is attributable to personal property under the foregoing rules, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the 15% Adjusted Basis Ratio as to one or more of its leases, which in turn could cause it to fail to satisfy the 75% or 95% gross income test and to fail to qualify as a REIT.

  An amount received or accrued, directly or indirectly with respect to any real or personal property, will not qualify as "rents from real property" for purposes of the 75% or the 95% gross income test if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that an amount so derived or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales).

  In addition, the Company must not manage the property or furnish or render services to the tenants of such property, except through an independent contractor from whom the company derives no income. There is an exception to this rule permitting a REIT to perform certain customary tenant services of the sort which a tax-exempt organization could perform without being considered in receipt of "unrelated business taxable income."

  The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above described qualifying income, dividends, interest, or gains from the sale or other disposition of stock, securities and real property that is not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

  For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Company for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Company--General" above. Gain realized by the Company on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company intends to hold the Hotels for investment with a view to long-term appreciation, to engage in the business of acquiring, owning and developing the Hotels and other hotel properties acquired by the Company in the future, and to make such occasional sales of such hotels as are consistent with the Company's investment objectives. Based upon the Company's investment objectives, the Company believes that overall, the Hotels should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

  The Company believes that, for purposes of both the 75% and the 95% gross income tests, its investment in the Hotels will generally give rise to qualifying income in the form of rents, and that gains on sales of the Hotels generally will also constitute qualifying income. The Company also believes that, for purposes of the 95% gross income test, if the portion of rent attributable in any case to furniture, furnishings, equipment and operating equipment were to be recharacterized as payments from a deemed financing of such items, any gross income attributable to such payments would be qualifying gross income in the form of interest and such interest income would not cause the Company to be unable to satisfy the 75% gross income test.

  Even if the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply was due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on such schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

  The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including certain interest rate swap or cap agreements) held for less than one year; and (iii) property in a prohibited transaction. The Company does not anticipate that it will have difficulty in complying with this test. However, if extraordinary circumstances were to occur that gave rise to dispositions of Hotels within four years after the respective dates of the Company's acquisition thereof, the Company may be unable to satisfy the 30% test.

  The Company temporarily invests working capital in short term investments, including shares in other REITs. Although the Company will use its best efforts to ensure that its income generated by these investments will be of a type which satisfies the 75% and 95% gross income tests, there can be no assurance in this regard (see discussion above of the "new capital" rule under the 75% test). Moreover, the Company may realize short-term capital gain upon sale or exchange of such investments, and such short-term capital gain would be subject to the limitations imposed by the 30% gross income test.

 FORECLOSURE PROPERTY

  The Company will be subject to tax at the maximum corporate rate (currently 35%) on income from any "foreclosure property," other than income that would be qualified income under the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from any such foreclosure property will qualify under the 75% and the 95% gross income tests.

  Foreclosure property is defined as any real property (including interests in real property) and any personal property incident to such real property, acquired by a REIT as the result of a REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness which such property secured and for which the REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the date which is two years after the date such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). However, the foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property which, by its terms, will give rise to income which does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day which will give rise to income which does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or completion of any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or (iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

  As a result of the rules with respect to foreclosure property, if a Lessee defaults on its obligations under a Lease for a Hotel and the respective Manager is not available to manage such Hotel after the Company terminates the Lessee's leasehold interest therein, and the Company is unable to find a replacement lessee for such Hotel within 90 days of such foreclosure and unable to find an independent contractor to manage it, gross income from hotel operations conducted by the Company from such property would cease to qualify for the 75% and the 95% gross income tests. (Advisors should qualify as an independent contractor which could operate foreclosure property for up to two years.) In such event, the Company might be unable to satisfy the 75% or the 95% gross income test, resulting in its failure to qualify as a REIT.

 ANNUAL DISTRIBUTION REQUIREMENTS

  In order to qualify as a REIT the Company is required to distribute dividends (other than capital gain dividends) to its Shareholders with respect to each year in an amount at least equal to (A) the sum of (i) 95% of

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

the Company's REIT taxable income (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income (from certain imputed rental income and income from transactions inadvertently failing to qualify as like-kind exchanges). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. The Company will also be required to distribute currently as a dividend an amount equal to the earnings and profits of any corporation it may acquire in a tax-free reorganization (although no such transaction is currently contemplated).

  The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first and last sentences of the preceding paragraph. It is possible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and intends, if necessary, to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

  If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

 FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

 OTHER ISSUES

  In the case of certain sale leaseback arrangements, the Service could assert that the Company realized prepaid rental income in the year of purchase to the extent that the value of a leased property exceeds the purchase price paid by the Company for that property. In litigated cases involving sale leasebacks which have considered this issue, courts have concluded that buyers have realized prepaid rent where both parties acknowledged that the purported purchase price for the property was substantially less than fair market value and the purported rents were substantially less than the fair market rentals. Because of the lack of clear precedent, complete assurance cannot be given that the Service could not successfully assert the existence of prepaid rental income.

 DEPRECIATION OF PROPERTIES

  For tax purposes, the Company's real property generally is depreciated on a straight line basis over 40 years and personal property owned by the Company generally is depreciated over nine years.

TAXATION OF SHAREHOLDERS

 TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

  As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held its Shares. However, corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the Shareholder, reducing the tax basis of a Shareholder's Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the Shareholder's tax basis being taxed as capital gains (if the Shares are held as a capital asset). In addition, any dividend declared by the Company in October, November or December of any year and payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Federal income tax rules may also require that certain of the Company's minimum tax adjustments and preferences be apportioned to Shareholders.

  In general, any loss upon a sale or exchange of Shares by a Shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company required to be treated by such Shareholder as long-term capital gains.

  Investors (other than certain corporations) who borrow funds to finance their acquisition of Shares in the Company could be limited in the amount of deductions allowed for the interest paid on the indebtedness incurred in such an arrangement. Under Section 163(d) of the Code, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the taxpayer's net investment income. An investor's net investment income will include the dividend and (if the investor so elects) capital gain dividend distributions he receives from the Company; however, distributions treated as a nontaxable return of the Shareholder's basis will not enter into the computation of net investment income.

  Under Section 469 of the Code, taxpayers (other than certain corporations) generally will not be entitled to deduct losses from so-called passive activities except to the extent of their income from passive activities. For purposes of these rules, distributions received by a Shareholder from the Company will not be treated as income from a passive activity and thus will not be available to offset a Shareholder's passive activity losses.

 TAXATION OF TAX-EXEMPT SHAREHOLDERS

  The Service has ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Company to a Shareholder that is a tax-exempt entity would not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code, that the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC.

  If any pension or other retirement trust that qualifies under Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but

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

for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

 INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

  The Company will report to its domestic Shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the back-up withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status to the company. See "Certain United States Tax Considerations for Non-U.S. Holders of Shares."

  Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Service.

OTHER TAX CONSIDERATIONS

 POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  Prospective Shareholders should recognize that the present federal income tax treatment of investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Company.

 STATE AND LOCAL TAXES

  The Company and its Shareholders may be subject to state or local taxation, and the Company may be subject to state or local tax withholding requirements, in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Shares.

                   CERTAIN UNITED STATES TAX CONSIDERATIONS
                        FOR NON-U.S. HOLDERS OF SHARES

  The following is a discussion of certain anticipated U.S. federal income and U.S. federal estate tax consequences of the ownership and disposition of Shares applicable to non-U.S. Shareholders of such Shares. The discussion is based on current law and is for general information only. The discussion does not address either aspects of U.S. federal taxation other than income and estate taxation or all aspects of U.S. federal income and estate taxation. The discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. Shareholder.

  In general, a non-U.S. Shareholder will be subject to regular United States income tax with respect to its investment in the Company if such investment is "effectively connected" with the non-U.S. Shareholder's conduct of a trade or business in the United States, or if the non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to non-U.S. Shareholders whose investment in the Company is not so effectively connected and who are not individuals present in the U.S. for 183 days or more during the taxable year.

  A distribution by the Company that is not deemed to be attributable to gain from the sale or exchange by the Company of a United States real property interest and that is not designated by the Company as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A distribution by the Company that is designated as a capital gain dividend will generally not be subject to withholding except to the extent that such dividend is attributable to the sale or exchange by the Company of United States real property interests, as described below. Generally, an ordinary income dividend will be subject to a United States withholding tax equal to 30% of the gross amount of the dividend unless such withholding is reduced by an applicable tax treaty. A distribution of cash in excess of the Company's earnings and profits will be treated first as a nontaxable return of capital that will reduce a non-U.S. Shareholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, the tax treatment of which is described under the rules discussed below with respect to disposition of Shares. A distribution in excess of the Company's earnings and profits may be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Company's current and accumulated earnings and profits. If it is subsequently determined that such distribution is, in fact, in excess of current and accumulated earnings and profits, the non-U.S. Shareholder may seek a refund from the Service. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a non-U.S. Shareholder in any tax year unless (i) a lower tax treaty applies and the required form evidencing eligibility for that reduced rate for such tax year is filed with the Company or (ii) the non-U.S. Shareholder files IRS Form 4224 for such tax year with the Company claiming that the distribution is "effectively connected" income.

  For any year in which the Company qualifies as a REIT, distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Shareholder in accordance with the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a non-U.S. Shareholder as if such distributions were gains "effectively connected" with a United States trade or business. Accordingly, a non-U.S. Shareholder will be taxed at the normal capital gain rates applicable to a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder that is not entitled to treaty exemption. The Company will be required to withhold from distributions to non-U.S. Shareholders, and remit to the Service, 35% of the amount of any distribution that could be designated as capital gain dividends to the extent that such dividends are attributable to the sale or exchange by the Company of United States real property interests.

  Tax treaties may reduce the Company's withholding obligations. If the amount of tax withheld by the Company with respect to a distribution to a non-U.S. Shareholder exceeds the Shareholder's United States liability with respect to such distribution, the non-U.S. Shareholder may file for a refund of such excess from the Service. In this regard, it should be noted that the 35% withholding tax rate on capital gain dividends corresponds to the maximum income tax rate applicable to corporations but is higher than the 28% maximum rate on capital gains of individuals.

  If the Shares fail to constitute a "United States real property interest" within the meaning of FIRPTA, a sale of the Shares by a non-U.S. Shareholder generally will not be subject to United States taxation unless (i) investment in the Shares is effectively connected with the non-U.S. Shareholder's United States trade or business, in which case, as discussed above, the non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders on such gain or (ii) the non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

  The Shares will not constitute a United States real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to taxation under FIRPTA. However, because the Shares will be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. If the Company did not constitute a domestically controlled REIT, whether a non-U.S. Shareholder's sale of Shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the Shares were "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which the Shares will be listed) and on the size of the selling Shareholder's interest in the Company. If the gain on the sale of the Shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of Shares from a non-U.S. Shareholder will not be required under FIRPTA to withhold on the purchase price if the purchased Shares are "regularly traded" on an established securities market or if the Company is a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of Shares may be required to withhold 10% of the purchase price and to remit such amount to the Service.

FEDERAL ESTATE TAX

  Shares owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS

  The Company must report annually to the Service and to each non-U.S. Shareholder the amount of dividends paid to and the tax withheld with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities in the country in which the non-U.S. Shareholder resides. United States backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) will generally not apply to dividends paid on Shares to a non-U.S. Shareholder at an address outside the United States.

  The payment of the proceeds from the disposition of Shares to or through the United States office of a broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. Shareholder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of Shares to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting. In the case of proceeds from a disposition of Shares paid to or through a non-U.S. office of a U.S. broker or paid to or through a non-U.S. office of a non-U.S. broker that is (i) a "controlled foreign corporation" for United States federal income tax purposes or (ii) a person 50% or more of whose gross income from all sources for a certain three-year period was effectively connected with a United States trade or business, (a) backup withholding will not apply unless the broker has actual knowledge that the owner is not a non-U.S. Shareholder, and (b) information reporting will not apply if the broker has documentary evidence in its files that the owner is a non-U.S. Shareholder (unless the broker has actual knowledge to the contrary).

  Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Shareholder will be refunded by the Service (or credited against the non-U.S. Shareholder's United States federal income tax liability, if any), provided that the required information is furnished to the Service.

OTHER TAX CONSEQUENCES

  The Company and its Shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside.

  There may be other federal, state, local or foreign income, or estate and gift, tax considerations applicable to the circumstances of a particular investor. Shareholders should consult their own tax advisors with respect to such matters.

                         ERISA PLANS, KEOGH PLANS AND
                        INDIVIDUAL RETIREMENT ACCOUNTS

GENERAL FIDUCIARY OBLIGATIONS

  Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plan") must consider whether their investment in the Company's Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Shares, whether such fiduciaries have authority to acquire such Shares under the appropriate governing instrument and Title I of ERISA, and whether such investment is otherwise consistent with their fiduciary responsibilities. Any ERISA Plan fiduciary should also consider ERISA's prohibition on improper delegation of control over or responsibility for "plan assets." Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, such fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of such a violation (the "Fiduciary Penalty"). Also, fiduciaries of any Individual Retirement Account ("IRA"), Keogh Plan or other qualified retirement plan not subject to Title I of ERISA because it does not cover common law employees ("Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing instrument. Fiduciary Shareholders should consult their own legal advisers if they have any concern as to whether the investment is inconsistent with any of the foregoing criteria.

PROHIBITED TRANSACTIONS

  Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should also consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between an ERISA Plan, IRA, or other Non-ERISA Plan and certain persons related to it are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA Plan, IRA, or other Non-ERISA Plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA Plans, may also result in the imposition of an excise tax under the Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the ERISA or Non-ERISA Plan or IRA. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. Fiduciary Shareholders should consult their own legal advisers if they have any concern as to whether the investment is a prohibited transaction.

SPECIAL FIDUCIARY AND PROHIBITED TRANSACTIONS CONSIDERATIONS

  The Department of Labor ("DOL"), which has certain administrative responsibility over ERISA Plans as well as over IRAs and other Non-ERISA Plans, has issued a regulation defining "plan assets." The regulation generally provides that when an ERISA or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

  The regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Company's Shares are registered under the Exchange Act.

  The regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

  The regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include: any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification of the Company for federal or state tax purposes, or would otherwise violate any state or federal law or court order; any requirement that advance notice of a transfer or assignment be given to the Company and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence; any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Company's Declaration and Bylaws on the transfer of Shares do not result in the failure of the Shares to be "freely transferable." Furthermore, the Company believes that at present there exist no other facts or circumstances limiting the transferability of the Shares which are not included among those enumerated as not affecting their free transferability under the regulation, and the Company does not expect or intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer which would not be among the enumerated permissible limitations or restrictions. However, the final regulation only establishes a presumption in favor of a finding of free transferability, and no guarantee can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

  Assuming that the Shares will be "widely held" and that no other facts and circumstances exist which restrict transferability of the Shares, the Company has received an opinion from Company Counsel that the Shares should not fail to be "freely transferable" for purposes of the regulation due to the restrictions on transfer of the Shares under the Company's Declaration and Bylaws and that under the regulation the Shares are publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any ERISA Plan, IRA or other Non-ERISA Plan that invests in the Shares.

  If the assets of the Company are deemed to be plan assets under ERISA: (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to investments made by the Company; (ii) the person or persons having investment discretion over the assets of ERISA Plans which invest in the Company would be liable under the aforementioned Part 4 of Title I of ERISA for investments made by the Company which do not conform to such ERISA standards unless Advisors registers as an investment adviser under the Investment Advisers Act of 1940 and certain other conditions are satisfied; and (iii) certain transactions that the Company might enter into in the ordinary course of its business and operation might constitute "prohibited transactions" under ERISA and the Code.

                                 UNDERWRITING

  Subject to certain conditions contained in the Underwriting Agreement, the Underwriters named below (the "Underwriters") for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Prudential Securities Incorporated, Smith Barney Inc., Legg Mason Wood Walker, Incorporated and McDonald & Company Securities, Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase from the Company 12,000,000 Shares. The number of Shares that each Underwriter has agreed to purchase is set forth opposite its name below:

                                                                        NUMBER
            UNDERWRITERS                                              OF SHARES
   Donaldson, Lufkin & Jenrette Securities Corporation...............
   Dean Witter Reynolds Inc. ........................................
   A.G. Edwards & Sons, Inc. ........................................
   Prudential Securities Incorporated................................
   Smith Barney Inc. ................................................
   Legg Mason Wood Walker, Incorporated..............................
   McDonald & Company Securities, Inc. ..............................
                                                                      ----------
     Total........................................................... 12,000,000
                                                                      ==========

  The Underwriting Agreement provides that the several Underwriters will be obligated to purchase all of the Shares offered hereby (other than the Shares covered by the overallotment option described below) if any are purchased.

  The Company has been advised by the Representatives that the Underwriters propose to offer the Shares to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers at such
price less a concession not in excess of $   per Share; that the Underwriters
may allow, and such dealers may reallow, a discount of not in excess of $ per Share on sales to other dealers; and that the price to the public, concessions and discounts to dealers may be changed by DLJ after the initial public offering.

  The Underwriters have been granted an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,800,000 additional Shares from the Company at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such right of purchase only for the purpose of covering overallotments, if any, incurred in connection with the sale of Shares offered hereby. To the extent that such Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase the same proportion of such additional Shares as the number of other Shares to be purchased by the Underwriter bears to the total number of Shares being sold in this Offering on the same terms as those on which all Shares are being sold in this Offering.

  In the Underwriting Agreement, the Company and the Underwriters have agreed to indemnify each other against certain liabilities under the Securities Act.

  The Company has agreed not to, and has agreed to cause its affiliates not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or, in any manner, transfer all or a portion of the economic consequences associated with ownership of the Shares, without the prior written consent of DLJ, for a period of 90 days from the date of this Prospectus, other than the Shares being sold in this Offering or to be issued pursuant to the Company's Incentive Share Award Plan.

  Each of HRP and Advisors has agreed not to, and has agreed to cause its officers, Trustees and Directors, as applicable, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or, in any manner, transfer all or a portion of the economic consequences associated with ownership of the Shares, without the prior written consent of DLJ, prior to August 16, 1997.

  The Company will pay to DLJ an advisory fee equal to $   million in respect
of this Offering for financial advisory services rendered in connection with the acquisition by the Company of the 11 Wyndham Garden(R) Hotels and in connection with structuring the Expanded Credit Facility with DLJMC, an affiliate of DLJ.

                                    EXPERTS

  The historical financial statements and schedules of the Company, the Residence Inn Hotels and the Courtyard Hotels and the financial statements of HMH HPT Residence Inn, Inc. and HMH HPT Courtyard, Inc. included in this Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated January 19, 1996 and February 23, 1996 with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The combined financial statements and schedule relating to Garden Hotel Associates LP as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in this Prospectus and in the Registration Statement, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Sullivan & Worcester LLP has passed upon the validity of the issuance of the Shares offered pursuant to this Prospectus and on certain tax matters as described under "Federal Income Tax Considerations." Certain legal matters relating to this Offering will be passed upon for the Underwriters by Davis Polk & Wardwell. Barry M. Portnoy, a partner in the firm of Sullivan & Worcester LLP, is a Managing Trustee of the Company, a Managing Trustee of HRP and a Director and 50% shareholder of Advisors. Sullivan & Worcester LLP and Davis Polk & Wardwell will rely on the opinion of Piper & Marbury L.L.P. with respect to all matters involving Maryland law.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-11 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street,

Suite 1400, Chicago, Illinois 60661-2511. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

  The Company's Declaration of Trust contains the following provision. The provision should not be construed as a limitation on the ability of Shareholders to assert claims for breaches of fiduciary duties.

  THE DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED MAY 12, 1995, A COPY OF WHICH, TOGETHER WITH ANY AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                                   GLOSSARY

  Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

  "ACMs" means asbestos containing materials.

  "ADA" means the Americans with Disabilities Act of 1990, as amended.

  "Additional Hotels" means the 11 Wyndham Garden(R) Hotels, the 18 Residence Inn by Marriott(R) Hotels and the additional 16 Courtyard by Marriott(R) Hotels to be acquired by the Company as described in this Prospectus.

  "Adjusted Basis Ratio" means, as to a Hotel, the ratio of (i) the average of the adjusted bases of the Company's personal property of such Hotel at the beginning and at the end of the taxable year to (ii) the average of the aggregate adjusted bases of both the Company's real and personal property of such Hotel at the beginning and at the end of such taxable year.

  "ADR" means average daily room rate.

  "Advisors" means HRPT Advisors, Inc., a Delaware corporation.

  "Advisory Agreement" means the Advisory Agreement between Advisors and the Company.

  "Audit Committee" means the audit committee of the Company consisting of the Independent Trustees.

  "Average Invested Capital" means, for purposes of the Advisory Agreement, the daily weighted average of the total book value of the Company's real estate assets (before reserves for depreciation or bad debts or other similar non-cash reserves) invested, directly or indirectly, in equity interests in, and loans secured by real estate and personal property owned in connection with such real estate.

  "Award" means any award, compensation or damage paid in connection with the taking or condemnation of a hotel or any substantial portion thereof by a public authority for a public or quasi public use.

  "Board of Trustees" means the Board of Trustees of the Company.

  "Business Procedure" means the advance notice procedure with regard to Shareholder proposals specified in the Bylaws.

  "Bylaws" means the Bylaws of the Company.

  "Cash Available for Distribution" means net income from operations, plus depreciation and amortization (all computed in accordance with GAAP) and less Company owned funds escrowed for renovations and refurbishments (i.e., FF&E Reserves) and adjusted for non-recurring items, if any.

  "Charitable Beneficiary" means a qualified trustee of a trust for the exclusive benefit of one or more organizations described in Section 170(b)(1)(a) and 170(c) of the Code.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Company" means Hospitality Properties Trust, a Maryland real estate investment trust, and its consolidated subsidiaries.

  "Company Counsel" means Sullivan & Worcester LLP, counsel to the Company.

  "Declaration" means the Declaration of Trust of the Company.

  "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

  "DLJMC" means DLJ Mortgage Capital, Inc., an affiliate of DLJ.

  "DOL" means United States Department of Labor.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Plan" means a pension, profit sharing or other employee benefit plan subject to Title I of ERISA.

  "Excess Shares" means Shares that are in violation of the Ownership Limitation or which cause the Company to be treated as "closely held "under
Section 856(h) of the Code, and that are not otherwise permitted by the Board of Trustees.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exempted Persons" means HRP, Advisors or their affiliates, including persons who are deemed to have beneficial ownership of the Shares directly owned by HRP and Advisors pursuant to the attribution provisions of the Code, and other Shareholders exempted by majority vote of the Trustees.

  "Expanded Credit Facility" means the additional $250.0 million non-revolving credit line, in excess of the Line of Credit, provided by DLJMC to the Company.

  "FF&E Reserve" means those funds to be escrowed annually pursuant to the Leases as a reserve for renovations and refurbishment.

  "Fiduciary Penalty" means a civil penalty of up to 20% of any amount recovered by an ERISA Plan on account of a violation by Trustees and other fiduciaries of their fiduciary responsibilities.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

  "FFO" means net income (computed in accordance with GAAP), adjusted for non-recurring items, before real estate depreciation and amortization.

  "GAAP" means generally accepted accounting principles.

  "Host" means Host Marriott Corporation.

  "Host I" means HMH HPT Residence, Inc., a limited purpose subsidiary of Host which is the Lessee of the Company's 18 Residence Inn by Marriott(R) Hotels.

  "Host II" means HMH HPT Courtyard, Inc., a limited purpose subsidiary of Host which is the Lessee of the Company's 53 Courtyard by Marriott(R) Hotels.

  "Hotels" means the Initial Hotels and the Additional Hotels.

  "HPT" means the Company and is also the Company's trading symbol on the NYSE.

  "HRP" means Health and Retirement Properties Trust, a Maryland business trust which is a NYSE listed REIT.

  "Incentive Share Award Plan" means the Company's Incentive Share Award Plan pursuant to which 100,000 Shares have been reserved for issuance to Independent Trustees and officers of, and consultants (other than Advisors) to, the Company.

  "Independent Trustees" means Trustees who are not officers of the Company or otherwise affiliated with the Company, HRP or Advisors.

  "Initial Hotels" means the 37 Hotels with 5,286 guest rooms owned by the Company immediately after completion of the Company's initial public offering.

  "Interested Shareholder" means a person who beneficially owns 10% or more of the voting power of the Shares.

  "IRA" means Individual Retirement Account.

  "Leases" means the Company's hotel leases for the Hotels.

  "Lessees" means Wyndham I, Host I and Host II.

  "Line of Credit" means the $200.0 million revolving credit line provided by DLJMC to the Company.

  "Management Agreements" means the management agreements for the Hotels.

  "Managers" means Wyndham II, Marriott I and Marriott II.

  "Managing Trustees" means Messrs. Barry M. Portnoy and Gerard M. Martin.

  "Marriott" means Marriott International, Inc.

  "Marriott I" means Residence Inn by Marriott, Inc., a subsidiary of Marriott which manages the Company's 18 Residence Inn by Marriott(R) Hotels.

  "Marriott II" means Courtyard Management Corporation, a subsidiary of Marriott which manages the Company's 53 Courtyard by Marriott(R) Hotels.

  "MGCL" means the Maryland General Corporation Law.

  "Nomination Procedure" means the advance notice procedure with regard to the nomination, other than by the Board of Trustees, of Trustees specified in the Bylaws.

  "Non-ERISA Plan" means an IRA, Keogh Plan or other qualified retirement plan not subject to Title I of ERISA because it does not cover common law employees.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the public offering of 12,000,000 Shares of the Company contemplated by this Prospectus.

  "Ownership Limitation" means the restriction on ownership of more than 9.8% of the Shares by any Shareholder or affiliated group of Shareholders, except HRP, Advisors and certain other entities.

  "Preferred Shares" means Preferred Shares of Beneficial Interest of the Company, without par value.

  "Purchase Agreements" means the purchase agreements among the Company and each of the applicable sellers pursuant to which the Company will acquire the Additional Hotels.

  "Registration Statement" means the Registration Statement on Form S-11 under the Securities Act of which this Prospectus is a part.

  "REIT" means a real estate investment trust.

  "REMIC" means a real estate mortgage investment conduit, as defined in the Code.

  "Representatives" means the Representatives of the Underwriters named in this Prospectus.

  "REVPAR" means room revenue per available guest room or suite.

  "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Security Deposit" means an amount equal to a full year's base rent for each of the Hotels which has been retained or is permitted to be retained by the Company as security for the Lessee's obligations under their respective Leases.

  "Service" means the Internal Revenue Service.

  "Shareholders" means the holders of the Shares.

  "Shares" means the Common Shares of Beneficial Interest of the Company, $0.01 par value per Share.

  "Total Hotel Sales" means all revenues and receipts of every kind derived from guests or customers related to the operation of the Hotels and has the same meaning as "Gross Revenues" under the Leases.

  "Treasury Regulations" means the income tax regulations that have been promulgated under the Code.

  "UBTI" means unrelated business taxable income.

  "Underwriters" means the Underwriters named in this Prospectus.

  "Underwriting Agreement" means the Underwriting Agreement between the Company and the Representatives relating to the purchase of the Shares offered hereby.

  "Wyndham" means Wyndham Hotel Company Ltd. or its proposed successor-in-interest, Wyndham Hotel Corporation.

  "Wyndham I" means the limited purpose subsidiary of Wyndham which leases the Company's 11 Wyndham Garden(R) Hotels.

  "Wyndham II" means Wyndham or the subsidiary of Wyndham which manages the Company's 11 Wyndham Garden(R) Hotels.

                         INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
HOSPITALITY PROPERTIES TRUST FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-3
  Unaudited Pro Forma Balance Sheet as of December 31, 1995.............  F-4
  Unaudited Pro Forma Statement of Income for the year ended December
   31, 1995.............................................................  F-5
  Notes to Pro Forma Financial Statements...............................  F-6
  Report of Independent Public Accountants..............................  F-9
  Balance Sheet as of December 31, 1995.................................  F-10
  Statement of Income for the period from February 7, 1995 (inception)
   to December 31, 1995.................................................  F-11
  Statement of Shareholders' Equity for the period from February 7, 1995
   (inception) to
   December 31, 1995....................................................  F-12
  Statement of Cash Flows for the period from February 7, 1995 (incep-
   tion) to December 31, 1995...........................................  F-13
  Notes to Financial Statements.........................................  F-14
  Report of Independent Public Accountants..............................  F-18
  Schedule III--Real Estate and Accumulated Depreciation................  F-19
HMH HPT RESIDENCE INN, INC. (HOST I) FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-21
  Unaudited Pro Forma Balance Sheet as of December 29, 1995.............  F-22
  Unaudited Pro Forma Statement of Income for the fiscal year ended De-
   cember 29, 1995......................................................  F-23
  Notes to Pro Forma Financial Statements...............................  F-24
  Report of Independent Public Accountants..............................  F-26
  Balance Sheet as of February 21, 1996.................................  F-27
  Notes to Balance Sheet................................................  F-28
RESIDENCE INN HOTELS COMBINED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..............................  F-29
  Combined Statements of Revenues and Expenses Excluding Income Taxes
   for the fiscal years ended December 31, 1993, December 30, 1994 and
   December 29, 1995....................................................  F-30
  Combined Statements of Assets, Liabilities and Net Investment and Ad-
   vances as of December 30, 1994 and December 29, 1995.................  F-31
  Combined Statements of Cash Flows for the fiscal years ended December
   31, 1993, December 30, 1994 and December 29, 1995....................  F-32
  Notes to Combined Financial Statements................................  F-33
  Report of Independent Public Accountants..............................  F-40
  Schedule III--Real Estate and Accumulated Depreciation................  F-41
HMH HPT COURTYARD, INC. (HOST II) FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-43
  Unaudited Pro Forma Balance Sheet as of December 29, 1995.............  F-44
  Unaudited Pro Forma Statement of Income for the fiscal year ended De-
   cember 29, 1995......................................................  F-45
  Notes to Pro Forma Financial Statements...............................  F-46
  Report of Independent Public Accountants..............................  F-48
  Balance Sheet as of December 29, 1995.................................  F-49
  Statement of Income for the period March 24, 1995 (inception) to De-
   cember 29, 1995......................................................  F-50
  Statement of Shareholder's Equity for the period March 24, 1995 (in-
   ception) to December 29, 1995........................................  F-51
  Statement of Cash Flows for the period March 24, 1995 (inception) to
   December 29, 1995....................................................  F-52
  Notes to Financial Statements.........................................  F-53

                                                                         PAGE
COURTYARD HOTELS COMBINED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..............................  F-58
  Combined Statements of Revenues and Expenses Excluding Income Taxes
   for the fiscal years ended December 31, 1993, December 30, 1994 and
   December 29, 1995....................................................  F-59
  Combined Statements of Assets, Liabilities and Net Investment and Ad-
   vances as of December 30, 1994 and December 29, 1995.................  F-60
  Combined Statements of Cash Flows for the fiscal years ended December
   31, 1993, December 30, 1994 and December 29, 1995....................  F-61
  Notes to Combined Financial Statements................................  F-62
  Report of Independent Public Accountants..............................  F-70
  Schedule III--Real Estate and Accumulated Depreciation................  F-71
WYNDHAM I FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-73
  Unaudited Pro Forma Balance Sheet as of December 31, 1995.............  F-74
  Unaudited Pro Forma Statement of Income for the year ended December
   31, 1995.............................................................  F-75
  Notes to Pro Forma Financial Statements...............................  F-76
GARDEN HOTEL ASSOCIATES L.P. FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..............................  F-77
  Balance Sheet as of December 31, 1994 and 1995........................  F-78
  Statements of Income for the years ended December 31, 1993, December
   31, 1994 and
   December 31, 1995....................................................  F-79
  Statement of Changes in Partners' Capital for the years ended December
   31, 1993, December 31, 1994 and December 31, 1995....................  F-80
  Statements of Cash Flows for the years ended December 31, 1993, Decem-
   ber 31, 1994 and December 31, 1995...................................  F-81
  Notes to Financial Statements.........................................  F-82
  Report of Independent Accountants.....................................  F-86
  Schedule III--Real Estate and Accumulated Depreciation................  F-87

                         HOSPITALITY PROPERTIES TRUST

              PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 1995 AND
                         PRO FORMA STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995

  As described in footnotes (J) and (K), the following unaudited pro forma data are presented as if: (i) the Company's formation transactions, primarily the acquisition of the Initial Hotels and the Company's initial public offering of Shares; (ii) this Offering; (iii) the acquisition of all Additional Hotels; (iv) the commencement of the Leases relating to the Additional Hotels; and (v) certain other transactions described in the notes to these pro forma financial statements have been consummated as of the date or for the period presented. The pro forma information is based in part upon the historical financial statements of the Company, the Courtyard Hotels, the Residence Inn Hotels and Garden Hotel Associates L.P. (the Wyndham Hotels) and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.


  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for the Company would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of the Company for future periods.

                          HOSPITALITY PROPERTIES TRUST
                            PRO FORMA BALANCE SHEET

                                               AS OF DECEMBER 31, 1995
                                        ----------------------------------------
                                        HISTORICAL (A)  PRO FORMA     PRO FORMA
                                         (37 HOTELS)   ADJUSTMENTS   (82 HOTELS)
                                              (UNAUDITED, IN THOUSANDS)
                ASSETS
Real estate properties, at cost
  Land.................................    $ 62,311     $ 91,516      $153,827
  Buildings and improvements...........     270,261      396,934       667,195
                                           --------     --------      --------
                                            332,572      488,450(B)    821,022
  Less accumulated depreciation........       5,820          --          5,820
                                           --------     --------      --------
                                            326,752      488,450       815,202
Cash and cash equivalents..............       2,135          --          2,135
Rent receivable........................         322          --            322
FF&E reserve (restricted cash).........       5,342        5,500(C)     10,842
Other assets, net......................       4,396        1,418(D)      5,814
                                           --------     --------      --------
                                           $338,947     $495,368      $834,315
                                           ========     ========      ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings.............................    $    --      $141,840(E)   $141,840
Security deposits......................      32,900       48,460(F)     81,360
Dividend payable.......................       6,930          --          6,930
Due to affiliate.......................         770          --            770
Accounts payable and accrued expenses..         396          --            396
Shareholders' equity:
  Preferred shares of beneficial
   interest, no par value, 100,000,000
   shares authorized, none issued......         --           --            --
  Common shares of beneficial interest
   $.01 par value, 100,000,000 shares
   authorized, 12,600,900 shares issued
   and outstanding (24,600,900 shares
   on a pro forma basis)...............         126          120(G)        246
  Additional paid in capital...........     297,962      304,948(H)    602,910
  Cumulative net income................      11,349          --         11,349
  Dividends (paid or declared).........     (11,486)         --        (11,486)
                                           --------     --------      --------
    Total shareholders' equity.........     297,951      305,068       603,019
                                           --------     --------      --------
                                           $338,947     $495,368      $834,315
                                           ========     ========      ========

                  See notes to pro forma financial statements.

                          HOSPITALITY PROPERTIES TRUST
                         PRO FORMA STATEMENT OF INCOME

                                         YEAR ENDED DECEMBER 31, 1995
                               ------------------------------------------------
                                  HISTORICAL       PRO FORMA       PRO FORMA
                               FEBRUARY 7, 1995   YEAR ENDED      YEAR ENDED
                                (INCEPTION) TO   DECEMBER 31,    DECEMBER 31,
                                 DECEMBER 31,        1995            1995
                                   1995 (I)     (37 HOTELS) (J) (82 HOTELS) (K)
                               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Base rent...................     $ 19,206        $ 32,900(L)      $81,360(L)
  Percentage rent.............          325             408(M)          408(M)
  FF&E reserve income.........        4,037           6,424(N)       12,295(N)
  Interest income.............           74             144             315
                                   --------        --------         -------
    Total revenues............       23,642          39,876          94,378
Expenses:
  Interest expense............        5,039             --           10,740(O)
  Depreciation and amortiza-
   tion.......................        5,844           9,229(P)       23,809(P)
  General and administrative..        1,410           2,616(Q)        5,039(Q)
                                   --------        --------         -------
    Total expenses............       12,293          11,845          39,588
                                   --------        --------         -------
Net income....................     $ 11,349        $ 28,031         $54,790
                                   ========        ========         =======
Other data:
  Cash Available for Distribu-
   tion (R)...................     $ 13,156        $ 30,836         $66,548
  Cash provided by operating
   activities (S).............       14,140          31,820          67,532
  Cash used in investing ac-
   tivities (S)...............      303,652         303,652         749,142
  Cash provided by financing
   activities (S).............      291,647         268,481         688,989
  Weighted average Shares out-
   standing...................        4,515          12,601          24,601
Per share data:
  Net income (T)..............     $   2.51        $   2.22         $  2.23
  Cash Available for Distribu-
   tion (T)...................         2.91            2.45            2.71


                  See notes to pro forma financial statements.

                         HOSPITALITY PROPERTIES TRUST
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                          (DOLLARS IN THOUSANDS)

  (A) Represents the historical balance sheet of the Company as of December 31, 1995.

  (B) Represents the proposed purchase of the 45 Additional Hotels as follows:

                                11 WYNDHAM      18 RESIDENCE INN        16 COURTYARD
                             GARDEN(R) HOTELS BY MARRIOTT(R) HOTELS BY MARRIOTT(R) HOTELS  TOTAL
   Cash purchase price.....      $121,720           $155,000              $158,760        $435,480
   Purchase price withheld
    as security deposit....        13,600             17,220                17,640          48,460
   Estimated closing costs.         1,460                300                   250           2,010
   Option cost capitalized
    to real estate.........           --               1,250                 1,250           2,500
                                 --------           --------              --------        --------
                                 $136,780           $173,770              $177,900        $488,450
                                 ========           ========              ========        ========

  (C) Represents the proposed purchase price of existing FF&E Reserve escrow account balances for the 45 Additional Hotels.

  (D) Represents financing fee of 1% of pro forma borrowings by the Company on the Line of Credit.

  (E) Represents proposed borrowings on the Company's Line of Credit.

  (F) Represents Security Deposits equal to one year's base rent for Leases for the 45 Additional Hotels.

  (G) Represents the par value ($0.01) of 12,000,000 Shares expected to be issued in this Offering.

  (H) Represents the following:

      Gross proceeds from the Offering................................ $327,000
      Estimated expenses of the Offering..............................  (21,932)
      Par value of Shares offered.....................................     (120)
                                                                       --------
                                                                       $304,948
                                                                       ========

  (I) Represents the historical operating results of the Company for the period February 7, 1995 (inception), to December 31, 1995.

  (J) Represents the pro forma operating results of the Company assuming the Company's formation transactions, primarily the acquisition and leasing of the 37 Initial Hotels and the Company's initial public offering of Shares, had been consummated as of January 1, 1995.

  (K) Represents the pro forma operating results of the Company assuming the Company's formation transactions, primarily the acquisition and leasing of the 37 Initial Hotels, the Company's initial public offering of Shares, the proposed acquisition and leasing of the 45 Additional Hotels and the proposed Offering, had been consummated as of January 1, 1995.

                         HOSPITALITY PROPERTIES TRUST
             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)

                          (DOLLARS IN THOUSANDS)

  (L) Represents base rent per the Leases, as follows:

   Initial Courtyard Hotels............................................. $32,900
                                                                         -------
   Additional Hotels:
    Courtyard Hotels....................................................  17,640
    Wyndham Hotels......................................................  13,600
    Residence Inn Hotels................................................  17,220
                                                                         -------
                                                                          48,460
                                                                         -------
       Total, the Hotels................................................ $81,360
                                                                         =======

  (M) Represents 5% of revenue increases over 1994 base year levels for the Initial Hotels.

  (N) Represents amounts paid as rent into an FF&E escrow account for use on capitalizable hotel expenditures for repairs, refurbishment and renovations. Escrowed amounts represent 5% of Total Hotel Sales each year.

   Initial Courtyard Hotels............................................. $ 6,424
                                                                         -------
   Additional Hotels:
    Courtyard Hotels....................................................   2,775
    Residence Inn Hotels................................................   3,096
                                                                         -------
                                                                           5,871
                                                                         -------
       Total, the Hotels................................................ $12,295
                                                                         =======

  (O) Represents interest at LIBOR plus 150 basis points (an average of approximately 7.4% during 1995) on the pro forma $141,840 drawn on the Line of Credit in connection with the proposed acquisition of the Additional Hotels and amortization of related financing fees. The pro forma impact on interest expense of a 1/8% change in LIBOR is approximately $177.3.

  (P) Represents the full year effect of the purchase of the Initial Hotels and Additional Hotels on depreciation expense.

   Initial Courtyard Hotels............................................. $ 9,229
                                                                         -------
   Additional Hotels:
    Courtyard Hotels....................................................   5,310
    Wyndham Hotels......................................................   4,083
    Residence Inn Hotels................................................   5,187
                                                                         -------
                                                                          14,580
                                                                         -------
       Total, the Hotels................................................ $23,809
                                                                         =======

                         HOSPITALITY PROPERTIES TRUST
             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)

                          (DOLLARS IN THOUSANDS)

  (Q) Represents estimated expenses of the Company related to advisory fees, state and local taxes, legal, accounting and investor relations as detailed below.

   Initial Courtyard Hotels:
     Advisory fee....................................................... $2,163
     Other expenses.....................................................    453
                                                                         ------
       Total............................................................ $2,616
                                                                         ------
   Additional Hotels (Advisory fees):
     Courtyard Hotels................................................... $  882
     Wyndham Hotels.....................................................    680
     Residence Inn Hotels...............................................    861
                                                                         ------
                                                                          2,423
                                                                         ------
       Total, the Hotels................................................ $5,039
                                                                         ======
   Advisory fees........................................................ $4,586
     State and local taxes..............................................    140
     Independent trustees fees..........................................     98
     Legal fees.........................................................     40
     Accounting fees....................................................    100
     Investor relations.................................................     75
                                                                         ------
       Total, the Hotels................................................ $5,039
                                                                         ======

  No incentive advisory fees were payable in 1995.

  (R) The Company bases its dividend primarily on Cash Available for Distribution, which it defines as net income from operations, plus depreciation and amortization and less Company income reserved for renovations and refurbishment (i.e., the FF&E Reserves) and adjusted for nonrecurring items, if any. Cash available for distribution may not necessarily equal cash provided by operating activities under GAAP, as the cash flow of the Company is affected by other factors not included in the calculation of cash available for distribution, including changes in working capital.

  (S) Amounts are computed on a pro forma basis in accordance with GAAP, except that cash provided by operating activities excludes the effect on cash resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities.

  (T) From inception on February 7, 1995, until completion of its initial public offering on August 22, 1995, the Company was a 100% owned subsidiary of HRP. It was initially capitalized with $1.0 million of equity and $163.3 million of debt. The debt was provided by HRP at its cost which was lower than the market rates which the Company would have paid on a stand alone basis. Accordingly, the Company does not believe that net income, net income per share, Cash Available for Distribution and Cash Available for Distribution per Share while it was a wholly owned subsidiary are comparable to periods subsequent to such offering.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Trustees and Shareholders of
Hospitality Properties Trust:

  We have audited the accompanying balance sheet of Hospitality Properties Trust (the "Company") as of December 31, 1995, and the related statements of income, shareholders' equity and cash flows for the period from February 7, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hospitality Properties Trust as of December 31, 1995, and the results of its operations and its cash flows for the period from February 7, 1995 (inception) to December 31, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
January 19, 1996

                          HOSPITALITY PROPERTIES TRUST
                                 BALANCE SHEET

                          (DOLLARS IN THOUSANDS)

                                                                      AS OF
                                                                   DECEMBER 31,
                                                                      1995
                                                                  -------------
                             ASSETS
Real estate properties, at cost:
  Land...........................................................   $ 62,311
  Buildings and improvements.....................................    270,261
                                                                    --------
                                                                     332,572
  Less accumulated depreciation..................................      5,820
                                                                    --------
                                                                     326,752
Cash and cash equivalents........................................      2,135
Rent receivable..................................................        322
FF&E reserve (restricted cash)...................................      5,342
Other assets, net................................................      4,396
                                                                    --------
                                                                    $338,947
                                                                    ========
              LIABILITIES AND SHAREHOLDERS' EQUITY
Security deposits................................................   $ 32,900
Dividends payable................................................      6,930
Advisory fee to affiliate........................................        770
Accounts payable and accrued expenses............................        396
Shareholders' equity:
  Preferred shares of beneficial interest, no par value,
   100,000,000 shares authorized, none issued....................        --
  Common shares of beneficial interest, $.01 par value,
   100,000,000 shares authorized, 12,600,900 shares issued and
   outstanding...................................................        126
Additional paid-in capital.......................................    297,962
Cumulative net income............................................     11,349
Dividends (paid or declared).....................................    (11,486)
                                                                    --------
    Total shareholders' equity...................................    297,951
                                                                    --------
                                                                    $338,947
                                                                    ========

                          See accompanying notes.

                          HOSPITALITY PROPERTIES TRUST
                              STATEMENT OF INCOME

                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               FEBRUARY 7, 1995
                                                                (INCEPTION) TO
                                                               DECEMBER 31, 1995
                                                               -----------------
Revenues:
  Rental income...............................................      $19,531
  FF&E reserve income.........................................        4,037
  Interest income.............................................           74
                                                                    -------
    Total revenues............................................       23,642
Expenses:
  Interest to HRP.............................................        5,039
  Depreciation and amortization...............................        5,844
  General, administrative and advisory........................        1,410
                                                                    -------
    Total expenses............................................       12,293
                                                                    -------
Net income....................................................      $11,349
                                                                    =======
Weighted average Shares outstanding...........................        4,515
Net income per Share..........................................      $  2.51
                                                                    =======

                          See accompanying notes.

                          HOSPITALITY PROPERTIES TRUST
                       STATEMENT OF SHAREHOLDERS' EQUITY
               FEBRUARY 7, 1995 (INCEPTION) TO DECEMBER 31, 1995

                          (DOLLARS IN THOUSANDS)

                                           ADDITIONAL CUMULATIVE
                         NUMBER OF  COMMON  PAID IN      NET
                           SHARES   SHARES  CAPITAL     INCOME   DIVIDENDS   TOTAL
Initial capitalization
 as of February 7, 1995
 (inception)............     40,000   --    $    960       --         --    $    960
Issuance of Common
 Shares of Beneficial
 Interest, net.......... 12,560,000   126    296,980       --         --     297,106
Stock grants............        900   --          22       --         --          22
Net income..............        --    --         --     11,349        --      11,349
Dividends...............        --    --         --        --     (11,486)   (11,486)
                         ----------  ----   --------   -------   --------   --------
Balance at December 31,
 1995................... 12,600,900  $126   $297,962   $11,349   $(11,486)  $297,951
                         ==========  ====   ========   =======   ========   ========

                          See accompanying notes.

                          HOSPITALITY PROPERTIES TRUST
                            STATEMENT OF CASH FLOWS

                          (DOLLARS IN THOUSANDS)

                                                              FEBRUARY 7, 1995
                                                               (INCEPTION) TO
                                                              DECEMBER 31, 1995
                                                              -----------------
Cash flows from operating activities:
 Net income..................................................     $  11,349
 Adjustments to reconcile net income to cash provided by
  operating activities:
  Depreciation and amortization..............................         5,844
  Funding of FF&E reserve....................................        (4,037)
  Changes in assets and liabilities:
   Increase in rent receivable and other assets..............          (182)
   Increase in accounts payable and accrued expenses.........           396
   Increase in due to affiliate..............................           770
                                                                  ---------
    Cash provided by operating activities....................        14,140
                                                                  ---------
Cash flows from investing activities:
 Real estate acquisitions....................................      (328,148)
 Increase in security deposits...............................        32,900
 Payments for purchase option................................        (4,500)
 Purchase of FF&E reserve....................................        (3,904)
                                                                  ---------
    Cash used in investing activities........................      (303,652)
                                                                  ---------
Cash flows from financing activities:
 Proceeds from issuance of shares, net.......................       198,088
 Borrowings and advances from HRP............................       165,241
 Payments on borrowings and advances from HRP................       (65,241)
 Dividends (including $2,491 to HRP).........................        (4,556)
 Financing costs.............................................        (1,885)
                                                                  ---------
    Cash provided by financing activities....................       291,647
                                                                  ---------
Increase in cash and cash equivalents........................     $   2,135
Cash and cash equivalents at beginning of period.............           --
                                                                  ---------
Cash and cash equivalents at end of period...................     $   2,135
                                                                  =========
Supplemental cash flow information:
 Interest paid...............................................     $   5,039
Non-cash activities:
 Issuance of shares to HRP...................................     $ 100,000
 Cancellation of indebtedness to HRP.........................      (100,000)
 Purchases of fixed assets with FF&E reserve.................        (2,424)

                          See accompanying notes.

                         HOSPITALITY PROPERTIES TRUST
                         NOTES TO FINANCIAL STATEMENTS

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. ORGANIZATION AND COMMENCEMENT OF OPERATIONS

  Hospitality Properties Trust (the Company) was incorporated in the state of Delaware on February 7, 1995. Subsequently, the Company became a Maryland real estate investment trust and effected a 400-for-1 split of its common shares of beneficial interest (the Shares). The Company, which invests in income producing hotel and lodging related real estate, was a 100% owned subsidiary of Health and Retirement Properties Trust (HRP) from its inception through August 22, 1995 when it completed its initial public offering of Shares (the
IPO). HRP remains an affiliate of the Company.

  The Company commenced operations on March 24, 1995 by acquiring 21 hotels and related replacement and refurbishment reserves (the FF&E Reserves) for approximately $179,400 from affiliates of Host Marriott Corporation. The properties are leased to a subsidiary (Host II) of Host Marriott Corporation and are managed by a subsidiary (Marriott) of Marriott International, Inc. The acquisition was substantially funded by advances from HRP (the HRP loan).

  On August 22, 1995, the Company received net proceeds of approximately $178,000 from its IPO of 7,500,000 shares to the public and 250,000 shares to HRPT Advisors, Inc. and the concurrent placement of 3,960,000 shares to HRP which canceled $99,000 in indebtedness due to HRP. On September 18, 1995, the Company received additional net proceeds of approximately $19,900 from the sale of 850,000 Shares in connection with the exercise of the underwriters' over-allotment option. The proceeds were used to repay remaining loan amounts due to HRP and to acquire 16 additional hotel properties (together with the 21 properties acquired on March 24, 1995, the Initial Hotels) and related FF&E reserves for $149,600. The Initial Hotels are leased to Host and managed by Marriott.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Real estate properties. Real estate properties are recorded at cost. Depreciation is provided for on a straight-line basis over the estimated useful lives ranging up to 40 years.

  Cash and cash equivalents. Highly liquid investments with maturities of three months or less at date of purchase are considered to be cash equivalents. The carrying amount of cash and cash equivalents is a reasonable estimate of fair value.

  Deferred interest and finance costs. Costs incurred to secure certain borrowings are capitalized and amortized over the terms of their respective loans.

  Revenue recognition. Rental income from operating leases is recognized on a straight line basis over the life of the lease agreements. Additional rent and interest revenue is recognized as earned.

  Net income per share. Net income per share is computed using the weighted average number of shares outstanding during the period.

  Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.

  Income taxes. The Company elected to be taxed as a Real Estate Investment Trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the "Code"), commencing with its first taxable year ended December 31, 1995, and intends to conduct its operations so as to continue to qualify as a REIT under the Code. As a REIT, the Company generally will not be subject to Federal income tax on its net income that it

                         HOSPITALITY PROPERTIES TRUST
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) currently distributes to shareholders. Qualifications and taxation as a REIT depends on the Company's ability to meet certain dividend distribution tests, stock ownership requirements and various qualification tests prescribed in the Code.

  The dividends paid by the Company during 1995 were taxable as ordinary income.

3. REAL ESTATE PROPERTIES.

  The Company's 37 hotel properties are leased pursuant to long term operating leases expiring in 2006. The leases provide for four automatic renewal terms totaling 37 years unless the lessee (Host II) properly notifies the Company in accordance with the leases. Each lease is a triple net lease and generally requires the lessee to pay: base rent, totaling $32,900 annually for the 37 hotels; percentage rent, equal to 5% of increases in total hotel sales over 1994 sales, FF&E reserve rent, equal to 5% of total hotel sales and all operating costs associated with the leased property. Host II has posted a security deposit equal to one year's base rent. The FF&E reserve may be used by Marriott and Host II to maintain the properties in good working order and repair. If the FF&E reserve is not available to fund such expenditures, Host II may require the Company to fund such expenditures, in which case annual base rent will be increased by 10% of the amount so funded.

  Under the management agreements with Marriott, borrowings secured by the Initial Hotels are limited, according to a formula, to amounts less than 70% of the allocable purchase price of the applicable Initial Hotels.

  The Company also has options to purchase and/or rights of first refusal and rights of first negotiation to acquire certain additional properties from Host Marriott Corporation. The option and rights are carried at cost and included in other assets in the accompanying financial statements. The option and rights agreements expire at dates beginning June 30, 1996 and running through August 31, 2002.

  Future minimum lease payments to be received by the Company during the remaining initial term of the leases are as follows:

      1996............................................................. $ 32,900
      1997.............................................................   32,900
      1998.............................................................   32,900
      1999.............................................................   32,900
      2000.............................................................   32,900
      Thereafter.......................................................  197,400
                                                                        --------
                                                                        $361,900
                                                                        ========

4. INDEBTEDNESS

  The Company has entered into a $200,000 revolving acquisition credit facility which provides for borrowings at LIBOR plus 150 basis points. Borrowings, if any, may be repaid and reborrowed as necessary until December 31, 1998, at which time outstanding balances may, at the Company's option, be either repaid or converted into a 10-year term loan. As of December 31, 1995, the Company had not drawn on the credit facility.

  Substantially all of the funding for the acquisition of the 21 Initial Hotels plus closing costs and the cost of the option was provided to the Company by HRP from borrowings under HRP's revolving credit facility. The Company was a full and unconditional guarantor of HRP's obligations for payments of interest and principal under HRP's revolving credit facility until the Company's IPO in August 1995. The loan from HRP was repaid

                         HOSPITALITY PROPERTIES TRUST
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA) in 1995 using proceeds from the IPO and the guarantee was released. Interest incurred on the HRP loan and paid to HRP totaled $5,039 for the period ended December 31, 1995.

5. TRANSACTIONS WITH AFFILIATES

  The Company has an agreement with HRPT Advisors, Inc. ("Advisors") whereby Advisors provides investment, management and administrative services to the Company. Advisors is owned by Gerard M. Martin and Barry M. Portnoy. Messrs. Martin and Portnoy are Managing Trustees of HPT and HRP. Mr. Portnoy is also a partner in the law firm which provides legal services to the Company. The Company's officers are also employees of the Advisor.

  Advisors is compensated at an annual rate equal to 0.7% of HPT's average real estate investments up to the first $250,000 of such investments and 0.5% thereafter. Advisory fees earned for the period February 7, 1995 (inception) through December 31, 1995 were $1,292. Advisors owns 250,000 shares of HPT which it acquired at the IPO for $6,250.

  HRP owns 4,000,000 shares of HPT, 3,960,000 shares of which it received in consideration of cancellation of a loan receivable totaling $99,000 from the Company.

  Under the provisions of the Company's Incentive Share Award Plan, 100,000 Common Shares have been reserved for issuance to officers of the Company, consultants to the Company and Independent Trustees of the Company. On December 21, 1995 each of the three Independent Trustees were awarded 300 shares under this plan.

6. CONCENTRATION

  At December 31, 1995, all of the Company's real estate properties net, were leased to Host II and managed by Marriott.

  The Company's 37 hotels contain 5,286 beds and are located in 20 states. The following table sets forth those states where base rent exceeds 5% of total annual base rent due to the Company:

        STATE                                     PERCENTAGE OF ANNUAL BASE RENT
      Massachusetts..............................               18%
      Georgia....................................               13
      California.................................               11
      North Carolina.............................                7

7. PRO FORMA INFORMATION (UNAUDITED)

  The following unaudited pro forma income statement gives effect to: (i) the completion of the Company's initial public offering and the concurrent placement to HRP and HRPT Advisors, Inc.; (ii) the acquisition of the Initial Hotels and the commencement of the related leases; (iii) repayment of amounts due HRP; (iv) and the exercise of the underwriters' over-allotment option as though such transactions occurred on January 1, 1995.

  In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

                         HOSPITALITY PROPERTIES TRUST
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following unaudited pro forma data is not necessarily indicative of what the actual results of operations for the Company would have been for the year, nor does it purport to represent the results of operations for the Company for future periods.

  Pro Forma Income Statement Data:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1995
      Revenues:
        Rental income.........................................      $33,308
        FF&E reserve income...................................        6,424
        Interest income.......................................          144
                                                                    -------
          Total revenues......................................       39,876
                                                                    -------
      Expenses:
        Interest..............................................          --
        Depreciation and amortization.........................        9,229
        General, administrative and advisory..................        2,616
                                                                    -------
          Total expenses......................................       11,845
                                                                    -------
      Net income..............................................      $28,031
                                                                    =======
      Weighted average Shares outstanding (In thousands)......       12,601
      Net income per Share....................................      $  2.22

8. SUBSEQUENT EVENTS (UNAUDITED)

  In February 1996, the Company entered into letters of intent for three transactions totaling $484,600 to acquire and lease 45 hotels (the Additional Hotels). One transaction will involve 11 Wyndham Garden(R) Hotels with 1,940 guest rooms in seven states which will be acquired for $135,320. The initial lease term is expected to be 17 years. The second transaction will involve 18 Residence Inn Hotels with 2,178 guest suites in 14 states which will be acquired for $172,200. The initial lease term is expected to be 15 years. The third transaction will involve 16 Courtyard by Marriott hotels with 2,299 guest rooms in 10 states which will be acquired for $176,400. The initial lease term is expected to be 17 years. Minimum annual base rent payable to the Company in connection with the above transactions will total $48,500 and the leases will include provision for security deposits equal to one year's base rent, reserves for capital expenditures at 5% of total revenue and participating rent based on a percentage of increases in total revenue. The participating rent percentage and base year are 8% and 1996, 7.5% and 1996, and 5% and 1995 for the Wyndham, Residence Inn, and Courtyard by Marriott transactions, respectively. While the Company expects to complete these transactions during the first or second quarter of 1996, no assurance can be given as to the actual timing or that they will be completed. In addition, as the permanent financing for these transactions has not been finally determined, the ultimate impact on the Company's financial position and results of operations has not yet been determined. In order to accommodate the Company's acquisition of the Additional Hotels, the Company has entered into an agreement to expand the funding availability under its revolving credit facility by up to an additional $250,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Trustees and Shareholders of
Hospitality Properties Trust:

  We have audited in accordance with generally accepted auditing standards the financial statements of Hospitality Properties Trust and have issued our report thereon dated January 19, 1996. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules on pages F-19 and F-20 are the responsibility of Hospitality Properties Trust's management and are presented for the purpose of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Washington, D.C.
January 19, 1996

                         HOSPITALITY PROPERTIES TRUST

          SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1995

                          (DOLLARS IN MILLIONS)

                                                                GROSS AMOUNT AT
                                INITIAL COSTS                  DECEMBER 31, 1995
                              -----------------             -----------------------
                                                SUBSEQUENT
                                   BUILDINGS &     COSTS         BUILDINGS &        ACCUMULATED    DATE   DEPRECIATION
      DESCRIPTION:       DEBT LAND IMPROVEMENTS CAPITALIZED LAND IMPROVEMENTS TOTAL DEPRECIATION ACQUIRED     LIFE
37 Courtyard
 Hotels................. --   $62      $269         $ 2     $62      $271     $333      $(6)       1995    9-40 years


      The accompanying notes are an integral part of this schedule.

                          HOSPITALITY PROPERTIES TRUST

                           NOTES TO SCHEDULE III
                               DECEMBER 31, 1995

                              (IN THOUSANDS)

  (A) The change in total cost of properties for the period from February 7, 1995 (inception) to December 31, 1995 is as follows:

   Balance at February 7,1995......................................... $    --
   Additions: Hotel acquisitions and capital expenditures.............  332,572
                                                                       --------
   Balance at December 31, 1995....................................... $332,572
                                                                       ========

  (B) The change in accumulated depreciation for the period from February 7, 1995 (inception) to December 31, 1995 is as follows:

   Balance at February 7, 1995........................................ $    --
   Additions: Hotel acquisitions and capital expenditures.............    5,820
                                                                       --------
   Balance at December 31, 1995....................................... $  5,820
                                                                       ========

                     HMH HPT RESIDENCE INN, INC. (HOST I)
              PRO FORMA BALANCE SHEET AS OF DECEMBER 29, 1995 AND
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED DECEMBER 29, 1995

  The following unaudited pro forma balance sheet gives effect to (i) the formation of Host I; (ii) the transfer of certain assets to Host I related to the acquisition of the 18 Residence Inn by Marriott(R) Hotels by the Company and (iii) the commencement of the related Leases between Host I and the Company as though such transactions occurred on December 29, 1995. The following unaudited pro forma statement of income gives effect at January 1, 1995 to: (i) the acquisition of the 18 Residence Inn by Marriott(R) Hotels by the Company; and (ii) the commencement of the related Leases. The pro forma information is based in part upon the historical statements of revenues and expenses excluding income taxes of the 18 Residence Inn by Marriott(R) Hotels and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Host I would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Host I for future periods.

                      HMH HPT RESIDENCE INN, INC. (HOST I)
                            PRO FORMA BALANCE SHEET

                                              AS OF DECEMBER 29, 1995
                                        ----------------------------------------
                                                        PRO FORMA
                                        HISTORICAL (A) ADJUSTMENTS     PRO FORMA
                                             (UNAUDITED, IN THOUSANDS)
                ASSETS
Advances to Marriott International,
 Inc..................................      $ --         $ 2,230(C)     $ 2,230
Due from Marriott International, Inc..        --             204(C)         204
Security deposit......................        --          17,220(C)(D)   17,220
Cash..................................        --               1(B)           1
                                            -----                       -------
                                            $ --                        $19,655
                                            =====                       =======
           LIABILITIES AND
         SHAREHOLDER'S EQUITY
Accrued expenses......................      $ --         $   560(C)     $   560
Deferred gain.........................        --          12,747(C)      12,747
Shareholder's equity:
  Common stock........................        --             --             --
  Additional paid-in capital..........        --           6,348(B)(C)    6,348
                                            -----                       -------
                                            $ --                        $19,655
                                            =====                       =======

               See notes to pro forma financial statements.

                   HMH HPT RESIDENCE INN, INC. (HOST I)
                         PRO FORMA STATEMENT OF INCOME

                                    FISCAL YEAR ENDED DECEMBER 29, 1995
                             -------------------------------------------------
                                            RESIDENCE INN
                                 HOST I         HOTELS      PRO FORMA    PRO
                             HISTORICAL (E) HISTORICAL (F) ADJUSTMENTS  FORMA
                                         (UNAUDITED, IN THOUSANDS)
Total Hotel Sales (G).......     $ --          $61,934      $    --    $61,934
                                 =====         =======      ========   =======
Revenues (H)................     $ --          $33,166      $    --    $33,166
                                 -----         -------      --------   -------
Expenses:
Rent and unsubordinated ex-
 penses:
  Base rent (I).............       --              --         17,220    17,220
  FF&E contribution expense
   (J)......................       --              --          3,097     3,097
  Other expenses (K)........       --            6,110           --      6,110
                                 -----         -------      --------   -------
                                   --            6,110        20,317    26,427
                                 -----         -------      --------   -------
Revenues in excess of rent
 and unsubordinated
 expenses...................       --           27,056       (20,317)    6,739
                                 -----         -------      --------   -------
  Subordinated expenses:
   Percentage rent (L)......       --              --            --        --
   Base management fee (M)..       --              --          1,239     1,239
   Incentive management fee
    (N).....................       --            2,817           --      2,817
   Amortization of deferred
    gain (O)................       --              --           (850)     (850)
   Corporate expenses (P)...       --              --          1,231     1,231
   Writedown of property to
    net realizable
    value (Q)...............       --            3,899        (3,899)      --
   Depreciation and
    amortization (R)........       --            6,814        (6,814)      --
                                 -----         -------      --------   -------
                                   --           13,530        (9,093)    4,437
                                 -----         -------      --------   -------
Income before taxes.........       --           13,526       (11,224)    2,302
Provision for income taxes
 (S)........................       --              --           (944)      944
                                 -----         -------      --------   -------
    Net income..............     $ --          $13,526      $(12,168)  $ 1,358
                                 =====         =======      ========   =======


                  See notes to pro forma financial statements.

                     HMH HPT RESIDENCE INN, INC. (HOST I)
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
(A) Represents the historical balance sheet of Host I as of December 29, 1995.

(B) Reflects the effects of the formation of Host I as if the formation had occurred on December 29, 1995. Host I was incorporated in Delaware on February 21, 1996, as a wholly-owned indirect subsidiary of Host Marriott Corporation. On February 21, 1996, Host I issued 100 shares of no par common stock for $1,000 to its parent and sole shareholder, a wholly-owned, indirect subsidiary of Host Marriott Corporation.

(C) Reflects the effects of the operating assets that are expected to be contributed to Host I by its affiliates as a result of the consummation of the sale of the 18 Residence Inn by Marriott(R) Hotels to the Company and the commencement of the related Leases between Host I and the Company and the deferred gain arising from the sale/leaseback transaction between Host I and the Company. The deferred gain represents the excess of the sales price of the hotels over the net book value of the hotels and related transaction costs. The deferred gain will be amortized over the initial terms (approximately 15 years) of the Leases.

(D) Represents Security Deposit required under Leases for the 18 Residence Inn by Marriott(R) Hotels.

(E) Reflects the historical operating results of Host I.

(F) Reflects the combined historical operating results of the 18 Residence Inn by Marriott(R) Hotels for the fiscal year ended December 29, 1995.

(G) Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the 18 Residence Inn by Marriott(R) Hotels and is presented for the purpose of providing supplemental information regarding the gross sales volume of the 18 Residence Inn by Marriott(R) Hotels. See notes to combined financial statements of the Residence Inn Hotels.

(H) Revenues represents house profit from the 18 Residence Inn by Marriott(R) Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, Residence Inn by Marriott(R) system fee, property taxes, management fees, ground rent and insurance.

(I) Represents the base rent to be paid by Host I to the Company under the Leases. The Leases require Host I to pay an aggregate minimum annual base rent of $17,220,000, a pro rata portion of which is due and payable in advance on the first day of thirteen predetermined accounting periods per year.

(J) Represents 5% of Total Hotel Sales which the Leases require Host I to deposit into a Company cash account (the FF&E Reserve) to be available for the cost of replacements and renovations at the 18 Residence Inn by Marriott(R) Hotels.

(K) Represents system fee, ground rent and other expenses for which Host I will remain obligated under the Leases.

(L) Under the terms of the Leases, Host I is to pay percentage rent equal to 7.5% of the excess of Total Hotel Sales over 1996 Total Hotel Sales and, as such, there is no percentage rent on a pro forma basis for the fiscal year ended December 29, 1995.

(M) Under the terms of the Management Agreements, Marriott is to be paid base fees of 2% of Total Hotel Sales. On a historical basis, pursuant to the terms of certain financial arrangements between Host Marriott Corporation and Marriott International, Inc., and their respective affiliates, base fees were waived by Marriott International, Inc. in return for Host Marriott Corporation's agreement to pay certain other fees upon the sale of or certain refinancings of such facilities (see Notes 4 and 5 to the combined financial statements of the Residence Inn Hotels).

                   HMH HPT RESIDENCE INN, INC. (HOST I)

(N) Under the terms of the Management Agreements, Marriott is to be paid 50% of available cash flow, as defined, as an incentive management fee. Available cash flow is defined as revenues, less base management fees, Residence Inn by Marriott(R) system fee, real and personal property taxes, insurance, ground rent and a priority amount equal to $17,220,000.

(O) Amortization of deferred gain represents adjustments to rent expense to record the effects of the sale/leaseback transaction between Host I and the Company. Amortization is straight-line over the initial term of the Leases (approximately 15 years).

(P) Represents Host Marriott Corporation general and administrative expenses to be allocated to Host I.

(Q) Host I has no ownership interest (other than as a lessee) in the real estate related to the 18 Residence Inn by Marriott(R) Hotels and, as such, there is no expense related to the write-down of property on a pro forma basis.

(R) Host I has no ownership interest (other than as a lessee) in the real estate related to the 18 Residence Inn by Marriott(R) Hotels and, as such, there is no depreciation expense on a pro forma basis.

(S) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Host I, at statutory rates. The historical amounts exclude an income tax provision, as described in Note 1 to the combined financial statements of the Residence Inn Hotels.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMH HPT Residence Inn, Inc.:

  We have audited the accompanying balance sheet of HMH HPT Residence Inn, Inc. (a Delaware corporation, "Host I") as of February 21, 1996. This balance sheet is the responsibility of the Host I's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of HMH HPT Residence Inn, Inc., as of February 21, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                      HMH HPT RESIDENCE INN, INC. (HOST I)
                                 BALANCE SHEET

                              ASSETS

                                                        AS OF FEBRUARY 21, 1996
                                                        -----------------------
Cash...................................................         $1,000
                                                                ======
                       STOCKHOLDER'S EQUITY

Common Stock, no par value, 100 shares authorized, is-
 sued and outstanding..................................         $  --
Additional paid-in capital.............................          1,000
                                                                ------
                                                                $1,000
                                                                ======



       The accompanying notes are an integral part of this balance sheet.

                     HMH HPT RESIDENCE INN, INC. (HOST I)
                            NOTES TO BALANCE SHEET
                            AS OF FEBRUARY 21, 1996

NOTE 1. ORGANIZATION

  HMH HPT Residence Inn, Inc. ("Host I") was incorporated in Delaware on February 21, 1996 as a wholly-owned indirect subsidiary of Host Marriott Corporation. On February 21, 1996, Host I issued 100 shares of no par common stock to its parent and sole shareholder, a wholly-owned, indirect subsidiary of Host Marriott Corporation.

NOTE 2. FORMATION AND OPERATIONS

  On February 1, 1996, Hospitality Properties Trust ("HPT") entered into a letter of intent to acquire 18 Residence Inn by Marriott(R) Hotels (the "Residence Inn Hotels") for approximately $172.2 million from affiliates of Host Marriott. Host I was formed for among other things the purpose of leasing the Residence Inn Hotels from HPT. The Residence Inn Hotels are currently subject to management agreements (the "Management Agreements") between Host Marriott and Marriott International, Inc. ("Marriott"). In conjunction with the acquisition of the Residence Inn Hotels by HPT, the Management Agreements will be assigned to HPT and the Residence Inn Hotels will be managed by a subsidiary of Marriott pursuant to the Management Agreements.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
Residence Inn Hotels (as defined in Note 1):

  We have audited the accompanying combined statements of assets, liabilities and net investment and advances of the Residence Inn Hotels, as defined in
Note 1, as of December 29, 1995 and December 30, 1994, and the related combined statements of revenues and expenses excluding income taxes and cash flows for each of the three fiscal years in the period ended December 29, 1995. These financial statements are the responsibility of the Host Marriott Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Hospitality Properties Trust) as described in Note 1 and are not intended to be a complete presentation of the Residence Inn Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment and advances of the Residence Inn Hotels as of December 29, 1995 and December 30, 1994, and their revenues and expenses excluding income taxes, and their cash flows for each of the three fiscal years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.

  As explained in Note 3 to the combined financial statements, in 1993 the Residence Inn Hotels changed their method of accounting for assets held for sale.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                              RESIDENCE INN HOTELS
      COMBINED STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                          FISCAL YEARS ENDED
                                                       -------------------------
                                                         1993     1994    1995
                                                            (IN THOUSANDS)
Total Hotel Sales (Note 1)...........................  $ 53,582  $57,357 $61,934
                                                       ========  ======= =======
Revenues (Note 1)....................................  $ 27,144  $29,816 $33,166
Expenses:
  Depreciation and amortization......................     6,735    6,821   6,814
  Residence Inn system fee...........................     2,129    2,294   2,477
  Property taxes.....................................     2,845    3,120   3,015
  Incentive management fee...........................       --     1,358   2,817
  Writedown of property to net realizable value......       --       --    3,899
  Other..............................................       988      656     618
                                                       --------  ------- -------
    Total expenses...................................    12,697   14,249  19,640
                                                       --------  ------- -------
Revenues over expenses excluding income taxes before
 cumulative effect of change in accounting principle.    14,447   15,567  13,526
Cumulative effect of change in accounting for assets
 held for sale.......................................   (16,500)     --      --
                                                       --------  ------- -------
Revenues (under) over expenses excluding income
 taxes...............................................  $ (2,053) $15,567 $13,526
                                                       ========  ======= =======
Unaudited pro forma data:
  Pro forma income tax expense (benefit).............  $   (821) $ 6,382 $ 5,546
                                                       ========  ======= =======
  Pro forma net income (loss) after taxes............  $ (1,232) $ 9,185 $ 7,980
                                                       ========  ======= =======


   The accompanying notes are an integral part of these combined statements.

                              RESIDENCE INN HOTELS
                   COMBINED STATEMENTS OF ASSETS, LIABILITIES
                        AND NET INVESTMENT AND ADVANCES

                                                          AS OF        AS OF
                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
                                                       -------------------------
                                                            (IN THOUSANDS)
                        ASSETS
Property and equipment, net...........................   $165,192     $156,665
Due from Marriott International.......................        --           204
Advances to Marriott International....................      2,230        2,230
                                                         --------     --------
                                                         $167,422     $159,099
                                                         ========     ========
     LIABILITIES AND NET INVESTMENT AND ADVANCES
Accrued expenses......................................   $    397     $    560
Due to Marriott International.........................      1,237          --
Net investment and advances...........................    165,788      158,539
                                                         --------     --------
                                                         $167,422     $159,099
                                                         ========     ========


   The accompanying notes are an integral part of these combined statements.

                              RESIDENCE INN HOTELS
                       COMBINED STATEMENTS OF CASH FLOWS
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                       FISCAL YEARS ENDED
                                                   ----------------------------
                                                     1993      1994      1995
                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Revenues (under) over expenses excluding income
   taxes.........................................  $ (2,053) $ 15,567  $ 13,526
  Noncash items:
    Depreciation and amortization................     6,735     6,821     6,814
    Cumulative effect of change in accounting for
     assets held for sale........................    16,500       --        --
    Writedown of property to net realizable
     value.......................................       --        --      3,899
  Changes in operating accounts:
    Due from Marriott International..............       --        --       (204)
    Due to Marriott International................        37     1,200    (1,237)
    Advances to Marriott International...........    (2,230)      --        --
    Accrued expenses.............................       177         5       163
                                                   --------  --------  --------
  Cash provided by operations....................    19,166    23,593    22,961
                                                   --------  --------  --------
Cash flows from investing activities:
    Additions to property and equipment..........      (449)     (913)   (2,186)
                                                   --------  --------  --------
Cash flows from financing activities:
    Changes in net investment and advances.......   (18,717)  (22,680)  (20,775)
                                                   --------  --------  --------
Increase (decrease) in cash and cash equivalents.       --        --        --
Cash and cash equivalents at beginning of year...       --        --        --
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $    --   $    --   $    --
                                                   ========  ========  ========


   The accompanying notes are an integral part of these combined statements.

                             RESIDENCE INN HOTELS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION:

 ORGANIZATION

  Hospitality Properties Trust (the "Company") is a Maryland real estate investment trust which was established to acquire, own and lease hotel properties. The Company completed its initial public offering in August 1995 and operates as a real estate investment trust under the Internal Revenue Code. The Company plans to issue additional shares in a secondary public offering (the "Proposed Offering") in connection with the planned acquisition of certain hotel properties.

 BASIS OF PRESENTATION

  Host Marriott Corporation ("Host Marriott") or a subsidiary thereof designed, constructed or acquired certain Residence Inn by Marriott Hotels, including the 18 properties listed below (collectively, the "Residence Inn Hotels" and, individually, the "Hotel" or "Hotels").

      Flagstaff, AZ             Chicago, IL               Syracuse, NY
      Scottsdale, AZ            Annapolis, MD             Columbus, OH
      Tempe, AZ                 Boston, MA                Willow Grove, PA
      Fountain Valley, CA       Warren, MI                Nashville, TN
      Rancho Bernardo, CA       Durham, NC                Dallas Northpark, TX
      Atlanta, GA               Albuquerque, NM           Dallas Market Center, TX

  All of the Hotels are included in the accompanying financial statements for all periods presented.

  The Residence Inn Hotels are expected to be acquired by the Company from a subsidiary of Host Marriott for approximately $172.2 million with a portion of the proceeds of the Proposed Offering. All of the Hotels are expected to be leased by the Company to a subsidiary ("Host I") of Host Marriott, and managed by a subsidiary ("Marriott" or the "Manager") of Marriott International, Inc. The management agreements (the "Management Agreements") described in Note 4 between Host Marriott and Marriott related to the Hotels will be assigned to the Company.

  The Hotels include the buildings, improvements and equipment for each of the Hotels and, the land on which 17 of the Hotels are located and the leasehold interest in the land under one of the Hotels. Assets and liabilities of the Hotels have been stated at Host Marriott's historical cost basis.

  The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of the Company. The Residence Inn Hotels, for the periods presented, were a lesser component of Host Marriott, and historically operated as an integral part of Host Marriott. Host Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying combined financial statements. The accompanying combined financial statements also include no provision or assets or liabilities related to Federal or state income taxes because the Residence Inn Hotels did not pay income taxes and Host Marriott does not allocate or charge these expenses to its individual units. Accordingly, the accompanying combined financial statements are not intended to be a complete presentation of the Residence Inn Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  There are no allocations of interest, taxes, overhead, general and administrative or other corporate costs made by Host Marriott to the Hotels. Changes in net investment and advances represent the combined revenues

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
and expenses excluding income taxes of the Hotels adjusted for cash transferred between Host Marriott and the Hotels.

  An analysis of the activity in this balance for the three fiscal years ended December 29, 1995 is as follows:

                                                                  (IN THOUSANDS)
      Balance January 2, 1993....................................    $193,671
        Revenues under expenses excluding income taxes...........      (2,053)
         Net cash transferred to Host Marriott...................     (18,717)
                                                                     --------
      Balance December 31, 1993..................................     172,901
        Revenues over expenses excluding income taxes............      15,567
         Net cash transferred to Host Marriott...................     (22,680)
                                                                     --------
      Balance December 30, 1994..................................     165,788
        Revenues over expenses excluding income taxes............      13,526
         Net cash transferred to Host Marriott...................     (20,775)
                                                                     --------
      Balance December 29, 1995..................................    $158,539
                                                                     ========

  The average net investment and advances for fiscal years 1993, 1994 and 1995 was approximately $170 million, $158 million, $152 million, respectively.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 HOTEL SALES AND REVENUES

  Total Hotel Sales ("Total Hotel Sales") represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Residence Inn Hotels. Total Hotel Sales are presented in the accompanying combined statements of revenues and expenses excluding income taxes for the purpose of providing supplemental information regarding the gross sales volume of the Residence Inn Hotels which will be used for purposes of calculating percentage rent and the FF&E Reserve (as defined below) under the Leases with Host I and the Management Agreements, respectively. As owner and lessor of the Hotels, the Company will have no interest in the sales or operating results of the Residence Inn Hotels.

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  Revenues in the accompanying combined statements of revenues and expenses excluding income taxes represent house profit from the Residence Inn Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, system fees, real and personal property taxes, ground rent, insurance and management fees. The system fees (included in other expenses) and management fees presented on the accompanying combining statements of revenues and expenses excluding income taxes and the expenses detailed below represent all the costs incurred directly, allocated or charged by the Manager (as defined below) to the Residence Inn Hotels. The detail of Total Hotel Sales and a reconciliation to revenue follows:

                                                          FISCAL YEARS ENDED
                                                        -----------------------
                                                         1993    1994    1995
                                                            (IN THOUSANDS)
   Hotel sales:
     Rooms............................................. $50,089 $54,006 $58,422
     Other.............................................   3,493   3,351   3,512
                                                        ------- ------- -------
       Total Hotel Sales...............................  53,582  57,357  61,934
                                                        ------- ------- -------
   Expenses:
     Departmental direct costs--Rooms (A)..............   9,768  10,486  11,414
     Other operating departments (B)...................   1,248   1,293   1,322
     General and administrative (C)....................   4,884   4,964   5,236
     Utilities (D).....................................   2,620   2,716   2,803
     Repairs, maintenance and accidents (E)............   3,198   3,365   3,033
     Marketing and sales (F)...........................   3,513   3,548   3,721
     Chain services (G)................................   1,207   1,169   1,239
                                                        ------- ------- -------
       Total expenses..................................  26,438  27,541  28,768
                                                        ------- ------- -------
   Revenues (House Profit)............................. $27,144 $29,816 $33,166
                                                        ======= ======= =======

(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.

(B) Includes expenses related to operating the telephone department.

(C) Includes management and hourly wages, benefits and bonus, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.

(D) Includes electricity, gas and water at the properties.

(E) Includes cost of repairs and maintenance and the cost of accidents at the properties.

(F) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.

(G) Includes charges from the Manager for Chain Services as allowable under the Management Agreements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 GENERAL

  On October 8, 1993 (the "Distribution Date"), Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Host Marriott Services Corporation.

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

 FISCAL YEAR

  The Residence Inn Hotels' fiscal year ends on the Friday nearest to December
31. The fiscal year is divided into 13 accounting periods of four weeks each.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost, including interest and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

  In cases where management is holding for sale particular lodging properties, Host Marriott assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than the net book value. A lodging property is considered to be held for sale when Host Marriott has made the decision to dispose of the property. Otherwise, Host Marriott assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value.

 CASH AND CASH EQUIVALENTS

  The Residence Inn Hotels consider all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels is transferred to Host Marriott. Operating expenses, capital expenditures and other cash requirements of the Residence Inn Hotels are paid by Host Marriott and charged directly to the Hotels.

 NEW STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

  The Residence Inn Hotels adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the fiscal year ended December 29, 1995. The adoption of SFAS No. 121 had no material effect on the Residence Inn Hotels' financial statements.

 UNAUDITED PRO FORMA DATA

  The accompanying combined statements of revenues and expenses excluding income taxes present unaudited pro forma income taxes for each period presented based upon the combined effective Federal and state tax rates of 40% for fiscal 1993, and 41% for fiscal years 1994 and 1995.

NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
   Land and land improvements.........................   $ 39,965     $ 39,965
   Buildings and leasehold improvements...............    122,895      119,423
   Furniture and equipment............................     23,791       24,983
   Construction in progress...........................        427          993
                                                         --------     --------
                                                          187,078      185,364
   Less--accumulated depreciation.....................     21,886       28,699
                                                         --------     --------
   Property and equipment, net........................   $165,192     $156,665
                                                         ========     ========

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
  Most hotels developed by Host Marriott since the early 1980s were reported as assets held for sale prior to 1992. In early 1992, Host Marriott decided it was no longer appropriate to view sales of lodging properties, subject to operating agreements, as a primary means of long-term financing. Accordingly, Host Marriott discontinued classification of these properties as assets held for sale.

  Following discussions with the Staff of the Securities and Exchange Commission, in the second quarter of 1993, Host Marriott changed its method of determining net realizable value of assets held for sale. Host Marriott previously determined net realizable value of such assets on an aggregate basis, in the case of Residence Inns. Beginning in the second fiscal quarter of 1993 and thereafter, under Host Marriott's new accounting policy, net realizable value of all assets held for sale is determined on a property-by-property basis. The cumulative pre-tax effect of this change on periods prior to the second quarter of 1993 of $16.5 million is reflected as a cumulative effect of a change in accounting for assets held for sale in the accompanying combined statement of revenues and expenses, excluding income taxes, for the fiscal year ended December 31, 1993. In 1995, Host Marriott adjusted, in accordance with its accounting policy, the carrying values of three properties included in the Residence Inn Hotels by approximately $3.9 million to reflect such properties' net realizable value based on sales price. The reduction in the annual depreciation charge as a result of these changes was approximately $299,000 and $97,000, respectively.

NOTE 4. MANAGEMENT AGREEMENTS

  Subsequent to the Distribution Date, the Manager operates the Hotels pursuant to the long-term Management Agreements with initial terms expiring in 2013. The Manager has the option to extend the agreements on one or more Hotels for up to three 10-year terms. The Management Agreements provide for a Residence Inn system fee equal to 4% of total revenues. In addition, the Manager is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchisor of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional, and public relations materials and programs and the operation of a toll-free reservation system. Each Hotel contributes 2.5% of suite revenues to the marketing fund. These arrangements regarding system Fees, Chain Services and marketing fund contributions existed prior to the Distribution Date and as such, for fiscal years 1993, 1994 and 1995, the Residence Inn Hotels paid a Residence Inn system fee of $2,128,861, $2,294,287 and $2,477,335, reimbursed the Manager for $1,206,622, $1,169,007 and $1,238,668
of Chain Services and contributed $1,252,232, $1,350,144 and $1,460,538 to the marketing fund, respectively.

  In addition, the Manager is entitled to an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined. No incentive management fees were earned or paid for the period from the Distribution Date through December 31, 1993. For the fiscal years ended December 30, 1994, and 1995, incentive management fees of $1,358,360 and $2,817,305, respectively, were earned by the Manager.

  The Management Agreements provide for a base management fee of 2% of the Hotel's total revenue. In a separate agreement between the Manager and Host Marriott, the base management fee through the year 2000 was replaced by a bonus management incentive fee equal to 2% of the Hotels total revenues, payable only upon sale of the Hotels. Therefore, no bonus management incentive fee has been reflected in the accompanying combined statements of revenues and expenses excluding income taxes. As of December 29, 1995, $1,381,000 of bonus management incentive fees would be payable to the Manager upon sale or certain financing, as defined, of the Hotels.

  Host Marriott is required to provide the Manager with working capital to meet the operating needs of the Hotels. Marriott as the manager converts cash advanced by the Parent into other forms of working capital

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by Marriott. The individual components of working capital controlled by the Manager are reflected as advances to Marriott International in the accompanying combined statements of assets, liabilities and net investment and advances (see Note 1). As of December 29, 1995, $2,230,000 has been advanced to the Manager for working capital.

  The Management Agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Reserve from the Distribution Date through December 31, 1993 were $584,000, and for the fiscal years ended December 30, 1994 and December 29, 1995, were $2,868,000 and $3,097,000, respectively.

  During 1994, the Management Agreements were amended and $2,538,000, representing the entire then remaining balance of the FF&E Reserve, was returned to Host Marriott. It was also agreed that future contributions (until the time of sale of any of the Residence Inn Hotels) would be retained by Host Marriott and advanced to the Residence Inn Hotels at such time as improvements are made to the properties. Such amounts have been included in the change in net investment and advances in the accompanying combined statements of cash flows.

NOTE 5. CONSOLIDATION AGREEMENT

  The Hotels are subject to the terms of a consolidation agreement ("Consolidation Agreement") between Host Marriott and Marriott International, Inc. pursuant to which (i) incentive fees payable under the Management Agreements are determined on a consolidated basis for all lodging facilities of the same type and (ii) base fees payable under the Management Agreements are waived in return for payment upon the sale or certain refinancings of such facilities and as such, no base management fees expense (equal to 2% of Total Hotel Sales) is reflected in the accompanying combined statements of revenues and expenses excluding income taxes.

  After the sale of any of the Hotels, the Consolidation Agreement is no longer applicable to the Hotels and as such, base fees equal to 2% of Total Hotel Sales is payable under the Management Agreements after the sale of the Hotels.

NOTE 6. LEASES

  Future minimum annual rental commitments for all non-cancelable leases entered into by Host Marriott, or by Marriott on behalf of Host Marriott, including the ground leases described below, are as follows (in thousands):

                                                                    OPERATING
      FISCAL YEAR                                                     LEASES
                                                                  (IN THOUSANDS)
      1996.......................................................     $  515
      1997.......................................................        431
      1998.......................................................        394
      1999.......................................................        282
      2000.......................................................        109
      Thereafter.................................................      1,980
                                                                      ------
      Total minimum lease payments...............................     $3,711
                                                                      ======

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  The Residence Inn Hotels lease the land under the Syracuse, New York, Hotel under a ground lease agreement with an initial term expiring in the year 2022, and 2 ten year renewal options thereafter. Ground rent expense has been included in other operating costs and expenses in the accompanying combined statements of revenues and expenses excluding income taxes. The ground rent is calculated as follows: (i) during the first ten years of the ground lease, the greater of $90,000 per annum or 3% of Total Hotel Sales; and (ii) thereafter, the greater of $120,000 per annum or 3% of Total Hotel Sales.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
Residence Inn Hotels:

  We have audited in accordance with generally accepted auditing standards the financial statements of the Residence Inn Hotels (as defined in Note 1 of those financial statements) included in this prospectus and have issued our report thereon dated February 23, 1996. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule on pages F-41 and F-42 is the responsibility of Host Marriott Corporation's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                             RESIDENCE INN HOTELS

          SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 29, 1995

                          (DOLLARS IN MILLIONS)

                                                                GROSS AMOUNT AT
                         INITIAL COSTS                         DECEMBER 29, 1995
                       -----------------                    -----------------------
                                         SUBSEQUENT  ASSET
                            BUILDINGS &     COSTS    WRITE-      BUILDINGS &        ACCUMULATED    DATE OF      DATE
  DESCRIPTION    DEBT  LAND IMPROVEMENTS CAPITALIZED  DOWN  LAND IMPROVEMENTS TOTAL DEPRECIATION CONSTRUCTION ACQUIRED
Residence Inn
Hotels:......... $ --  $38      $104         $21      $(4)  $40      $119     $159      $13        Various      N/A
                 DEPRECIATION
  DESCRIPTION        LIFE
Residence Inn
Hotels:.........      40

      The accompanying notes are an integral part of this schedule.

                           RESIDENCE INN HOTELS

                           NOTES TO SCHEDULE III

                          AS OF DECEMBER 29, 1995

                              (IN THOUSANDS)

(A)The change in total cost of properties for the year ended December 29, 1995 is as follows:

    Balance at December 30, 1994...................................... $162,860
    Writedown of property to net realizable value.....................   (3,899)
    Additions: Capital expenditures...................................      427
                                                                       --------
    Balance at December 29, 1995...................................... $159,388
                                                                       ========

(B) The change in accumulated depreciation and amortization for the year ended December 29, 1995 is as follows:

    Balance at December 30, 1994....................................... $10,142
    Depreciation and amortization......................................   3,081
                                                                        -------
    Balance at December 29, 1995....................................... $13,223
                                                                        =======

                       HMH HPT COURTYARD, INC. (HOST II)
              PRO FORMA BALANCE SHEET AS OF DECEMBER 29, 1995 AND
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED DECEMBER 29, 1995

  The following unaudited pro forma balance sheet gives effect to the transfer of certain assets to Host II related to the acquisition of the Courtyard Hotels by the Company and the commencement of the related Leases between Host II and the Company as though such transactions occurred on December 29, 1995. The following unaudited pro forma statement of income gives effect at January 1, 1995 to: (i) the acquisition of the Courtyard by Marriott(R) Hotels by the Company; and (ii) the commencement of the related Leases. The pro forma information is based in part upon the historical statements of revenues and expenses excluding income taxes of the Courtyard by Marriott(R) Hotels and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Host II would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Host II for future periods.

                       HMH HPT COURTYARD, INC. (HOST II)
                            PRO FORMA BALANCE SHEET

                                            AS OF DECEMBER 29, 1995
                                      -----------------------------------------
                                                      PRO FORMA
                                      HISTORICAL (A) ADJUSTMENTS      PRO FORMA
                                           (UNAUDITED, IN THOUSANDS)
               ASSETS
Advances to Marriott International,
 Inc. ...............................    $ 3,984       $ 1,494 (B)     $ 5,478
Due from Marriott International,
 Inc.................................      2,218           940 (B)       3,158
Security deposit.....................     32,900        17,640 (B)(C)   50,540
                                         -------                       -------
                                         $39,102                       $59,176
                                         =======                       =======
           LIABILITIES AND
         SHAREHOLDER'S EQUITY
Accrued expenses.....................    $    45       $   158 (B)     $   203
Percentage rent payable..............        141           --              141
Deferred gain........................     12,908        27,978          40,886
Due to Host Marriott Corporation.....      1,322           --            1,322
Shareholder's equity:
  Common stock.......................        --            --              --
  Additional paid-in capital.........     25,406        (8,062)         17,344
  Retained deficit...................       (720)          --             (720)
                                         -------                       -------
                                         $39,102                       $59,176
                                         =======                       =======


                  See notes to pro forma financial statements.

                       HMH HPT COURTYARD, INC. (HOST II)
                         PRO FORMA STATEMENT OF INCOME

                                       FISCAL YEAR ENDED DECEMBER 29, 1995
                                    ------------------------------------------
                                               COURTYARD
                                     HOST II     HOTELS
                                    HISTORICAL HISTORICAL  PRO FORMA    PRO
                                       (D)        (E)     ADJUSTMENTS  FORMA
                                            (UNAUDITED, IN THOUSANDS)
Total Hotel Sales (F)..............  $76,192    $107,772   $    --    $183,964
                                     =======    ========   ========   ========
Revenues (G).......................  $37,813    $ 53,209   $    --    $ 91,022
                                     -------    --------   --------   --------
Expenses:
  Rent and unsubordinated expenses:
   Base rent (H)...................   19,108         --      31,432     50,540
   FF&E contribution expense (I)...    3,810         --       5,388      9,198
   Other expenses (J)..............    5,859       8,139        --      13,998
                                     -------    --------   --------   --------
                                      28,777       8,139     36,820     73,736
                                     -------    --------   --------   --------
   Revenues in excess of rent and
    unsubordinated expenses........    9,036      45,070    (36,820)    17,286
                                     -------    --------   --------   --------
Subordinated expenses:
  Percentage rent (K)..............      271         --         137        408
  Base management fee (L)..........    1,524         --       2,155      3,679
  Incentive management fee (M).....    3,632       2,590        --       6,222
  Amortization of deferred gain
   (N).............................     (675)        --      (2,370)    (3,045)
  Corporate expenses (O)...........    1,059         --       2,536      3,595
  Writedown of property to net re-
   alizable value (P)..............      --        8,819     (8,819)       --
  Depreciation and amortization
   (Q).............................      --       12,284    (12,284)       --
                                     -------    --------   --------   --------
                                       5,811      23,693    (18,645)    10,859
                                     -------    --------   --------   --------
Income before taxes................    3,225      21,377    (18,175)     6,427
                                     -------    --------   --------   --------
Provision for income taxes (R).....    1,322         --      (1,313)     2,635
                                     -------    --------   --------   --------
Net income.........................  $ 1,903    $ 21,377   $(19,488)  $  3,792
                                     =======    ========   ========   ========


                  See notes to pro forma financial statements.

                       HMH HPT COURTYARD, INC. (HOST II)
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(A) Represents the historical balance sheet of Host II as of December 29, 1995.

(B) Reflects the effects of the assets and liabilities that are expected to be contributed to Host II by its affiliates as a result of the consummation of the sale of the 16 additional Courtyard by Marriott(R) Hotels to the Company and the commencement of the related Leases between Host II and the Company and the deferred gain arising from the sale/leaseback transaction between Host II and the Company. The deferred gain represents the excess of the sales price of the hotels over the net book value of the hotels and related transaction costs. The deferred gain will be amortized over the initial terms (approximately 17 years) of the Leases.

(C) Represents Security Deposit required under Leases for the 16 additional Courtyard by Marriott(R) Hotels.

(D) Reflects the historical operating results of Host II for the period March 24, 1995 (inception) through December 29, 1995.

(E) Reflects the combined historical operating results of the 37 Initial Courtyard by Marriott(R) Hotels for periods prior to their acquisition by the Company and the combined historical operating results of the 16 additional Courtyard by Marriott(R) Hotels for the fiscal year ended December 29, 1995.

(F) Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott II's operation of the 53 Courtyard by Marriott(R) Hotels and is presented for the purpose of providing supplemental information regarding the gross sales volume of the 53 Courtyard by Marriott(R) Hotels. See notes to historical combined financial statements of the Courtyard Hotels.

(G) Revenues represents house profit from the 53 Courtyard by Marriott(R) Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, Courtyard by Marriott(R) system fee, property taxes, management fees, ground rent and insurance.

(H) Represents the base rent to be paid by Host II to the Company under the Leases. The Leases require Host II to pay an aggregate minimum annual base rent of $50,540,000, a pro rata portion of which is due and payable in advance on the first day of thirteen predetermined accounting periods per year.

(I) Represents 5% of Total Hotel Sales which the Leases require Host II to deposit into a Company cash account (the FF&E Reserve) to be available for the cost of replacements and renovations at the 53 Courtyard by Marriott(R) Hotels.

(J) Represents Courtyard by Marriott(R) system fee, ground rent and other expenses for which Host II will remain obligated under the Leases.

(K) Represents percentage rent to be paid by Host II to the Company under the Leases. Percentage rent under the Leases is equal to 5% of the excess of Total Hotel Sales over 1994 Total Hotel Sales for the 37 Initial Courtyard by Marriott(R) Hotels and 5% of the excess of Total Hotel Sales over 1995 Total Hotel Sales for the 16 additional Courtyard by Marriott(R) Hotels.

(L) Under the terms of the Management Agreements, Marriott is to be paid base fees of 2% of Total Hotel Sales. On an historical basis, pursuant to the terms of certain financial arrangements between Host Marriott Corporation and Marriott International, Inc. and their respective affiliates, base fees were waived by Marriott International, Inc. in return for Host Marriott Corporation's agreement to pay certain other fees upon the sale of or certain refinancings of such facilities (see Note 4 and Note 5 to the Combined Financial Statements of the Courtyard Hotels).

(M) Under the terms of the Management Agreements, Marriott is to be paid 50% of available cash flow, as defined, as an incentive management fee. Available cash flow is defined as Revenues, less base management fees, Courtyard by Marriott(R) system fee, real and personal property taxes, insurance, ground rent and a priority amount equal to $50,540,000.

                    HMH HPT COURTYARD, INC. (HOST II)

(N) Amortization of deferred gain represents adjustments to rent expense to record the effects of the sale/leaseback transaction between Host II and the Company. Amortization is straight-line over the initial term of the Lease (17 years).

(O) Represents Host Marriott Corporation general and administrative expenses allocated to Host II. See Note 1 to the financial statements of Host II.

(P) Host II has no ownership interest (other than as lessee) in the real estate related to the 53 Courtyard by Marriott(R) Hotels and, as such, there is no expense related to the writedown of property on a pro forma basis.

(Q) Host II has no ownership interest (other than as a lessee) in the real estate related to the 53 Courtyard by Marriott(R) Hotels and, as such, there is no depreciation expense on a pro forma basis.

(R) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Host II, at statutory rates. The historical amounts exclude an income tax provision, as described in Note 1 to the combined financial statements of Courtyard Hotels.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMH HPT Courtyard, Inc.:

  We have audited the accompanying balance sheet of HMH HPT Courtyard, Inc. (a Delaware corporation, "Host II") as of December 29, 1995, and the related statements of income, shareholder's equity and cash flows for the period March 24, 1995 (inception) through December 29, 1995. These financial statements are the responsibility of Host II's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HMH HPT Courtyard, Inc., as of December 29, 1995, and the results of its operations and its cash flows for the period March 24 (inception) through December 29, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                       HMH HPT COURTYARD, INC. (HOST II)
                                 BALANCE SHEET

                                                                    AS OF
                                                              DECEMBER 29, 1995
                                                              -----------------
                                                               (IN THOUSANDS)
                            ASSETS
Advances to manager..........................................      $ 3,984
Due from Marriott International, Inc.........................        2,218
Security deposit.............................................       32,900
                                                                   -------
    Total assets.............................................      $39,102
                                                                   =======
             LIABILITIES AND SHAREHOLDER'S EQUITY
Accrued expenses.............................................      $    45
Percentage rent payable......................................          141
Deferred gain................................................       12,908
Due to Host Marriott Corporation.............................        1,322
                                                                   -------
    Total liabilities........................................       14,416
Shareholder's equity:
  Common Stock, no par value, 100 shares authorized, issued
   and outstanding...........................................          --
  Additional paid-in capital.................................       25,406
  Retained deficit...........................................         (720)
                                                                   -------
    Total liabilities and shareholder's equity...............      $39,102
                                                                   =======


       The accompanying notes are an integral part of this balance sheet.

                       HMH HPT COURTYARD, INC. (HOST II)
                              STATEMENT OF INCOME

                                                               MARCH 24, 1995
                                                             (INCEPTION) THROUGH
                                                              DECEMBER 29, 1995
                                                             -------------------
                                                               (IN THOUSANDS)
Total Hotel Sales (Note 1)..................................       $76,192
                                                                   =======
Revenues (Note 1)...........................................       $37,813
                                                                   -------
Expenses:
  Base rent.................................................        19,108
  Percentage rent...........................................           271
  FF&E contribution expense.................................         3,810
  Base management fee.......................................         1,524
  Incentive management fee..................................         3,632
  Other expenses............................................         5,859
                                                                   -------
    Total expenses..........................................        34,204
                                                                   -------
Amortization of deferred gain...............................           675
Corporate expenses..........................................        (1,059)
                                                                   -------
Income before taxes.........................................         3,225
Provision for income taxes..................................        (1,322)
                                                                   -------
Net income..................................................       $ 1,903
                                                                   =======


         The accompanying notes are an integral part of this statement.

                       HMH HPT COURTYARD, INC. (HOST II)
                       STATEMENT OF SHAREHOLDER'S EQUITY

                                                     MARCH 24, 1995 (INCEPTION)
                                                     THROUGH DECEMBER 29, 1995
                                                     --------------------------
                                                            ADDITIONAL
                                                     COMMON  PAID-IN   RETAINED
                                                     STOCK   CAPITAL   DEFICIT
                                                           (IN THOUSANDS)
Initial capitalization.............................. $ --    $21,451   $   --
Capital contribution................................   --      3,955       --
Cash transferred to Host Marriott Corporation.......   --        --     (2,623)
Net income..........................................   --        --      1,903
                                                     -----   -------   -------
Balance, December 29, 1995.......................... $ --    $25,406   $  (720)
                                                     =====   =======   =======



         The accompanying notes are an integral part of this statement.

                       HMH HPT COURTYARD, INC. (HOST II)
                            STATEMENT OF CASH FLOWS

                                                              MARCH 24, 1995
                                                            (INCEPTION) THROUGH
                                                             DECEMBER 29, 1995
                                                            -------------------
                                                              (IN THOUSANDS)
Cash flows from operating activities:
  Net income...............................................       $ 1,903
  Adjustments to reconcile net income to cash provided by
   operating activities:
    Amortization of deferred gain..........................          (675)
    Changes in operating accounts:
    Decrease in prepaid rent...............................         2,531
    (Increase) in due from Marriott International, Inc.....        (2,218)
    Increase in percentage rent payable....................           141
    (Decrease) in accrued expenses.........................          (381)
    Increase in due to Host Marriott Corporation...........         1,322
                                                                  -------
      Cash provided by operations..........................         2,623
                                                                  -------
Cash flows from financing activities:
Cash transferred to Host Marriott Corporation..............        (2,623)
                                                                  -------
Increase in cash and cash equivalents......................           --
Cash and cash equivalents at beginning of period...........           --
                                                                  -------
Cash and cash equivalents at end of period.................       $   --
                                                                  =======
Supplemental information, non-cash activity--
  Balances transferred to Host II by Parent upon
   commencement of leases related to 37 Courtyard by
   Marriott hotels--
    Advances to manager....................................         3,984
    Prepaid rent...........................................         2,531
    Other assets...........................................        32,900
    Accrued expenses.......................................          (426)
    Deferred gain..........................................       (13,583)
                                                                  -------
    Net capital contributed by Parent......................       $25,406
                                                                  =======


         The accompanying notes are an integral part of this statement.

                       HMH HPT COURTYARD, INC. (HOST II)
                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 29, 1995

NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION AND INITIAL CAPITALIZATION

  HMH HPT Courtyard, Inc. ("Host II") was incorporated in Delaware on February 7, 1995 as a wholly-owned indirect subsidiary of Host Marriott Corporation ("Host Marriott"). On February 2, 1995, Host II issued 100 shares of no par common stock to its parent and sole shareholder ("Parent"), a wholly-owned, indirect subsidiary of Host Marriott. Host II had no operations prior to March 24, 1995 (the "Commencement Date" or "Inception"). As a result, the accompanying statements of income, cash flows and shareholder's equity present activity of Host II from the Commencement Date through December 29, 1995.

  On the Commencement Date, affiliates of Host Marriott (the "Sellers") sold 21 Courtyard by Marriott hotel properties to Hospitality Properties Trust ("HPT"), a wholly-owned subsidiary of Health and Retirement Properties Trust. On August 22, 1995, HPT acquired an additional 16 Courtyard by Marriott hotel properties from the Sellers, increasing the total properties sold to 37 Courtyards by Marriott (the "Hotels"). The Sellers contributed to Host II its assets and liabilities related to the operations of such properties, including working capital advances to the hotel manager, prepaid rent under leasing arrangements (the "Leases") and rights to other assets as described in Note 3. Such assets have been accounted for at the Parent's carryover basis.

 FISCAL YEAR

  Host II operates on a fiscal year which ends on the Friday closest to December 31. The fiscal year is divided into thirteen accounting periods of four weeks each.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 HOTEL SALES AND REVENUES

  Total Hotel Sales ("Hotel Sales") represents all revenues and receipts of every kind derived from guests or other customers related to Marriott International Inc.'s, the manager of the hotels (the "Manager"), operation of the Hotels. Total Hotel Sales are presented in the accompanying statement of income for the purpose of providing supplemental information regarding the gross sales volume of the Hotels which is used for purposes of calculating Percentage Rent (as defined below) and the FF&E Reserve under the Leases and Management Agreements (as defined below), respectively (See Note 2). As owner and lessor of the Hotels, HPT has no interest in the sales and operating results of the Hotels.

  Revenues in the accompanying statement of income represent house profit from the Hotels because Host II has delegated substantially all of the operating decisions relating to the generation of house profit from the Hotels to the Manager. House profit reflects the net revenues flowing to Host II as lessee and represents total hotel sales less property level expenses excluding depreciation and amortization, system fees, real and personal property taxes, ground rent, insurance and management fees. The system fees (included in other expenses) and management fees presented on the accompanying statement of income and the expenses detailed below represent all the costs incurred directly, allocated or charged by the Manager to the Hotels.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995

  The following table presents the detail of house profit for the period from March 24, 1995 (Inception) to December 29, 1995:

                                                                  (IN THOUSANDS)
Hotel Sales:
  Rooms..........................................................    $66,968
  Food and beverage..............................................      6,225
  Other..........................................................      2,999
                                                                     -------
    Total Hotel Sales............................................     76,192
                                                                     -------
Expenses:
 Departmental direct costs--
  Rooms (A)......................................................     14,713
  Food and beverage (B)..........................................      5,044
  Other operating departments (C)................................        827
  General and administrative (D).................................      7,768
  Utilities (E)..................................................      2,955
  Repairs, maintenance and accidents (F).........................      2,899
  Marketing and sales (G)........................................      1,121
  Chain services (H).............................................      3,052
                                                                     -------
    Total expenses...............................................     38,379
                                                                     -------
Revenues (House Profit)..........................................    $37,813
                                                                     =======

---------------------
(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents' commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.
(B) Includes costs of food and beverages sold, china, glass, silver, paper, and cleaning supplies and wages, benefits and bonuses for employees of the food and beverage department.
(C) Includes expenses related to operating the telephone department.
(D) Includes management and hourly wages, benefits and bonuses, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.
(E) Includes electricity, gas and water at the properties.
(F) Includes cost of repairs and maintenance and the cost of accidents at the properties.
(G) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.
(H) Includes charges from the Manager for Chain Services as allowable under the Management Agreements.

 CORPORATE EXPENSES

  As a wholly owned indirect subsidiary of Host Marriott, Host II shares certain general and administrative functions with Host Marriott and its other subsidiaries. The functions generally include accounting, data processing, payroll, human resources, legal and other administrative services. The expenses related to these functions are generally allocated between Host Marriott and its subsidiaries based on gross sales. From the period March 24, 1995 (Inception) through December 29, 1995, corporate expenses allocated to Host II totaled $1,059,000.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995
NOTE 2. COMMITMENTS AND CONTINGENCIES:

 THE LEASES

  On the Commencement Date, Host II entered into leases for 21 Courtyard by Marriott properties. On August 22, 1995, Host II entered into leases for an additional 16 Courtyard by Marriott properties (collectively, the "Leases").

  The initial term of the Leases expires at the end of fiscal 2006. Thereafter, the Leases automatically renew for one seven-year term and three consecutive ten-year terms, unless Host II properly notifies HPT in accordance with the Leases.

  The Leases require Host II to pay rents equal to aggregate minimum annual rent of $32,900,000 ("Base Rent"), and percentage rent equal to 5% of the excess of Total Hotel Sales, as defined, over 1994 Total Hotel Sales ("Percentage Rent"). A pro rata portion of Base Rent is due and payable in advance on the first day of thirteen predetermined accounting periods. Percentage Rent is due and payable quarterly in arrears.

  The Leases also require Host II to make payments when due on behalf of HPT for real estate taxes and other taxes, assessments and similar charges arising from or related to the Hotels and their operation, utilities, premiums on required insurance coverage, rents due under ground and equipment leases and all amounts due under the terms of the Management Agreements described below. Host II is also required to provide the Manager with working capital to meet the operating needs of the Hotels. The Sellers had previously made such advances related to the Hotels in the amount of $3,984,000 and transferred their interest in such amounts to Host II on the Commencement Date.

  The Leases require Host II to escrow, or cause the Manager to escrow, an amount equal to 5% of the annual Total Hotel Sales into an HPT-owned reserve (the "FF&E Reserve"), which amount shall be available for the cost of required replacements and renovation. Any requirements for funds in excess of amounts in the FF&E Reserve shall be provided by HPT ("HPT Fundings") at the request of Host II. In the event of HPT Fundings, Base Rent shall be adjusted upward by an amount equal to 10% of HPT Fundings.

  The Leases require Host II to maintain a minimum net worth, as defined, equal to one year's base rent. For purposes of this covenant, the deferred gain is excluded from the calculation of net worth.

 MANAGEMENT AGREEMENTS

  As part of the sale of the Hotels, the Sellers' rights and obligations under management agreements (the "Management Agreements") with the Manager, with an initial term expiring in 2013, were transferred to HPT, and the Manager has the option to extend the Management Agreement on all of the Hotels for up to three 10-year terms.

  The Management Agreements provide that the Manager be paid a system fee equal to 3% of Hotel Sales, a base management fee of 2% of Hotel Sales ("Base Management Fee") and an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined ("Incentive Management Fee"). In addition, the Manager is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services on a central or regional basis to all Courtyard by Marriott hotels operated by the Manager.

  Base Rent is to be paid prior to payment of Base Management Fees and Incentive Management Fees. To the extent Base Management Fees are so deferred, they must be paid in future periods. If available cash flow is insufficient to pay Incentive Management Fees, no Incentive Management Fees are earned by the Manager.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995

NOTE 3. SECURITY DEPOSIT

  Pursuant to the terms of the agreement for the sale of the Hotels, HPT held $32,900,000 as a security deposit for the obligations of Host II under the Leases (the "Security Deposit"). The Security Deposit is due upon termination of the Leases, including renewal terms.

NOTE 4. INCOME TAXES

  Host II and Host Marriott are members of a consolidated group for federal income tax purposes and have agreed that Host II will not be responsible for any tax liability associated with the Security Deposit and, accordingly, no such deferred tax liability has been reflected in the accompanying balance sheet.

  The components of Host II's effective income tax rate follow:

            Statutory Federal tax rate...............   35%
            State income tax, net of Federal tax ben-
             efit....................................    6
                                                       ---
                                                        41%
                                                       ===

  There is no difference between the basis of assets and liabilities for income tax and financial reporting purposes other than for the Security Deposit.

NOTE 5. OPERATING LEASE COMMITMENTS

  As of December 29, 1995, future minimum annual rental commitments for the Leases on the Hotels and other non-cancelable leases entered into by Host II, or by the Manager on behalf of Host II, including the ground leases described below, are as follows (in thousands):

                                                                         OTHER
                                                             LEASES    OPERATING
   FISCAL YEAR                                            (SEE NOTE 2)  LEASES
   1996..................................................   $ 32,900    $1,506
   1997..................................................     32,900     1,220
   1998..................................................     32,900       929
   1999..................................................     32,900       335
   2000..................................................     32,900       132
   Thereafter............................................    197,400     2,750
                                                            --------    ------
   Total minimum lease payments..........................   $361,900    $6,872
                                                            ========    ======

  The land under five of the Hotels is leased from third parties. The ground leases have remaining terms (including all renewal options) expiring between the years 2039 and 2067. The ground leases provide for rent based on specific percentages of certain sales categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

NOTE 6. SUBSEQUENT EVENT (UNAUDITED)

  On February 1, 1996, HPT entered into a letter of intent to acquire 16 additional Courtyard by Marriott hotels from the Sellers for approximately $176.4 million. It is expected that subsequent to the acquisition, the hotels will be leased to Host II through December 31, 2012 under terms substantially similar to the existing leases between HPT and Host II. Annual Base Rent payable by Host II will be increased by approximately $17,640,000.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995
Also in February 1996, the existing leases between HPT and Host II were amended to among other things, extend the lease terms through December 2012.

  Each of the 16 properties to be acquired, as with the 37 currently owned by HPT are subject to management agreements with the Manager. It is expected that all management agreements will be amended in conjunction with the transaction to, among other things extend the agreement terms through December 31, 2015, and to require exercise of renewal options and calculation of FF&E Reserve and Base and Incentive Management Fees on a consolidated basis for all Courtyard by Marriott hotels owned by HPT.

  While the transaction is expected to be completed by June 30, 1996, no assurance can be given as to the actual timing or that it will be completed.

      The accompanying notes are an integral part of this statement.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
Courtyard Hotels (as defined in Note 1):

  We have audited the accompanying combined statements of assets, liabilities and net investment and advances of the Courtyard Hotels, as defined in Note l, as of December 29, 1995 and December 30, 1994 and the related combined statements of revenues and expenses excluding income taxes, and cash flows for each of the three fiscal years in the period ended December 29, 1995. These financial statements are the responsibility of Host Marriott Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Hospitality Properties Trust) as described in Note 1 and are not intended to be a complete presentation of the Courtyard Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment and advances of the Courtyard Hotels as of December 29, 1995 and December 30, 1994, and their revenues and expenses excluding income taxes, and their cash flows for each of the three fiscal years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.

  As explained in Note 3 to the combined financial statements, in 1993 the Courtyard Hotels changed their method of accounting for assets held for sale.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                                COURTYARD HOTELS
      COMBINED STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                        FISCAL YEARS ENDED
                                                    ---------------------------
                                                      1993      1994     1995
                                                          (IN THOUSANDS)
Total Hotel Sales (Note 1)......................... $164,612  $173,811 $107,772
                                                    ========  ======== ========
Revenues (Note 1).................................. $ 72,936  $ 83,161 $ 53,209
Expenses:
  Depreciation and amortization....................   18,393    20,100   12,284
  Courtyard system fee.............................    4,939     5,214    3,233
  Property taxes...................................    7,103     6,316    4,074
  Incentive management fee.........................      --      2,825    2,590
  Writedown of property to net realizable value....      --        --     8,819
  Other............................................    2,886     3,010      832
                                                    --------  -------- --------
    Total expenses.................................   33,321    37,465   31,832
                                                    --------  -------- --------
Revenues over expenses excluding income taxes
 before cumulative effect of change in accounting
 principle.........................................   39,615    45,696   21,377
Cumulative effect of change in accounting for
 assets held for sale..............................  (17,800)      --       --
                                                    --------  -------- --------
Revenues over expenses excluding income taxes...... $ 21,815  $ 45,696 $ 21,377
                                                    ========  ======== ========
Unaudited pro forma data:
  Pro forma income tax expense..................... $  8,726  $ 18,736 $  8,765
                                                    --------  -------- --------
  Pro forma net income after taxes................. $ 13,089  $ 26,960 $ 12,612
                                                    ========  ======== ========

 The accompanying notes are an integral part of these combined statements.

                                COURTYARD HOTELS
                   COMBINED STATEMENTS OF ASSETS, LIABILITIES
                        AND NET INVESTMENT AND ADVANCES

                                                          AS OF        AS OF
                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
                                                            (IN THOUSANDS)
                        ASSETS
Property and equipment, net...........................   $470,302     $145,676
Due from Marriott International.......................      1,277          940
Advances to Marriott International....................      5,152        1,494
                                                         --------     --------
                                                         $476,731     $148,110
                                                         ========     ========
     LIABILITIES AND NET INVESTMENT AND ADVANCES
Accrued expenses......................................   $    766     $    158
Net investment and advances...........................    475,965      147,952
                                                         --------     --------
                                                         $476,731     $148,110
                                                         ========     ========



   The accompanying notes are an integral part of these combined statements.

                                COURTYARD HOTELS
                       COMBINED STATEMENTS OF CASH FLOWS
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                       FISCAL YEARS ENDED
                                                   ----------------------------
                                                     1993      1994      1995
                                                         (IN THOUSANDS)
Cash flows from operating activities:
 Revenues over expenses excluding income taxes...  $ 21,815  $ 45,696  $ 21,377
 Noncash items:
  Depreciation and amortization..................    18,393    20,100    12,284
  Writedown of property to net realizable value..       --        --      8,819
  Cumulative effect of change in accounting for
   assets held for sale..........................    17,800       --        --
  Changes in operating accounts:
   Due from Marriott International...............      (333)     (944)      337
   Advances to Marriott International............    (5,152)      --      3,658
   Accrued expenses..............................       777      (352)     (608)
                                                   --------  --------  --------
    Cash provided by operations..................    53,300    64,500    45,867
                                                   --------  --------  --------
Cash flows from investing activities:
 Additions to property and equipment.............    (1,594)   (4,771)   (8,177)
 Change in property improvement fund.............      (697)      697       --
                                                   --------  --------  --------
    Cash used in investing activities............    (2,291)   (4,074)   (8,177)
                                                   --------  --------  --------
Cash flows from financing activities:
 Changes in net investment and advances..........   (51,009)  (60,426)  (37,690)
                                                   --------  --------  --------
Increase (decrease) in cash and cash equivalents.       --        --        --
Cash and cash equivalents at beginning of year...       --        --        --
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $    --   $    --   $    --
                                                   ========  ========  ========


   The accompanying notes are an integral part of these combined statements.

                               COURTYARD HOTELS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

 ORGANIZATION

  Hospitality Properties Trust (the "Company") is a Maryland real estate investment trust which was established to acquire, own and lease hotel properties. The Company completed its initial public offering (the "Initial Offering") in August 1995 and operates as a real estate investment trust under the Internal Revenue Service Code. The Company plans to issue additional shares in a secondary public offering (the "Proposed Offering") in connection with the planned acquisition of certain hotel properties.

 BASIS OF PRESENTATION

  Host Marriott Corporation ("Host Marriott") or a subsidiary thereof designed, constructed or acquired certain Courtyard by Marriott Hotels, including 37 properties acquired by the Company in 1995 (the "Initial Hotels") and 16 hotels expected to be acquired by the Company from a subsidiary of Host Marriott, listed below (collectively, the "Courtyard Hotels" and, individually, the "Hotel" or "Hotels").

                                   INITIAL HOTELS
--------------------------------------------------------------------------------------
     GROUP A HOTELS                   GROUP B HOTELS                GROUP C HOTELS
Phoenix, AZ               Camarillo, CA                          Laguna Hills, CA
Scottsdale, AZ            Huntington Beach/Fountain Valley, CA   Torrance, CA
Atlanta Airport North,
 GA                       Los Angeles Airport, CA                Jacksonville, FL
Atlanta-Cumberland
 Center, GA               San Jose Airport, CA                   Miami Lakes, FL
Atlanta-Jimmy Carter
 Blvd., GA                Wilmington, DE                         Arlington Heights, IL
Atlanta-Midtown, GA       Boca Raton, FL                         Quad Cities, IA
Indianapolis, IN          Macon, GA                              Greenbelt, MD
Danvers, MA               Columbia, MD                           Hanover, NJ
Foxborough, MA            Norwood, MA                            Tinton Falls, NJ
Lowell, MA                Woburn, MA                             Fishkill, NY
Milford, MA               Kansas City Airport, MO                Syracuse, NY
Stoughton, MA             Charlotte-University Research Park, NC Pittsburgh, PA
Detroit/Auburn Hills, MI  Fayetteville, NC                       Willow Grove, PA
Minneapolis/Eden
 Prairie, MN              Chattanooga, TN                        Middletown, RI
South Kansas City, MO     Dallas-Northpark, TX                   Arlington/Rosslyn, VA
Mahwah, NJ                Milwaukee/Brookfield, WI               Williamsburg, VA
Raleigh/Durham Airport,
 NC
Philadelphia Airport, PA
Spartanburg, SC
Fairfax, VA
Bellevue, WA

  All of the Courtyard Hotels are included in the accompanying combined financial statements for all periods presented except: (i) information for 16 Initial Hotels (Group B) is excluded for the period between August 22, 1995 and December 29, 1995, and (ii) information for 21 Courtyard Hotels (Group A) is excluded for the period between March 25, 1995 and December 29, 1995. Note 7 presents the Courtyards Hotels on a pro forma basis as if the properties were retained by Host Marriott during the fiscal year ended December 29, 1995.

  The Group A Hotels were acquired by the Company on March 24, 1995 for approximately $179.4 million from affiliates of Host Marriott. As a result, as of March 24, 1995, the ownership of the Group A Hotel assets are reflected in the financial statements of the Company and the results of operations of the Group A Hotels are

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
reflected in the financial statements of a subsidiary (HMH HPT Courtyard, Inc.) ("Host II") of Host Marriott. The accompanying combined financial statements include the results of operations, financial position and cash flows of the Group A Hotels through March 24, 1995. Substantially all of the funding for this acquisition was provided to the Company by HRP as a demand loan. The Group B Hotels were acquired by the Company on August 23, 1995 from a subsidiary of Host Marriott for approximately $149.6 million with a portion of the proceeds of the Initial Offering. As a result, as of August 23, 1995, the ownership of the Group B Hotels' assets are reflected in the financial statements of the Company and the results of operations of the Group B Hotels are reflected in the financial statements of Host II. The accompanying combined financial statements include the results of operations, financial position and cash flows of the Group B Hotels through August 22, 1995. All of the Courtyard Hotels have been leased by the Company to Host II, and are managed by a subsidiary ("Marriott" or the "Manager") of Marriott International, Inc. The management agreements (the "Management Agreements") described in Note 4 between Host Marriott and Marriott related to the Hotels have been assigned to the Company.

  The Group C Hotels are expected to be acquired by the Company from a subsidiary of Host Marriott for approximately $176.4 million with a portion of the proceeds of the Proposed Offering. The Group C Hotels are expected to be leased to Host II and managed by Marriott. The Management Agreements described in Note 4 between Host Marriott and Marriott related to the Group C Hotels will be assigned to the Company.

  The Courtyard Hotels include the buildings, improvements and equipment for each of the Hotels, the land on which 45 of the Hotels are located and the leasehold interest in the land under eight of the Hotels. Assets and liabilities of the Courtyard Hotels have been stated at Host Marriott's historical cost basis.

  The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of the Company. The Courtyard Hotels, for the periods presented, were a lesser component of Host Marriott, and historically operated as an integral part of Host Marriott. Host Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying combined financial statements. The accompanying combined financial statements also include no provision or assets or liabilities related to federal or state income taxes because the Courtyard Hotels did not pay income taxes and Host Marriott does not allocate or charge these expenses to its individual units. Accordingly, the accompanying combined financial statements are not intended to be a complete presentation of the Courtyard Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  There are no allocations of interest, taxes, overhead, general administrative or other corporate costs made by Host Marriott to the Courtyard Hotels. Changes in net investment and advances represent the revenues and expenses excluding income taxes of the Courtyard Hotels adjusted for cash transferred between Host Marriott and the Courtyard Hotels and, for the fiscal year ended December 29, 1995, the effects of the transfer of net assets related to the sale of the Group A and Group B Hotels to the Company.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  An analysis of the activity in this balance for each of the three fiscal years in the period ended December 29, 1995 is as follows:

                                                                 (IN THOUSANDS)
   Balance January 1, 1993......................................    $519,889
     Revenues over expenses excluding income taxes..............      21,815
     Net cash transferred to Host Marriott......................     (51,009)
                                                                    --------
   Balance December 31, 1993....................................     490,695
     Revenues over expenses excluding income taxes..............      45,696
     Net cash transferred to Host Marriott......................     (60,426)
                                                                    --------
   Balance December 30, 1994....................................     475,965
     Revenues over expenses excluding income taxes..............      21,377
     Net cash transferred to Host Marriott......................     (37,690)
                                                                    --------
     Transfer of net assets related to the sale of the Group A
      and Group B Hotels........................................    (311,700)
                                                                    --------
   Balance December 29, 1995....................................    $147,952
                                                                    ========

  The average net investment and advances for each of the fiscal years 1993, 1994 and 1995 was approximately $505 million, $483 million and $312 million, respectively.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 HOTEL SALES AND REVENUES

  Total Hotel Sales ("Total Hotel Sales") represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Courtyard Hotels. Total Hotel Sales are presented in the accompanying combined statements of revenues and expenses excluding income taxes for the purpose of providing supplemental information regarding the gross sales volume of the Courtyard Hotels which is used for purposes of calculating percentage rent and the FF&E Reserve (as defined below) under the Leases with Host II and the Management Agreements, respectively. As owner and lessor of the Courtyard Hotels, the Company has no interest in the sales or operating results of the Courtyard Hotels.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  Revenues in the accompanying combined statements of revenues and expenses excluding income taxes represent house profit from the Courtyard Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, system fees (included in other expenses), real and personal property taxes, ground rent, insurance and management fees. The system fees and management fees presented on the accompanying combined statements of revenues and expenses excluding income taxes detailed below represent all the costs incurred directly, allocated or charged by the Manager (as defined below) to the Courtyard Hotels. The detail of Total Hotel Sales and a reconciliation to revenue follows:

                                                         FISCAL YEARS ENDED
                                                     --------------------------
                                                       1993     1994     1995
                                                           (IN THOUSANDS)
   Hotel sales:
     Rooms.......................................... $139,710 $150,122 $ 94,572
     Food and beverage..............................   18,523   16,672    9,115
     Other..........................................    6,379    7,017    4,085
                                                     -------- -------- --------
       Total Hotel Sales............................  164,612  173,811  107,772
                                                     -------- -------- --------
   Expenses:
    Departmental direct costs--
     Rooms (A)......................................   31,341   32,776   20,258
     Food and beverage (B)..........................   14,433   13,197    7,392
     Other operating departments (C)................    2,127    2,127    1,197
     General and administrative (D).................   17,629   17,525   11,057
     Utilities (E)..................................    7,879    7,700    4,605
     Repairs, maintenance and accidents (F).........    7,839    7,319    4,467
     Marketing and sales (G)........................    3,514    3,305    1,688
     Chain services (H).............................    6,914    6,701    3,899
                                                     -------- -------- --------
       Total expenses...............................   91,676   90,650   54,563
                                                     -------- -------- --------
   Revenues (House Profit).......................... $ 72,936 $ 83,161 $ 53,209
                                                     ======== ======== ========

---------------------
(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.
(B) Includes costs of food and beverages sold, china, glass, silver, paper, and cleaning supplies and wages, benefits and bonuses for employees of the food and beverage department.
(C) Includes expenses related to operating the telephone department.
(D) Includes management and hourly wages, benefits and bonuses, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.
(E) Includes electricity, gas and water at the properties.
(F) Includes cost of repairs and maintenance and the cost of accidents at the properties.
(G) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.
(H) Includes charges from the Manager for Chain Services as allowable under the Management Agreements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 GENERAL

  On October 8, 1993 (the "Distribution Date"), Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. On December 29, 1995, Host

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
Marriott Corporation's operations were divided into two separate companies:
Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation.

 FISCAL YEAR

  The Courtyard Hotel's fiscal year ends on the Friday nearest to December 31. The fiscal year is divided into 13 accounting periods of four weeks each.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost, including interest and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

  In cases where management is holding for sale particular lodging properties, Host Marriott assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than the net book value. A lodging property is considered to be held for sale when Host Marriott has made the decision to dispose of the property. Otherwise, Host Marriott assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value.

 AMORTIZATION--PRE-OPENING COSTS

  Costs of an operating nature incurred prior to opening of the Hotels are deferred and amortized over twelve months. Amortization expense was $94,000 in 1993. Pre-opening costs were fully amortized in 1993.

 CASH AND CASH EQUIVALENTS

  The Courtyard Hotels consider all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels is transferred to Host Marriott. Operating expenses, capital expenditures and other cash requirements of the Courtyard Hotels are paid by Host Marriott and charged directly to the Courtyard Hotels.

 NEW STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

  The Courtyard Hotels adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the fiscal year ended December 29, 1995. The adoption of SFAS No. 121 had no material effect on the Courtyard Hotels' financial statements.

 UNAUDITED PRO FORMA DATA

  The accompanying combined statements of revenues and expenses excluding income taxes present unaudited pro forma income taxes for each period presented based upon the effective combined Federal and state tax rates of 40% for fiscal year 1993 and 41% for fiscal years 1994 and 1995.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
   Land and land improvements.........................   $104,118     $ 34,200
   Buildings and leasehold improvements...............    375,497      118,446
   Furniture and equipment............................     70,626       22,371
   Construction in progress...........................        666        1,256
                                                         --------     --------
                                                          550,907      176,273
   Less--accumulated depreciation.....................     80,605       30,597
                                                         --------     --------
   Property and equipment, net........................   $470,302     $145,676
                                                         ========     ========

  Most hotels developed by Host Marriott since the early 1980s were reported as assets held for sale prior to 1992. In early 1992, Host Marriott decided it was no longer appropriate to view sales of lodging properties, subject to operating agreements, as a primary means of long-term financing. Accordingly, Host Marriott discontinued classification of these properties as assets held for sale.

  Following discussions with the Staff of the Securities and Exchange Commission, in the second quarter of 1993, Host Marriott changed its method of determining net realizable value of assets held for sale. Host Marriott previously determined net realizable value of such assets on an aggregate basis, in the case of Courtyard by Marriott hotels. Beginning in the second fiscal quarter of 1993 and thereafter, under Host Marriott's new accounting policy, net realizable value of all assets held for sale is determined on a property-by-property basis. The cumulative pre-tax effect of this change on periods prior to the second quarter of 1993 of $17.8 million is reflected as a cumulative effect of a change in accounting for assets held for sale in the accompanying combined statement of revenues and expenses excluding income taxes for the fiscal year ended December 31, 1993. In 1995, Host Marriott adjusted, in accordance with its accounting policy, the carrying value of 3 properties included in the Courtyard Hotels by approximately $8.8 million to reflect such properties' net realizable value based on sales price. The reductions in the annual depreciation charge as a result of the accounting change and the write-down were approximately $445,000 and $220,000, respectively.

NOTE 4. MANAGEMENT AGREEMENTS

  Subsequent to the Distribution Date, the Manager operates the Courtyard Hotels pursuant to long-term management agreements with initial terms expiring in 2013. The Manager has the option to extend the agreements on one or more Hotels for up to 3 consecutive 10 year terms. The Management Agreements provided for a Courtyard by Marriott system fee equal to 3% of Total Hotel Sales. In addition, Marriott is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by Marriott. These arrangements regarding the Courtyard by Marriott system fee and Chain Services existed prior to the Distribution Date and as such, for fiscal years 1993, 1994 and 1995, the Courtyard Hotels paid a Courtyard by Marriott system fee of $4,939,000, $5,214,000 and $3,233,000, respectively and reimbursed Marriott for $6,914,000, $6,701,000 and $3,899,000, respectively, of Chain Services.

  In addition, Marriott is entitled to an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined, calculated on a combined basis for all Courtyard by Marriott hotels owned by Host Marriott. Available cash flow is defined as revenues less base management fees, Courtyard by Marriott system fee, property taxes, other expenses and a stated annual priority amount. Incentive management

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
fees were not earned by Marriott from the Distribution Date through December 31, 1993, due to the fact that there was no available cash flow, as defined. The incentive management fees earned by Marriott of $2,825,000 and $2,590,000 for fiscal years 1994 and 1995, respectively, have been allocated to the Courtyard Hotels in the accompanying combined financial statements based on Total Hotel Sales.

  The Management Agreements provided that Marriott was to be entitled to a base fee equal to 2% of Total Hotel Sales. However, this fee has been waived as more fully described in Note 5, below.

  Host Marriott is required to provide Marriott with working capital to meet the operating needs of the Hotels. Marriott as the manager converts cash advanced by Host Marriott into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by Marriott. The individual components of working capital controlled by Marriott are not reflected in the accompanying combined statements of assets, liabilities and net investment and advances (see Note 1). As of December 30, 1994 and December 29, 1995, $5,152,000 and $1,494,000, respectively, has been advanced to Marriott for working capital.

  The Management Agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Management Agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Reserve from the Distribution Date through December 31, 1993 were $2,403,000, and for the fiscal years ended December 30, 1994 and December 29, 1995 were $8,894,000 and $5,389,000, respectively.

  During 1994, the Management Agreements were amended to return the remaining balance of the FF&E Reserve to Host Marriott. It was agreed that future contributions (until the time of sale of any of the Courtyard Hotels) would be retained by Host Marriott and advanced to the Courtyard Hotels at such time as improvements are made to the properties. Such amounts have been included in the change in net investment and advances in the accompanying combined statements of cash flows.

NOTE 5. CONSOLIDATION AGREEMENT

  The Courtyard Hotels are subject to the terms of a consolidation agreement ("Consolidation Agreement") between Host Marriott and Marriott International, Inc. pursuant to which (i) incentive fees payable under the Management Agreements are determined on a consolidated basis for all lodging facilities of the same type and (ii) base fees payable under the Management Agreements are waived in return for payment upon the sale of or certain refinancings of such facilities and as such, no base management fees expense (equal to 2% of Total Hotel Sales) is reflected in the accompanying combined statements of revenues and expenses excluding income taxes.

  After the sale of any of the Courtyard Hotels, the Consolidation Agreement is no longer applicable to the Courtyard Hotels and as such, base fees equal to 2% of Total Hotel Sales is payable under the Management Agreements after the sale of the Courtyard Hotels.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

NOTE 6. LEASES

  As of December 29, 1995, future minimum annual rental commitments for all noncancelable leases entered into by Host Marriott, or by Marriott on behalf of Host Marriott, including the ground leases related to the Group C hotels described below, are as follows (in thousands):

                                                                   OPERATING
   FISCAL YEAR                                                      LEASES
    1996......................................................     $    476
    1997......................................................          407
    1998......................................................          351
    1999......................................................          350
    2000......................................................          142
    Thereafter................................................        2,340
                                                                   --------
       Total minimum lease payments...........................     $  4,066
                                                                   ========

  The Courtyard Hotels lease the land under three of the Group A Hotels, two of the Group B Hotels and three of the Group C Hotels under ground lease agreements with third parties. The ground leases have remaining terms (including all renewal options) expiring between the years 2039 and 2067. The ground leases provide for rent based on specific percentages of certain sales categories subject to minimum amounts. The percentages are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

NOTE 7. PRO FORMA RESULTS OF OPERATIONS

  As discussed in Note 1, the Group A Hotels and Group B Hotels were acquired by the Company on March 24, 1995 and August 22, 1995, respectively. The Group C Hotel assets are expected to be acquired by the Company in 1996. Assuming that such transactions were consummated as of January 1, 1995, the pro forma condensed results of operations of the Hotels are set forth below:

                                                                  YEAR ENDED
                                                               DECEMBER 29, 1995
                                                                (IN THOUSANDS)
   Total hotel sales..........................................     $183,964
                                                                   ========
   Revenues...................................................     $ 91,022
   Depreciation expense.......................................       18,128
   Other expenses.............................................       29,039
                                                                   --------
   Revenues over expenses excluding income taxes..............       43,855
   Pro forma income tax expense (Note 2)......................       17,981
                                                                   --------
   Pro forma net income after tax.............................     $ 25,874
                                                                   ========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Courtyard Hotels:

  We have audited in accordance with generally accepted auditing standards the financial statements of the Courtyard Hotels (as defined in Note 1 of those financial statements) included in this prospectus and have issued our report thereon dated February 23, 1996. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule on pages F-71 and F-72 is the responsibility of Host Marriott Corporation's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP
Washington, D.C.,
February 23, 1996

                               COURTYARD HOTELS

          SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 29, 1995

                          (DOLLARS IN MILLIONS)

                                                               GROSS AMOUNT AT
                        INITIAL COSTS                         DECEMBER 29, 1995
                      ----------------- SUBSEQUENT  ASSET  -----------------------
                           BUILDINGS &     COSTS    WRITE-      BUILDINGS &        ACCUMULATED    DATE OF      DATE   DEPRECIATION
DESCRIPTION      DEBT LAND IMPROVEMENTS CAPITALIZED  DOWN  LAND IMPROVEMENTS TOTAL DEPRECIATION CONSTRUCTION ACQUIRED     LIFE
Courtyard
Hotels.......... $--  $34      $122         $ 2      $(6)  $34      $118     $152      $16        Various      N/A         40

      The accompanying notes are an integral part of this schedule.

                             COURTYARD HOTELS

                          NOTES TO SCHEDULE III

                         AS OF DECEMBER 29, 1995

                          (DOLLARS IN THOUSANDS)


(A) This schedule represents the Group C Hotels, as defined in Note 1 to the accompanying combined financial statements. Amounts for Group A Hotels and Group B Hotels are excluded from this schedule as the properties were sold prior to December 29, 1995.

(B)The change in total cost of properties for the year ended December 29, 1995 is as follows:

    Balance at December 30, 1994..................................... $ 479,615
    Dispositions: Sales of Group A Hotels and Group B Hotels.........  (332,419)
    Additions: Capital expenditures..................................     5,450
                                                                      ---------
    Balance at December 29, 1995..................................... $ 152,646
                                                                      =========

(C) The change in accumulated depreciation and amortization for the year ended December 29, 1995 is as follows:

    Balance at December 30, 1994..................................... $ 264,198
    Dispositions: Sales of Group A Hotels and Group B Hotels.........  (257,486)
    Depreciation and amortization....................................     9,372
                                                                      ---------
    Balance at December 29, 1995..................................... $  16,084
                                                                      =========

                                   WYNDHAM I
                          PRO FORMA BALANCE SHEET AND
                    PRO FORMA STATEMENT OF INCOME AS OF AND
                     FOR THE YEAR ENDED DECEMBER 31, 1995

  The following unaudited pro forma balance sheet gives effect to (i) the formation of Wyndham I; (ii) the transfer of certain assets and liabilities to Wyndham I related to the acquisition of 11 Wyndham Garden(R) Hotels by the Company and (iii) the commencement of the related Leases between Wyndham I and the Company as though such transactions occurred on December 31, 1995. The following unaudited pro forma statement of income gives effect at January 1, 1995 to: (i) the acquisition of the 11 Wyndham Garden(R) Hotels by the Company; and (ii) the commencement of the related Leases. The pro forma information is based in part upon the historical financial statements of a predecessor limited partnership, Garden Hotel Associates Ltd. Partnership ("GHALP") and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Wyndham I would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Wyndham I for future periods.

                                   WYNDHAM I
                            PRO FORMA BALANCE SHEET

                                                 AS OF DECEMBER 31, 1995
                                           -------------------------------------
                                                          PRO FORMA    WYNDHAM I
                                           HISTORICAL(A) ADJUSTMENTS   PRO FORMA
                                                (UNAUDITED, IN THOUSANDS)
                  ASSETS
FF&E Reserves.............................      --           1,167(B)     1,167
Security deposit..........................      --          13,600(B)    13,600
                                               ----       --------     --------
Total assets..............................     $--        $ 14,767     $ 14,767
                                               ====       ========     ========
             LIABILITIES AND
           STOCKHOLDERS' EQUITY
Common stock..............................      --               1(B)         1
Paid in capital...........................      --          14,766(B)    14,766
                                               ----       --------     --------
Total stockholders' equity................      --          14,767       14,767
                                               ----       --------     --------
Total liabilities and stockholders'
 equity...................................     $--        $ 14,767     $ 14,767
                                               ====       ========     ========

     The accompanying notes are an integral part of these statements.

                                   WYNDHAM I
                         PRO FORMA STATEMENT OF INCOME

                                             YEAR ENDED DECEMBER 31, 1995
                                         ---------------------------------------
                                          GARDEN HOTEL
                                         ASSOCIATES LTD.
                                           PARTNERSHIP    PRO FORMA    WYNDHAM I
                                         HISTORICAL (C)  ADJUSTMENTS   PRO FORMA
                                               (UNAUDITED, IN THOUSANDS)
Revenues................................     $56,642       $   --       $56,642
Department expenses.....................      19,622           --        19,622
Undistributed expenses..................      13,632           --        13,632
                                             -------       -------      -------
  Gross operating profit................      23,388           --        23,388
Base rent...............................         --         13,600 (D)   13,600
Percentage rent.........................         --            --  (E)      --
Depreciation and amortization...........       5,059        (5,059)(F)      --
Other (G)...............................       2,655           --         2,655
Base & incentive management fee (H).....       3,317          (183)       3,134
                                             -------       -------      -------
  Operating income......................      12,357        (8,358)       3,999
Interest income.........................         334          (334)         --
Interest expense........................      (7,145)        7,145          --
                                             -------       -------      -------
  Income before income taxes............       5,547        (1,548)       3,999
Provision for income taxes (I)..........         --         (1,580)      (1,580)
                                             -------       -------      -------
  Net income............................     $ 5,547       $(3,127)     $ 2,419
                                             =======       =======      =======

 The accompanying notes are an integral part of the financial statements.

                                WYNDHAM I

                 NOTES TO PRO FORMA FINANCIAL STATEMENTS

(A) Wyndham I was not formed as of December 31, 1995.

(B) Reflects the effects of the assets that are expected to be contributed to Wyndham I by its affiliates as a result of the sale of the 11 Wyndham Garden(R) Hotels to the Company.

(C) Reflects the combined historical operating results of the 11 Wyndham Garden(R) Hotels for the year ended December 31, 1995.

(D) Represents the base rent to be paid by Wyndham I to the Company under the Leases. The Leases require Wyndham I to pay an aggregate minimum annual base rent of $13,600,000 a pro rata portion of which is due and payable in advance on the first day of each month.

(E) Under the terms of the Leases, Wyndham I is to pay percentage rent equal to 8% of the excess of Total Hotel Sales over 1996 Total Hotel Sales and, as such, there is no percentage rent on a pro forma basis for the year ended December 31, 1995.

(F) Wyndham I has no ownership interest (other than as a lessee) in the real estate related to these 11 Wyndham Garden(R) Hotels and, as such, there is no depreciation expense on a pro forma basis.

(G) Represents ground rent and other expenses for which Wyndham I will remain obligated under the Leases.

(H) Under the terms of the Management Agreements, Wyndham II is to be paid base fees of 5% of Revenues and incentive fees equal to approximately 20% of adjusted net operating income (as defined in the applicable Management Agreements).


(I) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Wyndham I, at an effective income tax rate of approximately 39.5%, assuming Wyndham I's change in tax status to a corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners
Garden Hotel Associates L.P.

  We have audited the accompanying balance sheets of Garden Hotel Associates L.P. as of December 31, 1994 and 1995 and the related statements of income, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden Hotel Associates L.P. as of December 31, 1994 and 1995, and its results of operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
February 27, 1996

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                               BALANCE SHEET

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1994         1995
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $  5,398,475 $  5,632,647
  Accounts receivable, less allowance of $19,000 in
   1994 and $31,000 in 1995..........................    1,276,316    1,248,115
  Due from affiliate.................................          --       155,009
  Inventories........................................      199,543      189,658
  Prepaid expenses...................................      151,322      149,415
                                                      ------------ ------------
    Total current assets.............................    7,025,656    7,374,844
Property and equipment, net..........................  105,947,174  103,797,560
Other assets, net of accumulated amortization of
 $4,338,000 and $4,175,000 in 1994 and 1995,
 respectively........................................    1,919,689    1,342,372
                                                      ------------ ------------
    Total assets..................................... $114,892,519 $112,514,776
                                                      ============ ============
          LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued expenses.............. $  3,935,116 $  4,087,035
  Due to Operator....................................      357,940      475,200
  Advance deposits...................................       79,734      486,967
                                                      ------------ ------------
    Total current liabilities........................    4,372,790    5,049,202
Long-term debt.......................................   93,000,000   93,000,000
                                                      ------------ ------------
    Total liabilities................................   97,372,790   98,049,202
Commitments and contingencies
Partners' capital....................................   17,519,729   14,465,574
                                                      ------------ ------------
    Total liabilities and partners' capital.......... $114,892,519 $112,514,776
                                                      ============ ============


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME

                                                YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1993         1994         1995
Revenues:
Rooms.................................... $33,181,540  $37,024,696  $42,310,485
Food and beverage........................   9,610,737   11,035,165   11,532,474
Operating departments....................   2,398,859    2,666,340    2,798,687
                                          -----------  -----------  -----------
                                           45,191,136   50,726,201   56,641,646
                                          -----------  -----------  -----------
Operating costs and expenses:
 Departmental expenses:
  Rooms..................................   8,137,637    8,787,104   10,088,389
  Food and beverage......................   7,111,756    7,868,263    8,304,422
  Operating departments..................   1,249,043    1,224,981    1,228,868
 Operating expenses:
  Administrative and general.............   4,750,200    4,940,904    5,102,092
  Management fees........................   2,414,658    2,888,211    3,317,170
  Sales and marketing....................   3,278,057    3,816,964    3,953,177
  Property operating costs...............   4,035,318    4,206,628    4,576,842
  Property insurance, rent and taxes.....   2,085,483    2,310,649    2,450,743
  Depreciation and amortization..........   4,808,530    4,955,340    5,058,767
  Other..................................     217,441      175,619      204,026
                                          -----------  -----------  -----------
    Total operating costs and expenses...  38,088,123   41,174,663   44,284,496
                                          -----------  -----------  -----------
    Operating income.....................   7,103,013    9,551,538   12,357,150
Interest income..........................     108,293      190,621      334,467
Interest expense.........................  (4,613,594)  (5,617,689)  (7,144,673)
                                          -----------  -----------  -----------
    Net income........................... $ 2,597,712  $ 4,124,470  $ 5,546,944
                                          ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

Balance at January 1, 1993......................................... $25,516,448
  Distributions....................................................  (8,752,000)
  Net Income.......................................................   2,597,712
                                                                    -----------
Balance at December 31, 1993.......................................  19,362,160
  Contributions....................................................     498,000
  Distributions....................................................  (6,464,901)
  Net Income.......................................................   4,124,470
                                                                    -----------
Balance at December 31, 1994.......................................  17,519,729
  Distributions....................................................  (8,601,099)
  Net Income.......................................................   5,546,944
                                                                    -----------
Balance at December 31, 1995....................................... $14,465,574
                                                                    ===========



    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            1993         1994         1995
Cash flows from operating activities:
 Net income............................. $ 2,597,712  $ 4,124,470  $ 5,546,944
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Amortization of interest rate
   contracts............................      39,732      134,127      134,127
  Depreciation and amortization.........   4,808,530    4,955,340    5,058,767
  Provision for bad debt................      98,269       25,170       47,119
 Changes to operating assets and
  liabilities:
  Accounts receivable...................     572,269     (211,458)     (18,919)
  Due from affiliate....................         --           --      (155,009)
  Inventories...........................     (17,074)      11,961        9,885
  Prepaid expenses......................      (2,851)      13,508        1,907
  Other assets..........................    (198,260)     (36,567)    (118,424)
  Accounts payable and accrued expenses.     550,318      (44,672)     151,919
  Due to Operator.......................    (444,488)     202,839      117,260
  Advance deposits......................      41,208       (4,579)     407,233
                                         -----------  -----------  -----------
    Net cash provided by operating
     activities.........................   8,045,365    9,170,139   11,182,809
                                         -----------  -----------  -----------
Cash flows from investing activities:
 Purchase of property and equipment.....  (1,280,571)  (1,663,612)  (2,347,538)
 Proceeds from land sale................      17,057          --           --
                                         -----------  -----------  -----------
    Net cash used in investing
     activities.........................  (1,263,514)  (1,663,612)  (2,347,538)
                                         -----------  -----------  -----------
Cash flows from financing activites:
 Other..................................    (498,000)         --           --
 Partners' contributed capital..........         --       498,000          --
 Partners' capital distributions........  (8,752,000)  (6,464,901)  (8,601,099)
 Proceeds from long-term debt...........   3,000,000          --           --
                                         -----------  -----------  -----------
    Net cash used in financing
     activities.........................  (6,250,000)  (5,966,901)  (8,601,099)
                                         -----------  -----------  -----------
Increase in cash and cash equivalents...     531,851    1,539,626      234,172
Cash and cash equivalents at beginning
 of year................................   3,326,998    3,858,849    5,398,475
                                         -----------  -----------  -----------
Cash and cash equivalents at end of
 year................................... $ 3,858,849  $ 5,398,475  $ 5,632,647
                                         ===========  ===========  ===========
Supplemental disclosure of cash flow
 Information:
  Cash paid during the year for
   interest............................. $ 4,568,403  $ 5,292,070  $ 6,977,768
                                         ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Garden Hotel Associates LP (the "Partnership") was formed May 11, 1990, for the purpose of acquiring, owning and operating eleven Wyndham Garden Hotels throughout the United States of which three are located in or near Phoenix, Arizona.

  The partners contributed $36,000,000 upon formation of the Partnership. The general partner is required to and the limited partner may, at its discretion, make additional contributions necessary to fund operating deficits as defined in the Partnership agreement. Profits and losses are allocated to the partners in accordance with the Partnership agreement.

 USE OF ESTIMATES AND ASSUMPTIONS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 CASH AND CASH EQUIVALENTS

  For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

  Designated cash totaling $816,858 and $605,250 as of December 31, 1994 and 1995, respectively, consists of amounts designated for repairs and replacement of property and equipment.

  The Partnership maintains cash and cash equivalents in accounts with various financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation.

 INVENTORIES

  Inventories consist of food, beverages, china, linen, glassware, silverware, uniforms, and supplies and are stated at cost, which approximates market, with cost determined using the first-in, first-out method.

 PROPERTY AND EQUIPMENT

  Buildings are carried at cost and depreciated over forty years using the straight-line method. Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives, which range from three to seven years. Normal repairs and maintenance are charged to expense as incurred.

  In 1995, the Partnership adopted Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Impairment losses are recognized in operating income as they are determined.

  The Partnership periodically reviews its property and equipment to determine if its carrying cost will be recovered from future operating cash flows. In cases when the Partnership does not expect to recover its carrying cost, the Partnership recognizes an impairment loss. No such losses have been recognized to date.

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
 OTHER ASSETS

  Other assets consist primarily of deferred finance costs totaling approximately $1,387,243 and $819,759 at December 31, 1994 and 1995,
respectively, and are stated at net cost. Amortization of loan costs is computed using the effective yield method over the lives of the related loans. The remaining balance consists primarily of security deposits totaling approximately $404,189 and $522,613 at December 31, 1994 and 1995, respectively, and are stated at cost.

  Preopening costs, which are classified as other assets, are recorded at cost and amortized over twelve months using the straight-line method. Fully amortized preopening expenses of $859,256 were written off in 1995.

 INCOME TAXES

  The Partnership is not a taxable entity and the results of its operations are included in the tax returns of the partners. The Partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be charged accordingly.

 REVENUE RECOGNITION

  Room, food and beverage, telephone and other revenues are recognized when earned.

 SELF-INSURANCE

  The Partnership is self insured for various levels of general liability, workers' compensation and employee medical coverages. Accrued expenses include the estimated cost from unpaid incurred claims.

 INTEREST RATE CONTRACTS

  The Partnership enters into interest rate contracts to manage its exposure to interest rate volatility. These contracts have been interest rate caps, where the Partnership pays a lump-sum for the right to receive future payments should interest rates exceed an agreed upon rate. The Partnership is exposed to credit loss in the event of nonperformance by the counterparties to its interest rate contracts. The Partnership does not anticipate nonperformance by the counterparties. The Partnership accounts for interest rate cap contracts by amortizing the up-front premium to interest expense over the life of the contract.

 ADVERTISING COSTS

  The Partnership participates in various advertising and marketing programs with a related party. All costs are expensed in the period incurred. The Partnership recognized advertising expenses of $1,003,589, $1,198,335 and $1,148,385 for the years ended December 31, 1993, 1994 and 1995, respectively.

 RECLASSIFICATIONS

  Certain amounts previously reported have been reclassified to conform with the current year presentation.

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1994         1995
   Land.............................................. $ 17,428,111 $ 17,428,111
   Buildings.........................................   91,467,248   91,467,248
   Furniture, fixtures and equipment.................   15,493,480   17,841,018
                                                      ------------ ------------
                                                       124,388,839  126,736,377
   Less accumulated depreciation.....................   18,441,665   22,938,817
                                                      ------------ ------------
                                                      $105,947,174 $103,797,560
                                                      ============ ============

4. MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS

  On May 21, 1990, the Partnership and Wyndham Hotel Company, Ltd. (the "Operator"), a related party, entered into a management agreement which provides for a base management fee and chain services fee equal to 5% of gross revenues plus an incentive fee equal to 15% of total operating cash flow. Due to Operator includes management fees and other expenses payable to the Operator. As provided for in the management agreement, cash in excess of amounts required for on-site operations is held in a central account in the name of the Operator.

  The Partnership receives sales and marketing, centralized reservations, accounting and other support services from affiliates which are reimbursed as an adjustment to management fees in the normal course of business.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

  Accounts payable and accrued expenses consist of the following:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1994       1995
   Accounts payable...................................... $1,003,836 $  977,184
   Taxes.................................................  1,051,706  1,061,058
   Payroll and related costs.............................  1,100,642  1,176,514
   Accrued interest......................................    563,862    596,640
   Other.................................................    215,070    275,639
                                                          ---------- ----------
                                                          $3,935,116 $4,087,035
                                                          ========== ==========

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1994        1995
   Acquisition loan..................................... $90,000,000 $90,000,000
   Revolver loan........................................   3,000,000   3,000,000
                                                         ----------- -----------
                                                         $93,000,000 $93,000,000
                                                         =========== ===========

  The Acquisition and Revolver loans are payable to an affiliate. During 1993, two interest rate caps were purchased for $498,000 which fixed $60,000,000 of the acquisition loan balance at a 6% interest rate effective

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
September 30, 1994 for the remainder of the loan. The remaining balances of these loans bear interest at various rates which ranged from 4.63% to 6.5%, 4.5% to 9% and 7.1% to 7.9% during the years ended December 31, 1993, 1994 and 1995, respectively. Interest only is payable for both the Acquisition and Revolver loans until maturity at May 21, 1997, when the principal is due.

  The Partnership's debt is collateralized principally by property and equipment.

7. EMPLOYEE BENEFIT PLANS

  The Partnership participates in a 401(k) retirement savings plans. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plan. The Partnership matches employee contributions up to 4% of an employee's salary. The Partnership expensed $31,628, $44,185, and $77,075 for the years ended December 31, 1993, 1994 and
1995, respectively, related to the plan.

  The Partnership participates in a self-insured group health plan through a Voluntary Employee Benefit Association ("VEBA") for its employees. This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for unpaid claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the partnerships. The Partnership has recognized expenses under the plan of $419,817, $443,277 and $511,643 for the years ended December 31, 1993, 1994 and 1995, respectively.

8. FAIR VALUE

  The Partnership has estimated the fair value of its financial instruments at December 31, 1995 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values.

9. COMMITMENTS AND CONTINGENCIES

  The Partnership has entered into a land lease for one of the Partnership's hotels. Future minimum rental payments of $160,000 per year are required under the operating lease. The lease which expires March 2052 includes a renewal option of 25 years and contingent lease payments which are based on a percentage of the hotel's gross income. The related renewal rental expense was $160,000 for the years ended 1993, 1994 and 1995, and contingent rental expense was $75,333, $112,464 and $153,862 for the years ended December 31, 1993, 1994 and 1995, respectively.









  The Partnership is subject to environmental regulations related to the ownership of real estate (hotels). As part of due diligence procedures, the Partnership has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with the environmental regulations was not material to the Partnership's statements of income for any of the years in the three-year period ended December 31, 1995. The Partnership is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Partnership's financial statements.

10. SUBSEQUENT EVENT

  It is the intent of an affiliated entity to acquire a 70% ownership interest in the Partnership. The acquiring entity and the Operator are affiliated through common ownership. In addition, a letter of intent has been entered into with a third party real estate investment trust ("REIT"). This transaction will result in a sale/leaseback that provides for the sale of all eleven hotels containing 1,940 rooms for $135,320,000 to the REIT and eleven long-term operating leases back to the Operator. Each lease has an initial term of seventeen years and four optional twelve-year extensions exercisable at the Operator's option for all hotels. Annual minimum base rents aggregate $13,600,000 plus a contingent rent payment is required based on a percentage of excess revenue over base year revenues. The leases will require the Operator to pay substantially all expenses associated with the operation of the leased hotels, real estate taxes and insurance.

                    REPORT OF INDEPENDENT ACCOUNTANTS

To: The Partners
  Garden Hotel Associates L.P.:

  In connection with our audits of the financial statements of Garden Hotel Associates L.P. as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, such financial statements are included in this Prospectus, we have also audited the financial statement schedule on the following page F-87.

  In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.

                                          Coopers & Lybrand L.L.P.

Dallas, TX
February 27, 1996

                         GARDEN HOTEL ASSOCIATES, L.P.

          SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1995

                          (DOLLARS IN MILLIONS)

                                                              GROSS AMOUNT AT
                           INITIAL COSTS                     DECEMBER 31, 1995
                       ---------------------- SUBSEQUENT  -----------------------
                                 BUILDINGS &     COSTS         BUILDINGS &        ACCUMULATED    DATE OF   DEPRECIATION
     DESCRIPTION       DEBT LAND IMPROVEMENTS CAPITALIZED LAND IMPROVEMENTS TOTAL DEPRECIATION ACQUISITION     LIFE
11 Wyndham Garden(R)
 Hotels............... $93  $17      $90          $ 2     $17      $92      $109      $13       May 1990        40

           H O S P I T A L I T Y    P R O P E R T I E S    T R U S T

                             [THE PROSPECTUS CONTAINS
                             PHOTOGRAPHS OF THE FOLLOWING
                             COMPANY HOTELS]

 [PHOTO OF                   [PHOTO OF                    [PHOTO OF
 WYNDHAM GARDEN(R)           COURTYARD BY                 WYNDHAM GARDEN(R)
 NORTH PHOENIX, ARIZONA      MARRIOTT(R)                  SUNNYVALE, CALIFORNIA
 APPEARS HERE]               FOXBOROUGH, MASSACHUSETTS    APPEARS HERE]
                             APPEARS HERE]


[THE PROSPECTUS CONTAINS A MAP OF THE CONTINENTAL UNITED STATES; STATES WHERE THE COMPANY'S HOTELS ARE LOCATED ARE SHADED IN BLUE; THE LOCATION OF THE COMPANY'S 11 WYNDHAM GARDEN(R) HOTELS ARE IDENTIFIED BY A STAR, THE LOCATION OF THE COMPANY'S 18 RESIDENCE INN BY MARRIOTT(R) HOTELS ARE IDENTIFIED BY A DIAMOND, AND THE LOCATION OF THE COMPANY'S 53 COURTYARD BY MARRIOTT(R) HOTELS ARE IDENTIFIED BY A SQUARE]



                             [THE PROSPECTUS CONTAINS
                             PHOTOGRAPHS OF THE FOLLOWING
                             COMPANY HOTELS]

 [PHOTO OF                   [PHOTO OF                    [PHOTO OF
 WYNDHAM GARDEN(R)           RESIDENCE INN BY MARRIOTT(R) COURTYARD BY
 ATLANTA, GEORGIA            WESTBOROUGH, MASSACHUSETTS   MARRIOTT(R)
 APPEARS HERE]               APPEARS HERE]                MILFORD, MASSACHUSETTS
                                                          APPEARS HERE]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary........................................................    1
Risk Factors..............................................................    7
The Company...............................................................   12
Distribution Policy.......................................................   13
Price Range of Shares.....................................................   15
Use of Proceeds...........................................................   15
Capitalization............................................................   16
Selected and Pro Forma Financial and Operating Data.......................   17
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   23
Business..................................................................   28
Management................................................................   50
Policies with Respect to Certain Activities...............................   55
Description of the Shares.................................................   57
Summary of the Declaration of Trust.......................................   58
Principal Shareholders....................................................   64
Shares Eligible for Future Sale...........................................   65
Federal Income Tax Considerations.........................................   65
Certain United States Tax Considerations for Non-U.S. Holders of Shares...   74
ERISA Plans, KEOGH Plans and Individual Retirement Accounts...............   76
Underwriting..............................................................   79
Experts...................................................................   80
Legal Matters.............................................................   80
Additional Information....................................................   80
Glossary..................................................................   82
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               12,000,000 SHARES

                         HOSPITALITY PROPERTIES TRUST

                               COMMON SHARES OF
                              BENEFICIAL INTEREST



                               ----------------

                                  PROSPECTUS

                               ----------------

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                           DEAN WITTER REYNOLDS INC.
                           A.G. EDWARDS & SONS, INC.
                      PRUDENTIAL SECURITIES INCORPORATED
                               SMITH BARNEY INC.
                            LEGG MASON WOOD WALKER
                                 INCORPORATED
                              MCDONALD & COMPANY
                               SECURITIES, INC.

                                       , 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Registrant in connection with the offering of the Shares being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. fee.

               ITEM                                                     AMOUNT
      SEC Registration Fee............................................ $127,293
      NASD Fee........................................................   30,500
      Transfer Agent's and Registrar's Fees...........................        *
      Printing Fees...................................................        *
      Legal Fees and Expenses (other than Blue Sky)...................        *
      Accounting Fees and Expenses....................................        *
      Blue Sky Fees and Expenses (including fees of counsel)..........        *
      Miscellaneous Expenses..........................................        *
                                                                       --------
        Total......................................................... $      *
                                                                       ========

---------------------
*To be filed by amendment.

ITEM 31. SALES TO SPECIAL PARTIES.

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  On February 7, 1995, the Registrant was initially capitalized through the issuance of 100 Shares to Health and Retirement Properties Trust ("HRP") for an aggregate cash contribution of $1.0 million. The Registrant was initially organized as a Delaware corporation and subsequently merged on May 12, 1995 with a Maryland real estate investment trust and effected a 400-for-1 stock split for each outstanding Share. On August 16, 1995, concurrently with the Registrant's initial public offering, HRP purchased an additional 3,960,000 Shares at $25.00 per Share by canceling $99.0 million of debt owed by the Company to HRP and HRPT Advisors, Inc. ("Advisors") purchased 250,000 Shares at $25.00 per Share. The 4,000,000 Shares currently owned by HRP and the 250,000 Shares currently owned by Advisors were purchased for investment purposes. The Registrant believes that the issuance and sale of all such securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). In December 1995, the Company issued 300 Shares to each of the Company's three Independent Trustees pursuant to Rule 701 promulgated under the Securities Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Trustees and officers of the Company are and will be indemnified against certain liabilities in accordance with Section 2-405.2 of the Maryland General Corporation Law and the Company's Declaration of Trust (the "Declaration"). Certain provisions of the Declaration permit the Company to indemnify its Trustees and officers and persons serving in other capacities for or on behalf of the Company against all liabilities, costs and expenses arising out of any action, suit or proceeding in which such Trustee, officer or other person may be involved by reason of such person serving as a Trustee, officer or in certain other capacities unless such claim shall have been adjudicated to have arisen out of or be based upon such person's willful malfeasance, bad faith, gross negligence or reckless disregard of duty.

  The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will provide for the reciprocal indemnification by the Underwriters of the Registrant and its Trustees, officers and controlling persons, and by the Registrant of the Underwriters and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.

  The consideration to be received by the Registrant for the Shares registered will be credited to the appropriate capital stock account.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

 (a) Financial Statements

  Reference is made to Page F-1 of the Prospectus filed as part of this Registration Statement.

 (b) Financial Statement Schedule III (included in the financial statements included in the Prospectus filed as part of this Registration Statement)

  All Schedules other than those indicated above have been omitted as the required information is either not applicable or presented in the financial statements or related notes thereto.

 (c) Exhibits

  A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

ITEM 36. UNDERTAKINGS.

  The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS ON MARCH 13, 1996.

                                          Hospitality Properties Trust

                                                /s/ John G. Murray*
                                          By: _________________________________
                                                     JOHN G. MURRAY,
                                                         PRESIDENT


              SIGNATURE                        TITLE                 DATE

       /s/ John G. Murray              President & Chief        March 13, 1996
-------------------------------------   Operating Officer
           JOHN G. MURRAY               (Principal
                                        Executive Officer)


     /s/ Thomas M. O'Brien*            Treasurer & Chief        March 13, 1996
-------------------------------------   Financial Officer
       THOMAS M. O'BRIEN                (Principal
                                        Accounting and
                                        Financial Officer)


     /s/ Barry M. Portnoy*             Managing Trustee         March 13, 1996
-------------------------------------
          BARRY M. PORTNOY



     /s/ Gerard M. Martin*             Managing Trustee         March 13, 1996
-------------------------------------
        GERARD M. MARTIN



    /s/ John L. Harrington*            Trustee                  March 13, 1996
-------------------------------------
         JOHN L. HARRINGTON



    /s/ William J. Sheehan*            Trustee                  March 13, 1996
-------------------------------------
         WILLIAM J. SHEEHAN



  /s/ Arthur G. Koumantzelis*          Trustee                  March 13, 1996
-------------------------------------
       ARTHUR G. KOUMANTZELIS

---------------------

* Signed by Power of Attorney

                               INDEX TO EXHIBITS

 EXHIBIT                                                             SEQUENTIAL
  NUMBER                    DOCUMENT DESCRIPTION                      PAGE NO.
  1.1**   Form of Underwriting Agreement
  3.1*    Declaration of Trust of the Registrant
  3.2*    Bylaws of the Registrant
  4.1*    Form of Share Certificate
  5.1**   Opinion of Sullivan & Worcester LLP
  5.2**   Opinion of Piper & Marbury L.L.P.
  8.1**   Opinion of Sullivan & Worcester LLP as to certain tax
          matters
 10.1*    Purchase-Sale and Option Agreement dated as of February
          3, 1995 by and among HMH Courtyard Properties, Inc., HMH
          Properties, Inc. and Hospitality Properties, Inc., as
          amended
 10.2***  Fifth Amendment to Purchase-Sale and Option Agreement
          dated February 26, 1996, by and between HPT and HMH
          Properties, Inc.
 10.3*    Form of Courtyard Management Agreement between HMH
          Courtyard Properties, Inc., d/b/a HMH Properties, Inc.
          and Courtyard Management Corporation
 10.4*    Form of First Amendment to Courtyard Management
          Agreement between Courtyard Management Corporation and
          Hospitality Properties, Inc. and Consolidation Letter
          Agreement by and between Courtyard Management
          Corporation and Hospitality Properties, Inc.
 10.5*    Form of Lease Agreement between Hospitality Properties,
          Inc. and HMH HPT Courtyard, Inc.
 10.6*    Form of Assignment and Assumption of Leases, Contracts
          and Agreements in favor of Hospitality Properties, Inc.
 10.7     Purchase and Sale Agreement, by and between Garden Hotel
          Associates Limited Partnership and Hospitality
          Properties Trust
 10.8**   Agreement to Lease by and between Garden Hotel
          Associates II Limited Partnership and Hospitality
          Properties Trust
 10.9**   Form of Lease Agreement between Garden Hotel Associates
          II Limited Partnership Ltd. and Hospitality Properties
          Trust
 10.10*** Purchase, Sale and Exchange Agreement dated February 26,
          1996 by and between HMH Properties, Inc. and Hospitality
          Properties Trust
 10.11*** Agreement to Lease dated February 26, 1996 by and
          between HMH HPT Residence Inn Inc., and Hospitality
          Properties Trust
 10.12*** Form of Lease Agreement between HMH HPT Residence Inn,
          Inc. and Hospitality Properties Trust
 10.13*   Advisory Agreement
 10.14*** Amended and Restated Revolving Credit Agreement, dated as of December 29, 1995 by and between DLJ Mortgage
          Capital, Inc. and Hospitality Properties Trust
 10.15*** Amendment No. 1 to Acquisition Line Credit Agreement, as
          amended and restated to such date
 10.16*** Revolving Credit Agreement, dated as of February 28,
          1996, by and between DLJ Mortgages Capital, Inc. and
          Hospitality Property Trust
 10.17*** Form of Residence Inn Management Agreement between HMH
          Properties, Inc. and Residence Inn by Marriott(R), Inc.

 EXHIBIT                                                           SEQUENTIAL
 NUMBER                    DOCUMENT DESCRIPTION                     PAGE NO.
 10.18*  Hospitality Properties Trust 1995 Incentive Share Award
         Plan
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Coopers & Lybrand L.L.P.
 23.3**  Consent of Sullivan & Worcester LLP (to be included in
         Exhibit 5.1 to this Registration Statement)
 23.4**  Consent of Piper & Marbury L.L.P. (to be included in
         Exhibit 5.2 to this Registration Statement)
 99.1    Power of Attorney of Thomas M. O'Brien

---------------------
  Each exhibit marked by an (*) is incorporated by reference to the corresponding document or instrument filed as an exhibit to the Company's Registration on Form S-11 (File No. 33-93330) in the form in which it was declared effective by the Securities and Exchange Commission on August 16, 1995.
  Each exhibit marked by an (**) will be filed by Amendment to this Registration Statement.

  Previously filed exhibits are marked by an (***).

                                       2